THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE
ONLY DOCUMENTS AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE DEBTORS' JOINT CONSOLIDATED PLAN OF REORGANIZATION, DATED AS OF DECEMBER 30, 1999 (AS MAY BE AMENDED, MODIFIED AND SUPPLEMENTED AND INCLUDING ALL EXHIBITS, SCHEDULES AND ANCILLARY DOCUMENTS EXECUTED THEREWITH, THE "PLAN"). EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT, NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS.

            THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN, THE DEBTORS' FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND PUBLICLY AVAILABLE PLEADINGS IN THE DEBTORS' BANKRUPTCY CASES. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN (WHICH IS INCLUDED AS EXHIBIT "A" TO THIS DISCLOSURE STATEMENT). IN THE EVENT OF A CONFLICT BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN. ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS ANNEXED HERETO, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT THE PLAN.

            THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

            HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD, THEREFORE, CONSULT WITH HIS, HER OR ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

            AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND
OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT
SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER
AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.


-----------------------------------------------------------------------------
CAPITALIZED TERMS USED AND NOT DEFINED HEREIN HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN UNLESS CONTEXT REQUIRES OTHERWISE
-----------------------------------------------------------------------------


                              I. INTRODUCTION

      A.    GENERAL

            On the February 18, 1999 (the "Petition Date"), USN Communications, Inc. ("USN Communications"), US Network Corporation, FoneNet/Ohio, Inc., USN Communications Long Distance, Inc., USN Communications Virginia, Inc., USN Communications Maine, Inc., Quest United, Inc., USN Communications Atlantic, Inc., USN Solutions, Inc., USN Communications Southwest, Inc., USN Communications West, Inc., USN Communications Midwest, Inc., and USN Communications Northeast, Inc. (collectively, the "Debtors") filed separate voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). By Order of the Bankruptcy Court, these cases have been procedurally consolidated and are being jointly administered. The Debtors remain debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. On March 9, 1999, the United States Trustee for the District of Delaware (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee") in these cases.

            This Disclosure Statement and the accompanying materials are furnished by the Debtors pursuant to Section 1125 of the Bankruptcy Code in connection with the solicitation of acceptances of the Debtors' proposed plan of reorganization (the "Plan") described herein. A copy of the Plan is annexed hereto as Exhibit "A". The Bankruptcy Court has approved this Disclosure Statement as containing "adequate information" in accordance with Section 1125(b) of the Bankruptcy Code to enable a hypothetical, reasonable investor to make an informed judgment about the Plan.

      B.    VOTING

            Any Creditor or Equity Interest holder whose legal, contractual or equitable rights are altered, modified or changed by the proposed treatment under the Plan or whose treatment under the Plan is not provided for in Section 1124 of the Bankruptcy Code is considered Impaired. Holders of Claims in Classes that are Impaired, but not deemed to have rejected the Plan, will receive this Disclosure Statement, a Ballot for the acceptance or rejection of the Plan and other related voting materials.

            Under the Plan, holders of Allowed Claims in Class 3 (Convenience Claims), Class 4 (Unsecured Claims) and Class 5 (Securities Litigation Claims) are Impaired and entitled to vote on the Plan. Holders of Allowed Claims in Class 1 (Priority Claims) and Class 2 (Secured Claims), as well as holders of Allowed Fee Claims, Allowed Priority Tax Claims and Allowed Administrative Claims, are unimpaired under the Plan and are therefore deemed to have accepted the Plan. Finally, all holders of Claims in Class 6 (Subordinated Securities Claims) and all holders Claims in Class 7 (Equity Interests) will receive no Distribution under the Plan and are therefore deemed to have rejected the Plan. For a description of the Classes and their treatment under the Plan, see Part IV, Section C.5 below.

            THE BANKRUPTCY COURT HAS FIXED 5:00 P.M. (PREVAILING EASTERN
TIME) ON _________ __, 2000 AS THE "VOTING RECORD DATE." ONLY PERSONS WHO HOLD IMPAIRED CLAIMS AND ARE ENTITLED TO VOTE ON THE VOTING RECORD DATE, AND CERTAIN OTHER PARTIES SPECIFIED BY THE BANKRUPTCY COURT, ARE ENTITLED TO RECEIVE A COPY OF THIS DISCLOSURE STATEMENT AND ALL OF THE RELATED MATERIALS.

            The Ballots have been specifically designed for the purpose of soliciting votes on the Plan from each Class entitled to vote. Accordingly, in voting on the Plan, please use only the Ballot sent to you with this Disclosure Statement. Please complete and sign your Ballot and return it in the enclosed pre-addressed envelope to the Debtors' Balloting Agent:

                          USN COMMUNICATIONS, INC.
                  C/O ROBERT L. BERGER & ASSOCIATES, INC.
                                  BOX 685
                            16161 VENTURA BLVD.
                              ENCINO, CA 91436

            ALL PROPERLY COMPLETED BALLOTS RECEIVED BY THE BALLOTING AGENT PRIOR TO 5:00 P.M. (PREVAILING PACIFIC TIME) ON _____________ ____, 2000 (THE "BALLOT DEADLINE"), WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER EACH CLASS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN HAS ACCEPTED THE PLAN. ANY BALLOTS RECEIVED AFTER THE BALLOT DEADLINE WILL NOT BE COUNTED, NOR WILL ANY BALLOTS RECEIVED BY FACSIMILE BE ACCEPTED. The Balloting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Plan on a Class-by-Class basis.

            In accordance with Bankruptcy Rule 3017(d), the Debtors will cause Ballots to be sent to the Indenture Trustees, transfer agents, registrars, servicing agents, or other intermediaries holding Claims for or acting on behalf of holders of Claims (collectively, the "Intermediaries"). Upon request made upon the Debtors by _______________ ___, 2000, each Intermediary will receive reasonably sufficient copies of Ballots and other voting materials to distribute to the beneficial owners of the Claims for which it is an Intermediary, and the Debtors shall be responsible for and pay each such Intermediary's reasonable costs and expenses associated with the distribution of copies of Ballots and other applicable voting materials to the beneficial owners of such Claims and tabulation of the Ballots. Additionally, each Intermediary shall receive returned Ballots and shall tabulate and return the results to the Balloting Agent in a summary Ballot by the Ballot Deadline indicating the number and dollar amount of cast Ballots in the group of claimants for which it is an Intermediary. The Intermediaries must certify that each beneficial holder has not cast more than one vote for any purpose, including numerosity and Claim amount.

            IF YOUR VOTE IS BEING PROCESSED BY AN INTERMEDIARY, PLEASE ALLOW TIME FOR TRANSMISSION OF YOUR BALLOT TO SUCH INTERMEDIARY AND FROM THE INTERMEDIARY TO THE BALLOTING AGENT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURE, CONTACT THE APPLICABLE INTERMEDIARY. DO NOT RETURN YOUR SECURITIES WITH YOUR BALLOTS.

            HOLDERS OF EQUITY INTERESTS WILL NOT RECEIVE ANY DISTRIBUTION UNDER THE PLAN. ACCORDINGLY, SUCH HOLDERS ARE DEEMED TO REJECT THE PLAN AND WILL NOT BE ENTITLED TO VOTE THEREON. ON THE EFFECTIVE DATE, ALL EXISTING USN COMMUNICATIONS INTERESTS WILL BE CANCELLED AND DE-REGISTERED AND USN COMMUNICATIONS WILL CEASE TO BE A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934.

      C.    CONFIRMATION HEARING

            THE BANKRUPTCY COURT WILL HOLD THE CONFIRMATION HEARING COMMENCING AT _______ _.M. (PREVAILING EASTERN TIME) ON _____________ ___, 2000, AT THE UNITED STATES BANKRUPTCY COURT, 824 MARKET STREET, WILMINGTON, DELAWARE 19801, BEFORE THE HONORABLE PETER J. WALSH, CHIEF UNITED STATES BANKRUPTCY JUDGE. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement in the Bankruptcy Court on the scheduled date of such hearing. At the Confirmation Hearing, the Bankruptcy Court, inter alia, will (i) determine whether the requisite vote has been obtained for each of the Voting Classes, (ii) hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of,
(iii) determine whether the Plan satisfies the confirmation requirements of the Bankruptcy Code, and (iv) determine whether to confirm the Plan.

            Pursuant to the Bankruptcy Court's Order approving the Disclosure Statement, a copy of which is enclosed with the Disclosure Statement, any objection to the confirmation of the Plan must be in writing, state with particularity the grounds for objection, include proposed language for amending the Plan to resolve the objection, and be filed with the Bankruptcy Court and served in a manner so as to be received on or before ________________, ___ 2000, at __:__ _.m. (Prevailing Eastern
Time), by: (1) the Office of the United States Trustee for the District of Delaware, 601 Walnut Street, Suite 950W, Philadelphia, Pennsylvania 19106,
Attn.: Maria D. Giannirakis, Esq.; (2) bankruptcy counsel to the Debtors, Morris, Nichols, Arsht & Tunnell, 1201 N. Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347, Attn.: Robert J. Dehney, Esq.; (3) special counsel to the Debtors, Skadden, Arps, Slate, Meagher & Flom (Illinois) and Associates, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606,
Attn.: John Wm. Butler, Jr., Esq.; (4) co-counsel to the Creditors' Committee, (a) Foley & Lardner, One IBM Plaza, Suite 3300, 330 N. Wabash Ave., Chicago, Illinois 60611-3608, Attn.: Mark Prager, Esq., and (b) Saul, Ewing, Remick & Saul LLP, 222 Delaware Ave., Suite 1200, P.O. Box 1266, Wilmington, Delaware 19899, Attn.: Mark Minuti, Esq.; and (5) counsel to ATA, Salomon Green & Ostrow, P.C., 919 Third Avenue, New York, NY 10022,
Attn: Alec P. Ostrow, Esq.

      D.    SUMMARY OF DISTRIBUTIONS UNDER THE PLAN

            The following table sets forth a brief summary of the classification and treatment of Claims under the Plan. The information set forth in the table is for convenience of reference only. Each holder of a Claim referenced on the table should refer to Articles IV through VI of the Plan, Part IV, Section D (Treatment of Claims and Equity Interests) in this Disclosure Statement, and the Summary Liquidation Analysis annexed as Exhibit "B" hereto for a full understanding of the classification and treatment of Claims under the Plan.

            The data contained in this table represents the Debtors' best estimates of the numbers and amounts of Claims and Equity Interests treated under the Plan. THESE ESTIMATES ARE BASED ON AN INITIAL REVIEW OF THE CLAIMS REGISTER AND THE DEBTORS' BOOKS AND RECORDS, WHICH REVIEW IS STILL ONGOING. THE DEBTORS HAVE ELIMINATED SOME DUPLICATIVE CLAIMS, AND IN INSTANCES WHERE A TIMELY FILED PROOF OF CLAIM IS LESS THAN THE SCHEDULED AMOUNT, THE DEBTORS HAVE USED THE LOWER NUMBER. THE DEBTORS ANTICIPATE THAT ADJUSTMENTS TO THE ESTIMATES SET FORTH BELOW MAY BE NECESSARY AFTER THE CLAIMS ADMINISTRATION PROCESS IS COMPLETE.


                             TOTAL CLAIMS ASSERTED(1)
CLASS     CLAIM TYPE          AND PROJECTED RECOVERY          STATUS
-----     ----------         ------------------------         ------

N/A       Administrative     o $______________             o Unimpaired.
          Claims
                             o 100%                        o Deemed to have
                                                           Accepted the Plan.

N/A       Fee Claims         o $______________             o Unimpaired.
                               ($_____________ net
                              unpaid)

                              o 100%                       o Deemed to have
                                                           Accepted the Plan.

N/A       Priority Tax        o $_______________           o Unimpaired.
          Claims
                              o 100%                       o Deemed to have
                                                           Accepted the Plan.

Class 1   Priority Claims     o $________________          o Unimpaired.

                              o 100%                       o Deemed to have
                                                           Accepted the Plan.

Class 2   Secured Claims      o $__________________        o Unimpaired.

                              o 100%                       o Deemed to have
                                                           Accepted the Plan.

Class 3   Convenience         o $_________________(2)      o Impaired.
          Claims
                              o It is currently            o Entitled to Vote.
                              impossible to calculate
                              the range of Distributions
                              to holders of Allowed
                              Convenience Claims;
                              provided, however, that
                              Distributions (as a
                              percentage of the Allowed
                              amount of the Claim) to
                              holders of Allowed
                              Convenience Claims under
                              this Plan will always
                              exceed Distributions to
                              holders of Allowed
                              Unsecured Claims as a
                              result of the funding of
                              Convenience Class Reserve
                              with $100,000 Cash.

Class 4   Unsecured           o $______________________    o Impaired.
          Claims
                              o [____ - _____%](3)         o Entitled to Vote.

Class 5   Securities          o $______________________    o Impaired.
          Litigation
          Claims              o (a) If Class 5 votes to    o Entitled to Vote.
                              accept the Plan, each
                              holder of an Allowed
                              Securities Litigation Claim
                              will receive its Ratable
                              Share of the Available D&O
                              Insurance Proceeds. (b) If
                              Class 5 votes to reject the
                              Plan, holders of Securities
                              Litigation Claims will
                              receive no Distribution on
                              account of such Claims.

Class 6   Subordinated        o $_______________________   o Impaired.
          Securities
          Claims              o 0%                         o Deemed to have
                                                           Rejected the Plan;
                                                           not entitled to
                                                           Vote.

Class 7   Equity              o N/A                        o Impaired.
          Interests
                              o 0%                         o Deemed to have
                                                           Rejected the Plan;
                                                           not entitled to
                                                           Vote.

      E.    RECOMMENDATION

            THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS IN VOTING CLASSES VOTE TO ACCEPT THE PLAN.


                         II. HISTORICAL INFORMATION

      A.    BACKGROUND

            The Debtors consist of USN Communications and twelve (12) of its subsidiaries which are either wholly-owned by USN Communications or by one of USN Communications' wholly-owned subsidiaries. In addition, USN Communications wholly-owns USN Wireless, Inc., which in turn wholly-owns Connecticut Telephone & Communications System, Inc., Connecticut Mobilcom, Inc., USN Wireless of Massachusetts, Inc., and USN Wireless of Rhode Island, Inc. (collectively, the "Wireless Companies"). None of the Wireless Companies filed for relief under chapter 11 of the Bankruptcy Code.

            USN Communications is a publicly held company which, along with its direct and indirect wholly-owned subsidiaries, offered value-based, integrated and customized packages of telecommunications services on a single bill. The Debtors offered bundled, one-stop shopping for local, long-distance, voice mail, paging, teleconferencing, and other enhanced services. The Debtors primarily focused their marketing efforts on small and medium-sized businesses with telecommunications usage of less than $5,000 per month located primarily in the Eastern and Midwestern parts of the United States.

            The Debtors initially entered the local telecommunications market as a facilities-based carrier with network facilities in Ohio. As a facilities-based carrier, the Debtors used their own facilities and infrastructure to provide service, in contrast with resellers who purchase the services of other carriers and then retail the services to customers. Incident to this strategy, the Debtors experienced high costs associated with the initial construction, installation and expansion of each local network facility.

            Congress's passage of the Telecommunications Act of 1996 (the "Telecommunications Act") created the opportunity to pursue a non-facilities based approach in the local telecommunications market. The Telecommunications Act allows Competitive Local Exchange Carriers ("CLECs") to operate both as a peer to and competitor of an Incumbent Local Exchange Carrier ("ILEC") for a given geographic region. As part of the deregulation of the telecommunications industry, the Telecommunications Act requires ILECs, such as Bell Atlantic Corporation and Ameritech Services, Inc. to offer and price network components and services individually so that CLECs can access essential components of local networks.

            The Debtors refocused their operations to capitalize on the opportunity created by the Telecommunications Act. USN Communications sold its existing facilities in Ohio and certain other assets in February 1996, and transferred certain liabilities with respect to those facilities to pursue a primarily non-facilities based approach to the local telecommunications market.

            In anticipation of the imminent passage of the Telecommunications Act, in November, 1995, USN Communications executed a local services resale agreement with Ameritech, the first such agreement executed in the nation with a Regional Bell Operating Company. In 1996, USN Communications executed numerous other agreements with carriers for the resale of long distance and enhanced telecommunications services.

            As a non-facilities based carrier, the Debtors attempted to distinguish themselves by bundling an extensive package of communications services with superior customer service. The Debtors' near term goal was to grow rapidly to achieve the critical mass necessary to attain profitability without saddling themselves with significant capital expenditures in facilities and other infrastructure.

            In February of 1998, USN Communications completed its acquisition of Hatten Communications Holding Company, Inc., which was subsequently renamed USN Wireless, Inc. USN Communications purchased the stock of the Hatten Communications Holding Company, Inc. for the aggregate amount of $68,100,000, less debt assumed by USN Communications, from Mark Hatten, Triumph-Connecticut Limited Partnership, Solomon Schechter Day School of Greater Hartford, Inc. and FSC Corp. This acquisition allowed USN Communications to provide wireless telephone communications services to its customers.

            As of June 30, 1998, the Debtors had an installed base of more than 276,000 local access lines. Additionally, the Debtors were providing local telephone service in 14 states and long-distance and enhanced services in more than 45 states.

      B.    DEBT STRUCTURE

            1.  PREPETITION CREDIT FACILITY.

            USN Communications was party to a note purchase agreement dated November 18, 1998 (as subsequently amended, supplemented, or otherwise modified, the "Prepetition Note Purchase Agreement") among USN Communications and Merrill Lynch Global Allocation Fund, Inc. ("MLGAF" or, in such capacity, the "Prepetition Lender") as lender. The Prepetition Note Purchase Agreement initially consisted of a $10 million, 17% per annum loan due January 15, 1999, but was subsequently amended on several occasions to include an additional $5 million in loans and an extension of the maturity date to February 23, 1999.

            USN Communications also executed a security agreement (the "Prepetition Security Agreement"), dated November 18, 1998, to secure all obligations (the "Prepetition Obligations") under the Prepetition Note Purchase Agreement and all ancillary and collateral documents executed in connection therewith, whereby USN Communications granted to the Prepetition Lender a security interest in certain accounts receivable, general intangibles, and other intangible personal property and the proceeds thereof.

            In connection with the execution of the Prepetition Note Purchase Agreement, USN Communications, MLGAF and MCI WorldCom ("MCI"), the Debtors' primary long distance carrier, also executed a letter agreement (the "MCI Letter Agreement") dated November 17, 1998, evidencing MCI's agreement not to terminate service on account of $1,569,720 of outstanding usage charges incurred in the month of September, 1998.

            The MCI Letter Agreement provided that MCI would extend the termination date of its services if (i) the September usage charges were brought current, and (ii) MCI were granted a security interest in USN Communications' accounts receivable, customer base and the proceeds thereof. MCI agreed to subordinate its security interest to that of the Prepetition Lender up to the original amount of the Prepetition Note Purchase Agreement, i.e. $10 million, and up to an additional $10 million of future financing by the Prepetition Lenders to USN Communications. On or about November 18, 1998, USN Communications paid MCI the outstanding arrearages and granted MCI the requisite security interest pursuant to a security agreement dated November 24, 1998.

            2.  ALLEGED INTEREST OF CORPORATE CONCEPTS, INC.

            On November 13, 1998, Corporate Concepts, Inc. ("CCI") filed a Verified Complaint against USN Communications in the Circuit Court for the Eighteenth Judicial Circuit of DuPage County, Illinois (the "Illinois Court") for breach of contract (the "CCI Complaint"). The CCI Complaint alleged, among other things, that the Debtors failed to make timely payments for certain goods that CCI sold to the Debtors.

            On February 16, 1999, the Illinois Court entered judgment for CCI on the CCI Complaint in the amount of $1,476,918.43 (the "CCI Judgment"). Immediately thereafter, CCI attempted to enforce the CCI Judgment. On February 16 or 17, 1999, CCI allegedly served a Garnishment Summons (the "Garnishment Summons") on Harris Trust and Savings Bank ("Harris Bank") in an attempt to create a lien against the funds held in the Debtors' accounts maintained at Harris Bank.

            3.  UNSECURED PUBLIC DEBT.

            The Debtors have four issuances of unsecured public debt outstanding aggregating approximately $210,521,256 outstanding on the Petition Date: (a) Indenture, dated as of August 15, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 14 5/8 % Senior Discount Notes due 2004 (the "14 5/8 % Senior Note Indenture"), as amended by Supplemental Indenture No. 1, dated March 5, 1998, to the 14 5/8 % Senior Note Indenture, outstanding on the Petition Date in the approximate amount of $150,799,339; (b) Indenture, dated as of September 30, 1996, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 9% Convertible Subordinated Discount Notes due 2004 (the "Convertible Note Indenture"), as amended by Supplemental Indenture No. 1, dated August 12, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the Convertible Note Indenture, as further amended by Supplemental Indenture No. 2, dated March 5, 1998, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the Convertible Note Indenture, outstanding on the Petition Date in the approximate amount of $34,096,740; (c) Indenture dated as of September 30, 1996, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 14% Senior Discount Notes due 2003 (the "14% Senior Note Indenture"), as amended by Supplemental Indenture No. 1, dated as of March 17, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the 14% Senior Note Indenture, as further amended by Supplemental Indenture No. 2, dated as of August 18, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the 14% Senior Note Indenture, as further amended by Supplemental Indenture No. 3, dated as of March 5, 1998, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the 14% Senior Note Indenture, outstanding on the Petition Date in the approximate amount of $14,617,175; and (d) Indenture, dated as of January 13, 1998, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 9% Consent Convertible Subordinated Notes due 2006 (the "Consent Notes Indenture"), outstanding on the Petition Date in the approximate amount of $11,008,002.

            4.  MISCELLANEOUS OTHER UNSECURED DEBT.

            Other obligations of the Debtors include, without limitation, trade payables, certain customer claims, and other unsecured current liabilities.

      C.    EVENTS LEADING TO CHAPTER 11 FILINGS

            Several factors precipitated the Debtors' filings of these chapter 11 cases. First, the Debtors endured problems typical of companies that have experienced significant growth within a short period of time. For instance, the Debtors' aggressive growth required that they add over 250 employees in 1996 and over 600 employees in 1997. These and other significant investments in operating, sales, marketing, management information systems and general and administrative expenses were major contributing factors to the Debtors' consistent losses and negative cash flow since their inception. Furthermore, the Debtors' aggressive growth strained internal and external operating and billing systems reducing the margins attainable from the Debtors' operations.

            The Debtors also were plagued by problems peculiar to their position in the telecommunications industry. As a non-facilities based carrier, the Debtors effectively were forced to compete as a reseller of telecommunications services offered by the ILECs. Historically, non-facilities based carriers have been able to earn only slim margins under the terms of carrier contracts offered by ILECs and approved by state and municipal regulatory bodies.

            In combination with the foregoing problems, during 1998 the Debtors encountered adverse capital market conditions that prevented them from accessing sources of public equity and debt capital that had been previously used to fund the Debtors' growth. In response, the Debtors took actions to reduce costs, including closing numerous sales offices, eliminating more than 900 employee positions (46% of the workforce), discontinuing certain telemarketing efforts, and concentrating operations in the facilities located in the cities serving the largest portions of the Debtors' current customer base.

            By the end of 1998, the Debtors determined that it would be difficult to meet their continuing financial obligations. They therefore began to explore various out-of-court and bankruptcy restructuring alternatives as the means to effectuate a recapitalization that would permit their continued existence.

            The Debtors engaged Jay Alix & Associates to develop and assist with the execution of a short-term financial plan, explore restructuring alternatives, and otherwise protect and enhance the going concern value of the Debtors for the benefit of stakeholders. In addition, USN Communications retained the investment banking firm of BT Alex Brown ("BTAB") to conduct a sale process involving the Debtors and retained the investment banking firm of Daniels & Associates ("Daniels") to conduct a sales process involving the Wireless Companies.

            Facing increased liquidity issues, the Debtors concluded that the best way to maximize the value of their assets for their stakeholders was to file for chapter 11 relief and pursue one or more sales of their businesses as going concerns, structured to ensure an orderly and equitable sale procedure and distribution of the proceeds.


                       III. THE REORGANIZATION CASES

      A.    FIRST DAY MOTIONS AND APPLICATIONS

            Shortly after the Petition Date, the Debtors obtained numerous "first day" orders to facilitate the Debtors' transition to, and operation of their businesses in, these Reorganization Cases with a minimum of disruption. The Bankruptcy Court entered orders granting the Debtors the authority to, among other things: honor prepetition payroll obligations; honor prepetition refunds or credits owed to existing customers; maintain existing bank accounts, cash management systems and business forms; and retain professionals (including counsel, financial advisors and investment bankers) to represent the Debtors in connection with the sale process begun prepetition, the procurement of debtor-in-possession financing and to represent the Debtors generally in their Reorganization Cases.

      B.    THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

            On March 9, 1999, the United States Trustee appointed the Creditors' Committee. The Bankruptcy Court authorized the Creditors' Committee to retain the law firms of Foley & Lardner and Saul, Ewing, Remick & Saul LLP as co-counsel and Houlihan Lokey Howard & Zukin Capital, Inc. as its financial advisors.

      C.    MARKETING AND SALE OF THE DEBTORS' ASSETS AND BUSINESSES

            1.  THE CORECOMM SALE AND RELATED TRANSACTIONS.

            Following a thorough marketing program conducted with the assistance of BTAB and the Debtors' other professionals and extensive arms-length negotiations, the Debtors and CoreComm Limited ("CoreComm") executed an Asset Purchase Agreement, dated as of February 19, 1999 (as amended, the "CoreComm Agreement"). The CoreComm Agreement provided for the sale (the "CoreComm Sale") to CoreComm of substantially all of the Debtors' assets, other than the Wireless Companies, for consideration consisting of, among other things, an initial cash purchase price of approximately $26,000,000, warrants to purchase 250,000 shares of CoreComm common stock at a price of $30.00 per share at any time prior to the third anniversary after the closing date of the CoreComm Sale and 100,000 shares of CoreComm common stock at a price of $50.00 per share at any time prior to the fifth anniversary after the closing date of the CoreComm Sale (collectively, the "CoreComm Warrants") and the contingent right to receive an additional payment of up to approximately $60,000,000, depending on the revenues realized from the business in the states the Debtors had operations, other than in Ohio, during the six month period ending on March 31, 2000 (the "Contingent Payment"). There can be no assurances, however, that any portion of the Contingent Payment will be realized.

            Additionally, pursuant to the CoreComm Agreement, CoreComm identified certain executory contracts and unexpired leases that it wanted assumed and assigned to it under Section 365 of the Bankruptcy Code. Contracts assumed and assigned as part of the CoreComm Sale included, among others, certain of the Debtors' nonresidential real property leases, certain contracts with Ameritech Information Industry Services, Inc. and its affiliates and the Debtors' agreement with MCI/Worldcom, Inc. for the provision of long-distance telecommunications services. The CoreComm Agreement further provided that, with respect to "cure" obligations arising from the assumption and assignment of contracts and leases identified by CoreComm, the Debtors would be not be required to cure any default or breach or under, or satisfy any obligating arising from, any such contract or lease unless and until the aggregate amount of all such "cure" obligations exceeded $500,000.

            In furtherance of the CoreComm Sale, on February 22, 1999, the Bankruptcy Court approved the form and manner of notice in connection with the CoreComm Sale, procedures for obtaining additional bids, and certain bidding protections for CoreComm. In accordance with the Bankruptcy Court's order, the Debtors provided notice of the proposed sale to, among others, all known creditors and more than fifty potential purchasers who were known to have expressed an interest in a merger or acquisition transaction regarding the Debtors or their assets. Nine prospects contacted BTAB to express interest. Six of the nine prospects executed confidentiality agreements, furnished financial information that demonstrated their ability to consummate a purchase, and were furnished additional information prepared by BTAB. Ultimately, however, all of the prospects declined to submit bids or failed contact BTAB or the Debtors regarding further due diligence.

            Following a hearing held on April 2, 1999, the Bankruptcy Court entered an order, approving the CoreComm Agreement. The Debtors and CoreComm consummated the CoreComm Sale on May 26, 1999.

            On October 28, 1999, the Debtors received approval from the Bankruptcy court to retain the investment banking firm of Lazard Freres & Co., LLC ("Lazard") as the Debtors' agent in connection with the Debtors' efforts to sell the CoreComm Warrants. The Debtors also received authority to sell the CoreComm Warrants, subject to certain procedures, but without further notice, hearing or order of the Bankruptcy Court. Lazard has been successful in selling all of the CoreComm Warrants, generating approximately $13,513,750 in gross proceeds and approximately $13,102,377 in net proceeds for the Estates after payment of placement fees to Lazard.

            To date, the Debtors have realized significant value from certain aged accounts receivable that were retained by the Estates under the CoreComm Agreement. The Debtors' ongoing asset recovery efforts have yielded gross proceeds of approximately $768,003 and net proceeds of approximately $635,362, after payment of collection fees to Dun & Bradstreet Corporation.

            2.  MARKETING AND SALE OF THE WIRELESS COMPANIES.

            The Debtors have exhaustively marketed the Wireless Companies, both in the months prior to the Petition Date and during these Reorganization Cases. Following Daniels' engagement on October 6, 1998, the Debtors made substantial non-public information available to Daniels and allowed Daniels access to the Debtors' officers, directors, employees, independent accountants and legal counsel. Daniels invested a considerable amount of time and resources in familiarizing itself with the operations of the Wireless Companies and preparing an information memorandum (the "Wireless Memorandum") concerning such operations. Daniels contacted approximately sixty (60) potential acquirors of the Wireless Companies, twenty-seven (27) of whom elected to sign a confidentiality agreement and receive the Wireless Memorandum. Daniels' efforts on the Debtors' behalf generated nearly one dozen formal and informal expressions of interest in the Wireless Companies.

            Daniels identified a potential purchaser of the Wireless Companies with whom the Debtors, with Daniels' assistance, engaged in intensive negotiations in order to reach agreement on a transaction for the sale of all of the common stock of USN Wireless, Inc. (the "Wireless Stock"). As of the Petition Date, those negotiations had not led to a definitive agreement for the sale of the Wireless Stock.

            Since the Petition Date, Daniels has continued acting as the Debtors' investment banker respecting a sale or transaction involving the Wireless Companies. Daniels developed a revised and expanded master list of approximately 125 prospects to whom the Debtors sent notices regarding the proposed sale of the Wireless Companies, which included bidding procedures approved by the Bankruptcy Court. Additionally, Daniels actively solicited the twenty-five (25) most attractive potential acquirors for the Wireless Companies. These efforts produced fifteen (15) parties who had taken the steps necessary to become Qualified Bidders under bidding procedures previously approved by the Bankruptcy Court.

            Ultimately, four bidders participated at an auction held on March 30, 1999 at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 919 Third Avenue, New York New York, 10022. To minimize the possibility for collusion among bidders, each bidder was required to submit its bid outside the presence of the other bidders. After three rounds of bidding, Unified Signal Corporation ("Unified Signal") emerged as the highest and best bidder for the Wireless Stock.

            By an Order dated April 2, 1999, the Bankruptcy Court approved an agreement with Unified Signal for the sale of the Wireless Stock. Unified Signal, however, thereafter failed to close that transaction with the Debtors.

            Following Unified Signal's failure to close, the Debtors and the Creditors' Committee redoubled their efforts to sell the Wireless Companies. The Debtors, with the further assistance of Daniels, renewed contacts with the three other bidders who had participated at the auction sale of the Wireless Companies and additional parties who had expressed serious interest in acquiring the Wireless Companies. The Creditors' Committee and its financial advisor Houlihan Lokey Howard & Zukin also actively sought out potential acquirors for the Wireless Companies.

            The Debtors, the Creditors' Committee, and their respective professionals, met and negotiated with multiple parties who expressed interest in a transaction involving the Wireless Companies or the Wireless Companies and Reorganized USN Communications. After extensive negotiations, USN Communications and Alexandra Telephone Acquisition, LLC ("ATA" or "Buyer") executed a Stock Purchase Agreement, dated as of November 17, 1999 (the "Purchase Agreement").

            Under the Purchase Agreement, upon confirmation of the Plan and the occurrence of the Effective Date, ATA will acquire all of the authorized but unissued shares of capital stock of Reorganized USN Communications in consideration of (i) $14,000,000 in cash (the "Initial Cash Payment") and (ii) a promissory note of ATA (the "ATA Note") for an aggregate principal amount of $6,000,000 (such transaction, the "Sale Transaction" or "ATA Sale"). The ATA Note is subject to ATA's right to prepay the ATA Note for amounts less than $6,000,000. The Purchase Agreement further requires $2,000,000 of the Initial Purchase Price to be deposited in an escrow account by ATA upon execution of the Purchase Agreement, to be released to the Debtors or the trust or other entity designated in the Plan as the successor to the Debtors' Estates.

            The Purchase Agreement expressly provides that the following Assets are excluded from the ATA Sale: (i) any and all consideration the Debtors received or may receive in connection with the transactions contemplated by the CoreComm Agreement; (ii) any and all claims and causes of action of the Debtors and each of their respective bankruptcy estates and all of their respective successors that exist or may exist from the beginning of time through the Effective Date of the Plan; (iii) any and all rights of the Debtors to setoff, refunds, abatements and the like of whatever kind or nature; and (iv) any and all Cash and accounts receivable or other rights of payment of the Debtors (collectively, the "Excluded Assets"). As more fully described herein and in the Plan, the Excluded Assets will be transferred to the Liquidating Trust upon the Effective Date of the Plan.

            In negotiating the Purchase Agreement, the Debtors, in consultation with the Creditors' Committee, negotiated the right to entertain higher and/or better offers pursuant to bidding procedures whereby qualified bidders were entitled to submit competing bids for an alternative transaction, whether pursuant to a sale of the Wireless Stock, a sale of the Reorganized Stock, a sale of USN Communications' remaining assets, or some combination of the foregoing. Additionally, the Debtors agreed to provide certain bidding protections to ATA (the "Bidding Protections") if, under certain circumstances, the Debtors execute and consummate an agreement or confirm a plan providing for an Alternative Transaction (as defined in the Purchase Agreement). The Bidding Protections include (i) the right to reimbursement of ATA's actual reasonable out of pocket expenses, not to exceed $250,000.00, incurred in connection with the Purchase Agreement (the "Expense Reimbursement") and (ii) a termination payment in the amount of $800,000.00 (the "Termination Fee"). Pursuant to the Purchase Agreement, the Debtors' obligation, if any, to pay the Termination Fee and/or Expense Reimbursement will constitute administrative expenses of the Debtors' Estates until paid.

            On November 18, 1999, the Debtors filed a motion seeking the entry of an order, among other things, establishing certain bidding procedures, approving the form and manner of notice of the proposed sale, setting a date for a subsequent hearing to consider further relief in connection with the ATA Sale, and approving the Bidding Protections. By an order dated December 2, 1999, the Bankruptcy Court authorized and approved the relief requested.

            In accordance with the notice procedures approved by the Bankruptcy Court, the Debtors served notice of the motion and the hearings on certain parties in interest, including all Persons known to the Debtors to have expressed an interest in a merger or acquisition transaction regarding the Debtors or their assets in the year prior to the hearing on the ATA Sale. On December 15, 1999, the Debtors conducted an auction in accordance with the approved bidding procedures but received no further offers. At the subsequent hearing held on December 22, 1999, the Bankruptcy Court approved the offer of ATA as the highest and best bid to date, subject to the right of the Debtors or the Creditors' Committee, as may be required or necessary to the best interests of the Estates and Creditors, to seek leave from the Bankruptcy Court to accept a higher and/or better offer should one emerge prior to the consummation of the ATA Sale.

            As set forth more fully in the Purchase Agreement, ATA's obligations to consummate the ATA Sale are conditioned on, among other things, the following: (i) the truth and accuracy in material respects as of the date of closing of USN Communications' representations and warranties contained in the Purchase Agreement; (ii) USN Communications' performance in all material respects of its obligations under the Purchase Agreement; (ii) the receipt of all Required Consents (as defined in the Purchase Agreement), except where the failure to obtain such Required Consents will not have a Seller Material Adverse Effect (as defined in the Purchase Agreement); (iv) ATA's receipt of USN Communications' certification, to the best of its knowledge after due inquiry, that items
(i) and (ii) have been satisfied; (v) the timely entry of an order confirming the Plan and authorizing and approving the ATA Sale (as modified by agreement of the parties and confirmed on the record at the hearing on December 22, 1999); and (vi) the satisfaction by USN Communications and the Wireless Companies of certain performance thresholds. The Debtors' obligation to consummate the ATA Sale similarly is subject to conditions regarding the covenants, representations and warranties of ATA.

            3.  OTHER MISCELLANEOUS ASSET SALES.

            During the Reorganization Cases, the Bankruptcy Court has approved various small sales and transfers of miscellaneous personal property, consisting primarily of furniture, furnishings and related items not acquired by CoreComm in the CoreComm Sale. These various small sales have not been to insiders, have been the result of good faith arms-length negotiations and have yielded additional value for the benefit of the Estates and creditors from Assets for which the Debtors otherwise would have had little use.

      D.    DIP FINANCING

            As of the Petition Date, the Debtors were experiencing a severe liquidity crisis and had an urgent need for emergency interim financing to allow them to preserve going concern value through the continued operation of their businesses while they worked to achieve a prompt and orderly sale of their assets and businesses. Following extensive arms-length negotiations with MLGAF, CoreComm and various other financial institutions, the Debtors, MLGAF and CoreComm (MLGAF and CoreComm, in their capacities as postpetition lenders, the "Postpetition Lenders") agreed to the terms of a secured debtor-in-possession financing facility (the "DIP Facility").

            The DIP Facility was structured as a note purchase agreement (the "Postpetition Note Purchase Agreement"), pursuant to which USN Communications would issue and sell to the Postpetition Lenders certain notes (the "Postpetition Notes") in the aggregate principal amount of $22,820,000 and bearing interest at the rate of 14% per annum. The Postpetition Note Purchase Agreement provided for three tranches of notes:
Class A Notes in the principal amount up to $16,320,000; Class B Notes in the principal amount up to $6,000,000 in exchange for new cash of the Debtors; and Delayed Closing Notes of up to $500,000, in exchange for new cash to the Debtors.

            On February 19, 1999, the Debtors filed a motion requesting, inter alia, the entry of interim and final orders: (a) authorizing the Debtors to enter into the Postpetition Note Purchase Agreement; and (b) granting the Postpetition Lenders (i) a superpriority administrative claims under Section 364(c)(1) of the Bankruptcy Code, (ii) a perfected first priority senior security interest on all unencumbered property of the Debtors and a perfected junior security interest on all such property that was encumbered, and (iii) a perfected first priority priming lien on substantially all of the collateral subject to the Prepetition Note Purchase Agreement. After a contested hearing, by order dated February 22, 1999, the Bankruptcy Court approved, on an interim basis, the DIP Facility and authorized the Debtors to borrow up to $18,320,000 under it, approximately 16,320,000 of which was paid to MLGAF in full and complete satisfaction of the Debtors' obligations under the Prepetition Credit Facility.

            After certain amendments were made to the DIP Facility as of March 15, 1999, and again as of March 24, 1999, on April 2, 1999, the Bankruptcy Court entered a Final Order (the "Final DIP Financing Order") approving the DIP Facility and authorizing the Debtors to borrow up to $20,000,000 under the DIP Facility. The Final DIP Financing Order, together with Cash generated from the Debtors' ongoing operations, provided the Debtors with sufficient liquidity to operate their businesses through the consummation of the CoreComm Sale. Upon the closing of the CoreComm Sale, the Debtors applied a portion of the Cash consideration received from CoreComm to satisfy and extinguish the Debtors' obligations under the DIP Facility to the DIP Lenders.

      E.    SIGNIFICANT LITIGATION EVENTS

            1.  LITIGATION RELATED TO THE CORECOMM SALE.

            Spectrum Cure Claim. Prior to filing these cases, USN Communications and Spectrum Telecorp, Inc. ("Spectrum") entered into a agreement (the "Services Agreement") for the provision of certain billing services. In connection with the CoreComm Sale, CoreComm identified the Services Agreement as one of the contracts it wanted assumed and assigned to it. While Spectrum did not object to the proposed assumption and assignment, it did assert a $1,131,603.48 cure claim (the "Spectrum Cure Claim") for a alleged breaches of the Services Agreement. The Debtors and the Creditors' Committee vigorously disputed the validity and amount of the Spectrum Cure Claim. The parties eventually resolved this matter pursuant to a settlement agreement approved by the Bankruptcy Court by Order, dated October 28, 1999, pursuant to which the Debtors and Spectrum granted each other general releases and the Debtors agreed to pay Spectrum $287,500 in full and final satisfaction of its cure claim.

            Equitable Cure Claim. Also among the contracts CoreComm identified to be assumed and assigned to it was the nonresidential real property lease (the "Headquarters Lease"), dated as of October 1, 1997, as amended, between USN Communications and The Equitable Life Assurance Society of the United States ("Equitable"), for certain premises located at 10 South Riverside Plaza, Chicago, Illinois 60606, which served as the Debtors' headquarters facility. After receiving notice of the CoreComm Sale, Equitable objected to the assumption and assignment of the Headquarters Lease, asserting, among other things, a purported "cure claim" in the amount of $1,348,626.00 pursuant to Section 365 of the Bankruptcy Code.

            Equitable asserted its purported right to cure notwithstanding that it had entered into and consummated a purchase and sale agreement with TrizecHahn Office Holdings, Inc. ("TrizecHahn"), pursuant to which Equitable conveyed to TrizecHahn its entire right, title, and interest in the Headquarters Lease and certain other assets. Thus, as of the Petition Date, TrizecHahn had succeeded to Equitable's rights with respect to the Headquarters Lease. The Debtors disputed Equitable's right to a cure payment, challenging among other things, Equitable's standing to claim a right of "cure" under Section 365 of the Bankruptcy Code.

            Following briefing, the Bankruptcy Court entered an Order granting Equitable's claim for payment of cure in the amount of $1,348,626.00. On August 6, 1999, the Debtors timely appealed the Bankruptcy Court's Order to the United States District Court for the District of Delaware. In connection with the appeal, the Debtors posted a supersedeas bond in the amount of 110% of the judgment amount with the Bankruptcy Court as security to stay execution of the judgment pending resolution of the appeal.

            2.  THE CORPORATE CONCEPTS LITIGATION.

            As described more fully in Part II, Section B.2, CCI obtained the CCI Judgment in the amount of $1,476,918.43 on February 16, 1999, and thereafter attempted service of the Garnishment Summons on Harris Bank. On March 19, 1999, the Debtors filed an adversary complaint, Adv. Proc. No. 99-081, against CCI in the Bankruptcy Court seeking, inter alia, to avoid the purported lien as a preferential transfer under the Bankruptcy Code. In response, on March 24, 1999, CCI filed a motion with the Bankruptcy Court seeking to transfer venue of these cases to Illinois. The Debtors and the Creditors' Committee vigorously opposed the motion.

            The parties subsequently came to a negotiated resolution of this litigation which the Bankruptcy Court approved by an order, dated April 2, 1999. Pursuant to the settlement, CCI's Judgment was reduced and liquidated as an Allowed Unsecured Claim in the amount of $1,350,000 and CCI and the Debtors dismissed all adversary and contested matters then pending against each other and granted each other releases.

            3.  THE MLGAF/HARRIS SETTLEMENT.

            On April 30, 1999, the Senior Notes Indenture Trustees, filed an adversary complaint in the Bankruptcy Court, Adv. Proc. No. 99-124 (the "Harris Complaint"), against MLGAF challenging, among other things, the priority of the liens obtained pursuant to the Prepetition Note Purchase Agreement and Prepetition Security Agreement relative to the rights of the holders of the Senior Notes and seeking an order compelling MLGAF to turnover $14,833,000 to the Senior Notes Indenture Trustees for distribution to the holders of the Senior Notes. The Senior Notes Indenture Trustees asserted that MLGAF was required to share equally and ratably the amounts received in repayment of the $16,320,000 in loan proceeds borrowed through the issuance and sale of the Class A Notes under the DIP Facility.

            Based on the Harris Complaint, MLGAF asserted against the Debtors an alleged contractual right of indemnification contained in the Prepetition Credit Facility and the DIP Credit Facility, which MLGAF maintained was itself a secured obligation. Additionally, when the Debtors' disputed MLGAF's right to indemnification, MLGAF, by a motion dated June 3, 1999, sought to prohibit or condition the Debtors' right to use cash collateral under the DIP Facility on the Debtors' satisfaction of, or provision of adequate protection for, these purported indemnification obligations (the "MLGAF Motion").

            MLGAF, the Senior Notes Indenture Trustees, the Debtors and the Creditors' Committee subsequently settled these matters pursuant to an Order dated June 24, 1999 (the "Adversary Proceeding Settlement") granting the joint motion of foregoing parties. A copy of the Adversary Proceeding Settlement is annexed as Exhibit "C" hereto. The Adversary Proceeding Settlement comprises, among others, the following salient terms: (i) the dismissal with prejudice of the Harris Complaint and a release of MLGAF, its current and former officers, members, agents, counsel and professional and investment advisors in connection with the Prepetition Credit Facility;
(ii) the withdrawal with prejudice of the MLGAF Motion; (iii) the payment by the Debtors of the reasonable attorneys' fees and expenses of MLGAF incurred in connection with the Harris Complaint; (iv) the payment by the Debtors of the reasonable attorneys' fees and expenses of the Senior Notes Indenture Trustees incurred in relation to the Debtors' Reorganization Cases, including, without limitation, in relation to the Harris Complaint; and (v) the Senior Notes Indenture Trustees' right to receive for distribution in accordance with the Senior Notes Indentures all of and up to the first $5 million of any recovery against Hatten and its former shareholders in connection with potential claims held by the Debtors arising out of purchase of the stock of Hatten by USN Communications in 1998. In accordance with the Adversary Proceeding Settlement, the Plan provides that Distributions, not to exceed $5,000,000, shall be made to the Senior Notes Indenture Trustees for distribution to holders of Allowed Senior Notes Claims in accordance with the Senior Notes Indentures solely from the net proceeds of any recovery on, or settlement of, the Hatten Transaction Claims before any proceeds realized from the Hatten Transaction Claims may be distributed to holders of Allowed Unsecured Claims; provided, however, that no Distribution from the Hatten Transaction Claims Recoveries Reserve contemplated by the Adversary Proceeding Settlement is permitted under the Plan unless and until all costs, fees and expenses relating to the prosecution and/or compromise of the Hatten Transaction Claims shall have been paid, including, without limitation, the reimbursement of any amounts drawn from the Liquidating Trust Administrative Reserve or any other reserve established pursuant to the Plan to pay fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims.

            4.  TRIZECHAHN LITIGATION.

            As described in Part III, Section E.1 above, pursuant to the transaction with Equitable, TrizecHahn succeeded to Equitable's entire right, title and interest under the Headquarters Lease. Significantly, the Headquarters Lease required USN Communications to cause "standby" letters of credit to be issued in the landlord's favor (subject to periodic reductions in the amounts of the letters of credit, corresponding directly to the reduction over time of USN Communications' remaining rent obligations under the Headquarters Lease). On February 26, 1999, TrizecHahn made a demand to Harris Bank, the issuing bank in respect of the letters of credit, to draw down on the letters of credit. In attempting to draw down on the letters of credit, TrizecHahn relied on a provision of the Headquarters Lease that purported to create a right, upon the tenant's commencement of a bankruptcy or insolvency proceeding, in favor of the landlord under the Headquarters Lease to draw down on the entire remaining balances of the letters of credit. TrizecHahn proceeded to draw down on the letters of credit, thereby obtaining $1,139,336.50 in proceeds. Following TrizecHahn's draw down on the letters of credit Harris Bank reimbursed itself for the full amount of the draws from certain of the Debtors' certificates of deposit held by Harris Bank as security for the Debtors' obligations under the letters of credit.

            On June 25, 1999, the Debtors filed an adversary complaint with the Bankruptcy Court, Adv. Proc. No. 99-198, for, among other things, damages arising out of TrizecHahn's wrongful draw down on the letters of credit and an order compelling TrizecHahn to turnover the proceeds thereof. By motion, dated December 1, 1999, the Debtors moved for summary judgment in this proceeding. This matter is still pending before the Bankruptcy Court.

            5.  498 SEVENTH LLC LITIGATION.

            On March 26, 1998, USN Communications and 498 Seventh, LLC ("498 Seventh") entered into a nonresidential real property lease (the "498 Lease"), for certain premises located on portions of the 9th, 10th and 11th floors of 498 Seventh Avenue, New York, New York. The 498 Lease required USN Communications to post a "standby" letter of credit in favor of 498 Seventh $4,543,000 as security for USN Communications' performance of its obligations under the 498 Lease.

            On March 1, 1999, less than two weeks after the Petition Date, 498 Seventh drew down $4,476,322.15 (all but $66,677.85) on the letter of credit. The Bankruptcy Court approved the Debtors' rejection of the 498 Lease by order dated June 15, 1999. On August 6, 1999, 498 Seventh filed a proof of Claim in the amount of $4,490,517.01 and a request for payment of Administrative Claim in the amount $257,203.49. The Debtors objected to 498 Seventh's proof of Claim and Administrative Claim for numerous reasons, including the inadequacy of the documentation or other evidence supporting the Claims and the absence of any contractual bases for the amounts claimed. Additionally, on September 13, 1999, the Debtors filed an adversary complaint in the Bankruptcy Court, Adv. Proc. No. 99-344, for, among other things, damages arising out of 498 Seventh's wrongful draw down on the letters of credit and an order compelling 498 Seventh to turnover the proceeds thereof. This matter is still pending before the Bankruptcy Court.

            6.  SECURITIES LITIGATION.

            Beginning on November 12, 1998, a total of fourteen putative class action securities law suits were filed against USN Communications, certain of its officers and directors, and other parties in the United States District Courts for the Southern District of New York and for the Northern District of Illinois. These actions were consolidated in the Northern District of Illinois on February 12, 1999, in the case captioned Danis v. USN Communications, Inc., et al., Case No. 98 C 7482 (N.D. Ill.) (collectively, the "Securities Suit").

            On June 17, 1999, a Consolidated Class Action Complaint (the "Consolidated Complaint") was filed which continued to name certain of USN Communications' officers and directors as defendants (the "Individual Defendants"), but did not name USN Communications as a defendant. Nevertheless, a proof of Claim (the "Class Claim") was filed in the Reorganization Case of USN Communications on behalf of the class of plaintiffs alleged in the Consolidated Complaint, asserting liability in excess $100,000,000 against USN Communications arising out of the Securities Suit. On or about November 8, 1999, the Debtors objected to the Class Claim on the bases, inter alia, that the Claims asserted were without legal and factual merit and that the claims were subject to subordination under Section 510(b) of the Bankruptcy Code.

            As a result of the Individual Defendants' motion to dismiss, one count of the Consolidated Complaint was dismissed as against the Individual Defendants on September 27, 1999. Subsequently, the court certified a plaintiffs' class consisting of all persons, other than the defendants, their heirs, successors, and assigns and the member of the individual defendants' immediate families, (i) who purchased the common stock of USN Communications in the open market pursuant to USN Communications' Registration Statement/Prospectus or (ii) who purchased the common stock of USN Communications in the open market from February 4, 1998, through November 20, 1998, and who were damaged by the defendants' violations of federal securities laws.

      F.    LEASE AND CONTRACT REJECTIONS

            On the Petition Date, the Debtors were party to various unexpired leases and executory contracts. Many of the Debtors' leases and contracts were assumed and assigned to CoreComm in connection with the CoreComm Sale. Following the consummation of the CoreComm Sale, through which the Debtors sold substantially all of their assets other than the Wireless Companies, the Debtors determined, with the assistance of their financial advisors and in consultation with the Creditors' Committee, that the remaining contracts and leases were of no value to the Debtors' Estates or of insufficient value to warrant incurring the cost and expense association with their assumption and assignment. Accordingly, pursuant to
Section 365 of the Bankruptcy Code, the Debtors rejected, by motion or operation of law under the Bankruptcy Code, substantially all of their remaining unexpired leases and executory contracts.

      G.    CASE ADMINISTRATION

            1.  SCHEDULES AND STATEMENTS.

            On or about April 12, 1999, the Debtors filed their Schedules of Assets and Liabilities and Financial Statements. The Debtors later caused Schedule F of USN Communications to be amended on June 18, 1999, and again on December 15, 1999 (as amended, the "Schedules"). Any Claim respecting which, on or about December 15, 1999, the Debtors amended their Schedules to add such Claim, designate such Claim as Disputed, contingent or unliquidated or to change the amount, nature or classification of such Claim, is referred to herein as an "Amended Schedule Claim".

            2.  BAR DATES.

            The General Bar Date. By order dated July 2, 1999, the Bankruptcy Court established August 9, 1999 (the "General Bar Date") as the final date for filing prepetition proofs of Claim against the Debtors, subject to certain exceptions. Pursuant to Bankruptcy Rule 3003(c)(2) and the Order establishing the General Bar Date, any creditor whose Claim was not scheduled by the Debtors or was scheduled as disputed, contingent, undetermined, unknown, zero or unliquidated, and who failed to file a proof of Claim on or before the General Bar Date, will not be treated as a creditor with respect to such Claim for purposes of voting on the Plan or receiving a Distribution under the Plan.

            The Bar Date for Amended Schedule Claims. The Order establishing the General Bar Date also provided a bar date for holders of Amended Schedule Claims. In Order for the holder of an Amended Schedule Claim to be eligible to receive a Distribution under the Plan, at a minimum, a holder of such Claim must have filed a proof of Claim on account of such Claim within thirty (30) days after service of notice thereof. Thus, any Creditor that fails to file a proof of Claim or application for payment of an Amended Schedule Claim on or before January 18, 2000 shall be forever barred from asserting such Amended Schedule Claim against any of the Debtors, the Liquidating Trust, the Liquidating Trustee, Reorganized USN Communications or their property.

            Administrative Claim Bar Date. By Order dated December 17, 1999, the Bankruptcy Court set a bar date for filing requests for payment of Administrative Claims incurred on or before December 17, 1999. To be eligible to receive Distributions under the Plan on account of an Allowed Administrative Claim, a holder of an Administrative Claim, at a minimum, must have Filed a request for payment of such Administrative Claim by the applicable bar date of January 18, 2000, unless otherwise provided in the Bankruptcy Court's Order, dated December 17, 1999, establishing a bar date for Administrative Claims. Unless otherwise ordered by the Bankruptcy Court, any Person that fails to File such a request for payment of such Administrative Claim on or before such date shall be forever barred from asserting such Administrative Claim against any of the Debtors, the Liquidating Trust, the Liquidating Trustee, Reorganized USN Communications or their property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such.

            3.  REPRESENTATION OF THE DEBTORS.

            The Debtors retained and have been represented in the Reorganization Cases by: (a) the law firm of Morris, Nichols, Arsht and Tunnell, located at 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347, as bankruptcy counsel; (b) the law firm of Skadden, Arps, Slate, Meagher & Flom (Illinois) and Affiliates, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, as special counsel; (c) Jay Alix & Associates, located at 575 Fifth Avenue, New York, New York 10017, as bankruptcy consultant and financial advisor; (d) Daniels & Associates, L.P., 3200 Cherry Creek South Drive, Suite 500, Denver, Colorado 80209, as special purpose investment banker; (e) Friedman & Huey Associates L.L.P., located at 1313 West 175th Street, Homewood, Illinois 60430, as their general accountants; (f) KPMG L.L.P., located at 303 East Wacker Drive, Chicago, Illinois 60601-5212, as tax advisor and tax accountant; and (g) Lazard Freres & Co., LLC, located at 30 Rockefeller Plaza, New York, New York 10020, as the Debtors' agent in connection with the monetization of the CoreComm Warrants.


                          IV. SUMMARY OF THE PLAN

            THE FOLLOWING IS A SUMMARY OF CERTAIN MATTERS CONTEMPLATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH CONFIRMATION OF THE PLAN. THIS SUMMARY HIGHLIGHTS THE SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN. STATEMENTS REGARDING PROJECTED AMOUNTS OF CLAIMS AND DISTRIBUTIONS ARE ESTIMATES BY THE DEBTORS BASED ON CURRENT INFORMATION AND THE DEBTORS DO NOT WARRANT THE ACCURACY OF SUCH AMOUNTS.

      A.    OVERVIEW OF CHAPTER 11

            Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11, the debtor in possession attempts to reorganize its business for the benefit of the debtor, its creditors, its stockholders and other parties in interest.

            The commencement of a chapter 11 case creates an estate comprising all of the legal and equitable interests of the debtor in property as of the date the petition is filed. Sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the bankruptcy court orders the appointment of a trustee. In the present Reorganization Cases, the Debtors have remained in possession of their property and have continued to operate their businesses as debtors in possession.

            The filing of a chapter 11 petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect prepetition claims form the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

            The formulation of a plan of reorganization is the principal purpose of a chapter 11 case. The plan sets forth the means for satisfying claims against and equity interests in the debtor. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 case (the "Exclusive Period"). However, Section 1121(d) of the Bankruptcy Code permits the bankruptcy court to extend or reduce the Exclusive Period upon a showing of "cause." After the Exclusive Period has expired, a creditor or any other party in interest may file a plan, unless the debtor has filed a plan within the Exclusive Period, in which case, the debtor is given sixty (60) additional days (the "Solicitation Period") during which may solicit acceptances of its plan. The Solicitation Period may also be extended or reduced by the bankruptcy court upon a showing of "cause."

     B.     PLAN OF REORGANIZATION

            Although referred to as a plan of reorganization, a plan may provide anything from a complex restructuring of a debtor's business and its related obligations to a simple liquidation of the debtor's assets. In either event, upon confirmation of the plan, it becomes binding on the debtor and all of its creditors and equity holders, and the obligations owed by the debtor to such parties are compromised and exchanged for the obligations or other treatment specified in the plan. In the present Reorganization Cases, the Plan essentially contemplates the (a) reorganization of USN Communications, with all of the Existing USN Communications Interests being cancelled, (b) the issuance and transfer of all of the equity of Reorganized USN Communications, excluding the Excluded Assets, to ATA in consideration of ATA's payment of the Purchase Consideration upon consummation of the ATA Agreement and (c) the creation and administration of the Liquidating Trust as a successor entity to the Debtors for the purposes of liquidating the Residual Assets of, and Claims against, the Debtors and the Estates and effecting the Distribution scheme described more fully herein and the Plan. Additionally, the Plan is structured to implement alternate scenarios if the Purchase Agreement is not consummated such as the sale of the Wireless Stock to an Alternative Buyer. Under all circumstances the Plan provides for the creation and administration of the Liquidating Trust.

            After a plan of reorganization has been filed, the holders of claims against and equity interests in a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, Section 1125 of the Bankruptcy Code requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. THIS DISCLOSURE STATEMENT IS PRESENTED TO HOLDERS OF CLAIMS AGAINST THE DEBTORS TO SATISFY THE REQUIREMENTS OF
SECTION 1125 OF THE BANKRUPTCY CODE IN CONNECTION WITH THE DEBTORS' SOLICITATION OF VOTES ON THE PLAN.

            If all classes of claims and equity interests accept a plan of reorganization, the bankruptcy court may confirm the plan if the bankruptcy court independently determines that the requirements of Section 1129 of the Bankruptcy Code have been satisfied. Section 1129 sets forth the requirements for confirmation of a plan and, among other things, requires that a plan meet the "best interests" of creditors test and be "feasible." The "best interests" test generally requires that the value of the consideration to be distributed to the holders of claims or equity interests under a plan may not be less than those parties would receive if the debtor were liquidated pursuant to a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. Under the "feasibility" requirement, the bankruptcy court generally must find that there is a reasonable probability that the debtor will be able to meet its obligations to creditors under its plan without the need for further financial reorganization.

            THE DEBTORS BELIEVE THAT THEIR PLAN SATISFIES ALL OF THE APPLICABLE REQUIREMENTS OF SECTION 1129(A) OF THE BANKRUPTCY CODE, INCLUDING, IN PARTICULAR, THE "BEST INTERESTS OF CREDITORS" TEST AND THE "FEASIBILITY" REQUIREMENT. SIGNIFICANTLY, THE PURCHASE AGREEMENT CANNOT BE CONSUMMATED ABSENT A CONFIRMED CHAPTER 11 PLAN OF REORGANIZATION, AND THEREFORE THE ESTATES WOULD NOT RECEIVE THE PURCHASE CONSIDERATION. THE DEBTORS SUPPORT CONFIRMATION OF THEIR PLAN AND URGE ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE TO ACCEPT THE PLAN.

            Chapter 11 does not require that each holder of a claim or equity interest in a particular class vote in favor of a plan of reorganization in order for the bankruptcy court to determine that the class has accepted the plan. Rather, a class of claims will be determined to have accepted the plan if the bankruptcy court determines that the plan has been accepted by a majority in number and two-thirds in amount of those claims actually voting in such class. IN THE PRESENT REORGANIZATION CASES, ONLY THE HOLDERS OF CLAIMS WHO ACTUALLY VOTE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN.

            Classes of claims or equity interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and thus are not entitled to vote. Accordingly, acceptances of the plan will generally be solicited only from those persons who hold claims or equity interests in an impaired class. A class is "impaired" if the legal, equitable or contractual rights attaching to the claims or equity interests of that class are modified in any way under the plan. Modification for purposes of determining impairment, however, does not include curing defaults and reinstating maturity or payment in full in cash. In addition, classes of claims or equity interests are deemed to reject a plan if such plan provides that the claims or equity interests of such class to not entitle the holders of such claims or equity interests to receive or retain any property under the plan. EXCEPT FOR CLASS 1 (PRIORITY CLAIMS) AND CLASS 2 (SECURED CLAIMS), ALL CLASSES OF CLAIMS AND EQUITY INTERESTS ARE IMPAIRED UNDER THE PLAN. CLAIMS IN CLASS 6 (SUBORDINATED SECURITIES CLAIMS) AND EQUITY INTERESTS IN CLASS 7 (EQUITY INTERESTS) WILL RECEIVE NO DISTRIBUTION UNDER THE PLAN AND THUS ARE DEEMED TO REJECT THE PLAN. CLAIMS IN CLASS 3 (CONVENIENCE CLAIMS), CLASS 4 (UNSECURED CLAIMS AND CLASS 5 (SECURITIES LITIGATION CLAIMS), WHILE IMPAIRED, MAY RECEIVE DISTRIBUTIONS, AND THUS ARE ENTITLED TO VOTE ON THE PLAN.

            The bankruptcy court may also confirm a plan of reorganization even though fewer than all of the classes of impaired claims and equity interests accept it. For a plan of reorganization to be confirmed despite its rejection by a class of impaired claims or equity interests, the proponents of the plan must show, among other things, that the plan does not "discriminate unfairly" and that the plan is "fair and equitable" with respect to each impaired class of claims or equity interests that has not accepted the plan.

            Under Section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class of rejecting claims if, among other things, the plan provides: (a) with respect to secured claims, that each such holder will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; and (b) with respect to unsecured claims and equity interests, that the holder of any claim or equity interest that is junior to the claims or equity interests of such class will not receive or retain on account of such junior claim or equity interest any property at all unless the senior class is paid in full.

            A plan does not "discriminate unfairly" against a rejecting class if (a) the relative value of the recover of such class under the plan does not differ materially from that of any class (or classes) of similarly situated claims, and (b) no senior class of claims is to receive more than 100% of the amount of such claims in such class.

            The Debtors believe that the Plan has been structured so that it will satisfy these requirements as to any rejecting Class of Claims, and can therefore be confirmed notwithstanding the deemed rejection by Class 6 (Subordinated Securities Claims) and Class 7 (Equity Interests) and, if necessary, may be confirmed over the objection of any Class of Claims. The Debtors, however, reserve the right to request confirmation of the Plan under the "cramdown" provisions of Section 1129 of the Bankruptcy Code.

      C.    SUBSTANTIVE CONSOLIDATION

            The Plan contemplates the substantive consolidation of the these bankruptcy cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court: (i) all Intercompany Claims by and among the Debtors will be eliminated; (ii) all Assets of and Claims against the Debtors will be merged or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors will be eliminated;
(iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other person will be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors, will be deemed to be one obligation of the consolidated Debtors; (vi) any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one claim against the consolidated Debtors; and (vii) each and every Claim filed in the individual bankruptcy cases shall be deemed filed against the consolidated Debtor and shall be deemed a single obligation of all of the Debtors under the Plan on and after the confirmation date; provided, however, that substantive consolidation will not affect the obligations of each of the Debtors under the Plan.

            Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, the Plan will serve as a motion seeking entry of an order substantively consolidating the Reorganization Cases. UNLESS AN OBJECTION TO SUBSTANTIVE CONSOLIDATION IS MADE IN WRITING BY ANY CREDITOR AFFECTED BY THE PLAN ON OR BEFORE FIVE (5) DAYS PRIOR TO THE DATE THAT IS FIXED BY THE BANKRUPTCY COURT AS THE LAST DATE ON WHICH ACCEPTANCES TO THE PLAN MAY BE RECEIVED, OR SUCH OTHER DATE AS MAY BE FIXED BY THE BANKRUPTCY COURT, THE SUBSTANTIVE CONSOLIDATION ORDER (WHICH MAY BE THE CONFIRMATION ORDER) MAY BE ENTERED BY THE COURT. If any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court.

            Substantive consolidation is an equitable remedy which a bankruptcy court may be asked to apply in cases involving affiliated debtors. As contrasted with procedural consolidation, substantive consolidation may affect the substantive rights and obligations of creditors and debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors; all of the debtors in the substantively consolidated group are treated as if they were a single corporate/economic entity. The consolidated assets create a single fund from which all claims against the consolidated debtors are to be satisfied. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. However, substantive consolidation does not affect the debtors' separate corporate existence or independent ownership of property for any purposes other than for making distributions of property under a plan of reorganization or otherwise as necessary to implement such plan.

            As discussed above, substantive consolidation generally has the effect of, among other things, eliminating (i) cross-corporate guaranties by one debtor of the obligation of another debtor in the substantively consolidated group, (ii) duplicative claims against more than one debtor in the substantively consolidated group and (iii) intercompany claims between the substantively consolidated debtors.

            The power to substantively consolidate interrelated chapter 11 cases lies in a bankruptcy court's general equitable powers which are set forth in Section 105 of the Bankruptcy Code. Within this framework, the factors to which courts have looked to determine the appropriateness of substantive consolidation include: (i) whether creditors dealt with the debtor entities as a single economic unit and did not rely on their separate identities in extending credit, and (ii) whether the affairs of the debtors are so entangled that the consolidation will benefit all creditors of the debtors' estates. Additional factors include: (i) the presence or absence of consolidated financial statements; (ii) the existence of inter-company guarantees or loans; (iii) the unity of interest and ownership between the various corporate entities; (iv) the transfer of assets without observance of corporate formalities; (v) the degree of difficulty in segregating and ascertaining individual assets and liabilities; (vi) the parent, its affiliates and subsidiaries having common directors and/or officers; (vii) the parent or its affiliates financing one another; and (viii) the commingling of assets and business functions.

            The Debtors believe that substantive consolidation of the Debtors' Estates will facilitate the implementation of the Plan and foster similarity and fairness of treatment of Claimholders. The Debtors believe that these factors have been satisfied sufficiently to warrant an order of substantive consolidation in the Reorganization Cases.

      D.    TREATMENT OF CLAIMS AND EQUITY INTERESTS

            1.  UNCLASSIFIED CLAIMS.

                (a)   ADMINISTRATIVE CLAIMS

                      o   Unimpaired

                      o   Deemed to Accept

                Administrative Claims are Claims, other than Fee Claims, constituting costs and/or expenses of administration of the Debtors' Reorganization Cases under Sections 503(b) or 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the Debtors' businesses (such as wages, salaries, taxes or commissions for services rendered); (b) all fees and charges assessed against the Estates pursuant to Section 1930 of title 28 of the United States Code; (c) the Debtors' obligations under the Adversary Proceeding Settlement, including the portion of the Senior Notes Indenture Trustee Expenses accorded administrative priority treatment under the Adversary Proceeding Settlement.

                Treatment. Subject to the terms of Section 12.8 of the Plan and unless (a) otherwise provided in the Plan or (b) the holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each holder of an Allowed Administrative Claims shall be paid 100% of the unpaid amount of such Allowed Claim in Cash on or as soon as reasonably practicable after the later of (x) Initial Distribution Date and
(y) the first Periodic Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim. Under the Plan, Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. ss. 1930(a)(6) will be paid in accordance with the applicable schedule for payment of such fees. Furthermore, in the event the Buyer becomes entitled to the Termination Fee and/or Expense Reimbursement pursuant to, and subject to, the Purchase Agreement, the Termination Fee and Expense Reimbursement will be paid in full from the proceeds of the Alternative Purchase Consideration prior to such funds being transferred to the Liquidating Trust.

                (b)  FEE CLAIMS

                     o   Unimpaired

                     o   Deemed to Accept

                Fee Claims are Claims for compensation or reimbursement of expenses of professionals retained or to be compensated for services rendered or costs incurred on or after the Petition Date through and including the Effective Date pursuant to Section 327, 328, 330, 503(b) or 1103 of the Bankruptcy Code.

                Treatment. Unless (a) otherwise provided for in the Plan or
(b) the holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each holder of an Allowed Fee Claim will receive 100% of the unpaid Allowed amount of such Claim in Cash on or as soon as reasonably practicable after the later of (x) Effective Date and (y) the first Periodic Distribution Date after the date such Fee Claim becomes an Allowed Fee Claim.

                (c)  PRIORITY TAX CLAIMS

                     o   Unimpaired

                     o   Deemed to Accept

                Priority Tax Claims are any Claims that, if Allowed, would be entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code. Priority Tax Claims include Federal Priority Tax Claims, which are Priority Tax Claims of the United States federal government.

                Treatment. Unless (a) otherwise provided for in the Plan or
(b) the holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive the following treatment:

                     (i) Each holder of an Allowed Priority Tax Claim (other than any such Claim that is an Allowed Federal Priority Tax Claim) against any of the Debtors shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date and (y) the first Periodic Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.

                     (ii) Each holder of an Allowed Priority Tax Claim that is a Federal Priority Tax Claim, at the option of the Liquidating Trustee, either: (i) shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date and (y) the first Periodic Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; or (ii) shall be paid in equal semi-annual Cash payments in arrears over a period not exceeding six (6) years from the date of assessment of such Claim, with simple interest at the deficiency rate as determined on the Effective Date under Section 6621(c) of the Internal Revenue Code or such other rates as may be fixed by a Final Order of the Bankruptcy Court, until such Claim is paid in full.

                     (ii) Any claim or demand for penalty relating to any Priority Tax Claim (including without limitation any Federal Priority Tax Claim) shall be disallowed, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or the Liquidating Trustee.

            2.  CLASSIFIED CLAIMS AND EQUITY INTERESTS.

                (a)   CLASS 1 (PRIORITY CLAIMS)

                      o   Unimpaired

                      o   Deemed to Accept

                Class 1 consists of all Claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than Administrative Claims, Priority Tax Claims, and Fee Claims.

                Treatment. Unless (a) otherwise provided for in the Plan or
(b) the holder of an Allowed Priority Claim agrees to receive other, less favorable treatment, each holder of an Allowed Priority Claim shall be paid 100% of the unpaid amount of such Allowed Priority Claim in Cash on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date and (y) the first Periodic Distribution Date after the date such Priority Claim becomes an Allowed Priority Claim.

                (b)   CLASS 2 (SECURED CLAIMS)

                      o   Unimpaired

                      o   Deemed to Accept

                Class 2 consists of all Secured Claims, whether validly perfected under applicable state law prior to the Petition Date or validly perfected after the Petition Date in accordance with Section 546(b) of the Bankruptcy Code. Each Allowed Secured Claim in Class 2 shall be considered to be a separate subclass within Class 2, and each such subclass shall be deemed to be a separate Class for purposes of the Plan. A Secured Claim is, pursuant to Section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and
(ii) a secured claim against any of the Debtors pursuant to Sections 506(a) and 553 of the Bankruptcy Code. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under Section 365 of the Bankruptcy Code.

                Treatment. Subject to the provisions of Sections 502(b)(3) and 506(d) of the Bankruptcy Code, each holder of an Allowed Secured Claim shall receive, at the Liquidating Trustee's option and to the extent such Claim is secured by Collateral in the possession of the Liquidating
Trustee: (a) 100% of the Net Proceeds from the sale of the relevant Collateral, up to the unpaid Allowed amount of such Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during their Reorganization Cases, in connection with the sale of such Collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant Collateral; or (c) such other treatment as shall be agreed to between the holder of such Claim and the Debtors or the Liquidating Trustee. Such Distribution shall be made on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date (subject, if applicable, to the Liquidating Trustee's receipt of the proceeds of the sale of the relevant collateral) and (y) the first Periodic Distribution Date after such Secured Claim becomes an Allowed Secured Claim. Upon receipt by the relevant holder of such Distributions, such holder's lien or other security interest in the relevant Collateral shall be deemed released. To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (i) setoff only to the extent of the Allowed amount of the Allowed, liquidated, nondisputed, noncontingent claim owing to the relevant Debtor or Debtors, and (ii) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off. If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors or the Liquidating Trust that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Liquidating Trust and the turnover of any property of the Debtors or the Liquidating Trust held by such claimant on account of any unliquidated, Disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.

                (c)   CLASS 3 (CONVENIENCE CLAIMS)

                      o   Impaired

                      o   Entitled to Vote

                Class 3 Consists of all Convenience Claims. Convenience Claims are Claims that otherwise would be an Unsecured Claim (but expressly excluding Notes Claims) that each have a Face Value of (a) $2,000 or less or (b) more than $2,000 if the holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.

                The Convenience Class Election is the election available to a holder of an Unsecured Claim (but excluding any Unsecured Claim that is a Notes Claim) with a Face Value in excess of $2,000 to have such Claim treated as a Convenience Claim provided the holder of such Unsecured Claim has agreed to reduce such Claim for purposes of voting and Distributions under the Plan to an amount equal to or less than $2,000. The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the holder's Ballot; provided, however, that, if such Claim is a Disputed Claim at the time of balloting the Convenience Class Election may be made in a Final Order Allowing such Claim. Once a Convenience Class Election has been made with respect to an Unsecured Claim, such election shall be irrevocable except with the written consent of the Debtors' or the Liquidating Trustee. Whether a Claimholder has properly made a Convenience Class Election shall have no effect on whether such Convenience Claim is or may become a Disputed Claim or an Allowed Claim.

                Treatment. On or as soon as practicable after the Effective Date, $100,000 of Cash shall be transferred into the Convenience Class Reserve. On the Later of (x) the Initial Distribution Date and (y) the date that a Convenience Claim becomes an Allowed Convenience Claim, each holder of an Allowed Convenience Claim shall receive (a) its Ratable share of the Cash in the Convenience Class Reserve and (b) its ratable share of Cash from the Distribution Reserve with such ratable share being calculated as the proportion that the Face Amount of such Convenience Claim (without giving effect to any Distributions received by such Claimholder from the convenience Class Reserve) bears to the aggregate Face Amount of all Convenience Claims and Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims); provided, however, no holder of an Allowed Convenience Claim shall receive, on account of such Convenience Claim, more than the Allowed amount of such Convenience Claim.

                (d)   CLASS 4 (UNSECURED CLAIMS)

                      o   Impaired

                      o   Entitled to Vote

                Class 4 consists of all Unsecured Claims. Unsecured Claims are Claims that are not: (a) Administrative Claims; (b) Priority Claims;
(c) Priority Tax Claims; (d) Secured Claims; (e) Fee Claims; (f)
Convenience Claims; (g) Securities Litigation Claims; or (h) a Subordinated Securities Claim.

                Treatment. Subject to Section 6.2(b) of the Plan, each holder of an Allowed Unsecured Claim shall receive its ratable share of the Liquidating Trust Assets remaining after: (a) all Allowed Administrative Claims, Allowed Priority Claims, Allowed Priority Tax Claims, Allowed Fee Claims and Allowed Secured Claims have been satisfied in full (b) all Disputed Administrative Claims, Disputed Priority Claims, Disputed Priority Tax Claims, Disputed Fee Claims, Disputed Secured Claims, and Disputed Unsecured Claims have been reserved for in accordance with the Plan; (c) the Convenience Class Reserve has been funded; and (d) all Liquidating Trust Administrative Expenses have either been (x) satisfied in full or (y) reserved for in accordance with the Plan. Such ratable share shall be calculated as the proportion that the Face Amount of such Unsecured Claim bears to the aggregate Face Amount of all Unsecured Claims and Convenience Claims (including Disputed Claims, but excluding Disallowed Claims).

                The Plan does not impair Subordination rights arising out of contractual subordination provisions between and among the Senior Notes and the Senior Notes Indentures, on the one hand, and the Junior Notes and the Junior Notes Indentures, on the other hand. Based on the enforcement by the holders of Senior Notes Claims of the foregoing contractual subordination rights and the Debtors' recognition of the continued vitality of the foregoing subordination agreements under Section 510(a) of the Bankruptcy Code, the Plan provides that holders of Allowed Junior Note Claims are deemed, without further action by any Person, to have transferred their entire right, title and interest, if any, as holders of Unsecured Claims to receive Distributions under the Plan to the holders of Allowed Senior Notes Claims and are not entitled to retain any Distributions on account of such Allowed Junior Notes Claims. Subject to the conditions stated in the Plan (including, without limitation, the conditions stated in Section 8.3 of the Plan) and the Confirmation Order, Distributions that, but for the existence and enforceability of the foregoing subordination rights, would be made on account of Allowed Junior Notes Claims shall be made, in accordance with Section 11.8 of the Plan to the Senior Notes Indenture Trustees for distribution to the holders of Allowed Senior Notes Claims.

                (e)   CLASS 5 (SECURITIES LITIGATION CLAIMS)

                      o   Impaired

                      o   Entitled to Vote

                Class 5 consists of all Securities Litigation Claims. A Securities Litigation Claim is any Claim, right or cause of action, whether known or unknown, that was or could have been asserted (notwithstanding the applicability of the automatic stay provisions of Section 362 of the Bankruptcy Code) in the Securities Suit against any Person, whether or not insured under the D&O Insurance, including, without limitation, any of the Debtors and their current or former officers, directors, employees, agents, representatives, counsel, advisors and other professionals.

                Treatment (If Class 5 Votes to Accept the Plan). If Class 5 votes to accept the Plan, each holders of an Allowed Securities Litigation Claim will receive its Ratable share of the Available D&O Insurance Proceeds. The foregoing will not preclude, restrict or limit any Person who is covered by such D&O Insurance and who is sued from defending against or opposing any claim by any Person.

                Treatment (If Class 5 Votes to Reject the Plan). If Class 5 votes to reject the Plan, holders of Securities Litigation Claims will receive no Distributions on account of such Claims.

                (f)   CLASS 6 (SUBORDINATED SECURITIES CLAIMS)

                      o   Impaired

                      o   Deemed to Reject

                Class 6 consists of all Subordinated Securities Claims. A Subordinated Securities Claim is a Claim, other than a Securities Litigation Claim, subject to subordination under Section 510(b) of the Bankruptcy Code that arises from the rescission of, or for damages, reimbursement or contribution with respect to, a purchase or sale of an Equity Interest in the Debtors prior to the Petition Date.

                Treatment. Holders of Subordinated Securities Claims will receive no Distribution on account of such Claims.

                (g)   CLASS 7 (EQUITY INTERESTS)

                      o   Impaired

                      o   Deemed to Reject

                Class 7 consists of all Equity Interests in the Debtors. An Equity Interest is any ownership or equity interest in any of the Debtors, including, without limitation, shares of Existing USN Communications Interests or warrants, options or other rights to purchase any ownership or equity interest in any of the Debtors, but expressly excluding the Reorganized Stock.

                Treatment. Holders of Equity Interest will receive no Distribution on account of such Equity Interests. The Plan provides that all Equity Interests shall be deemed cancelled as of the Effective Date of the Plan.

            3.  BAR DATES.

                (a) GENERAL BAR DATE. As more fully described in Part III, Section G.2 hereof, by order dated July 2, 1999, the Bankruptcy Court established August 9, 1999 as the General Bar Date.

                (b) AMENDED SCHEDULE CLAIMS BAR DATE. As more fully described in Part III, Section G.2 hereof, the final date, subject to certain exceptions, for filing proofs of Claim against the Debtors on account of any Amended Schedule Claim is January 18, 2000.

                (c) ADMINISTRATIVE CLAIM BAR DATE. As more fully described in Part III, Section G.2 hereof, by order dated December 17, 1999, the Bankruptcy Court established January 18, 2000 as the Administrative Claim Bar Date.

                (d) FEE CLAIMS BAR DATE. Unless otherwise provided in the Plan, the Confirmation Order or another order of the Bankruptcy Court, all applications for payment of Fee Claims must be Filed with the Bankruptcy Court by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter).


                         V. MEANS OF IMPLEMENTATION

      A.    PLAN IMPLEMENTATION RELATED TO SALE TRANSACTION AND
            ALTERNATIVE SALE TRANSACTION

            1.  PLAN IMPLEMENTATION RELATED TO SALE TRANSACTION.

            The Bankruptcy Court has approved the Purchase Agreement as the highest and best offer to date for the Purchased Business. The Plan provides for the following to occur upon the closing of the Purchase
Agreement:

                (a) ISSUANCE OF REORGANIZED STOCK. The Reorganized Stock, which shall constitute all of the authorized but unissued common stock of Reorganized USN Communications, shall be issued and transferred to the Buyer.

                (b) REVESTING OF CERTAIN ASSETS IN REORGANIZED USN COMMUNICATIONS. The Assets of the Estate of USN Communications, other than the Excluded Assets and the Purchase Consideration, shall revest in Reorganized USN Communications. Thereafter, Reorganized USN Communications may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. All property of Reorganized USN Communications shall be free and clear of all Claims and Equity Interests, except as specifically provided in the Plan, the Purchase Agreement or the Confirmation Order and all such Claims and Equity Interests shall be both discharged and released as to Reorganized USN Communications.

                (c) AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION OF USN COMMUNICATIONS. The certificate of incorporation of USN Communications shall be amended and restated in substantially the form of the USN Communications Amended and Restated Certificate of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such USN Communications Amended and Restated Certificate of Incorporation as permitted by applicable law, (b) to authorize the cancellation of the Existing USN Communications Interests and the issuance of the Reorganized Stock, (c) to change the name of Reorganized USN Communications to a name recommended by Buyer in accordance with the Purchase Agreement and (d) to effectuate the provisions of the Plan.

                (d) AMENDMENT AND RESTATEMENT OF BY-LAWS OF USN
      COMMUNICATIONS. The by-laws of USN Communications shall be amended and restated in substantially the form of the USN Communications Amended and Restated By-Laws.

                (e) CONSUMMATION OF SALE TRANSACTION. The Buyer shall accept the Reorganized Stock, manage Reorganized USN Communications, appoint officers, and otherwise conduct the business and affairs of Reorganized USN Communications for all appropriate purposes under applicable law.

                (f) TRANSFER OF RESIDUAL ASSETS TO LIQUIDATING TRUST. The Buyer shall transfer the Purchase Consideration to the Liquidating Trust and the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets to the Liquidating Trust.

            2. ALTERNATIVE PLAN IMPLEMENTATION RELATED TO ALTERNATIVE SALE TRANSACTION.

            The Plan also contemplates and provides for alternate means of Plan implementation. In the event the Purchase Agreement has been terminated and the Debtors have executed an Alternative Purchase Agreement, implementation of the Plan may occur by one of the following means:

                (a) SALE OF REORGANIZED STOCK. If the Alternative Purchase Agreement Contemplates the issuance and sale to an Alternative Buyer of the Reorganized Stock, the following shall occur upon the closing of such Alternative Purchase Agreement:

                    (i) Issuance of Reorganized Stock. The Reorganized Stock, which shall constitute all of the then authorized but unissued common stock of Reorganized USN Communications, shall be issued and transferred to the Alternative Buyer.

                    (ii) Revesting of Certain Assets in Reorganized USN Communications. The Assets of the Estate of USN Communications, other than the Alternative Excluded Assets and the Alternative Purchase Consideration, shall revest in Reorganized USN Communications. Thereafter, Reorganized USN Communications may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. All property of Reorganized USN Communications shall be free and clear of all Claims and Equity Interests, except as specifically provided in the Plan, the Alternative Purchase Agreement or the Confirmation Order and all such Claims and Equity Interests shall be both discharged and released as to Reorganized USN Communications.

                    (iii) Amendment and Restatement of the Certificate of Incorporation of USN Communications. The certificate of incorporation of USN Communications shall be amended and restated in substantially the form of the USN Communications Amended and Restated Certificate of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such USN Communications Amended and Restated Certificate of Incorporation as permitted by applicable law, (b) to authorize the cancellation of the Existing USN Communications Interests and the issuance of the Reorganized Stock and (c) to effectuate the provisions of the Plan.

                    (iv) Amendment and Restatement of By-Laws of USN Communications. The by-laws of USN Communications shall be amended and restated as of the Effective Date in substantially the form of the USN Communications Amended and Restated ByLaws.

                    (v) Consummation of Sale Transaction. The Alternative Buyer shall accept the Reorganized Stock, manage Reorganized USN
Communications, appoint officers, and otherwise conduct the business and affairs of Reorganized USN Communications for all appropriate purposes under applicable law.

                    (vi) Transfer of Residual Assets to Liquidating Trust. The Alternative Buyer shall transfer the Alternative Purchase Consideration to the Liquidating Trust and the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets to the Liquidating Trust.

                (b) SALE OF WIRELESS STOCK. If the Alternative Purchase Agreement contemplates a sale of the Wireless Stock to an Alternative Buyer, the following shall occur:

                    (i) Consummation of Alternative Sale Transaction. Upon the closing of such Alternative Sale Agreement, pursuant to such Alternative Purchase Agreement, the Plan, the Disclosure Statement and Sections 105(a) and 363 of the Bankruptcy Code, except to the extent provided in such Alternative Purchase Agreement, the Plan and the Conformation Order, the Alternative Buyer shall acquire the Purchased Business free and clear of all Claims and Encumbrances against the Wireless Stock.

                    (ii) Transfer of Residual Assets to Liquidating Trust.
(A) If the closing of the Alternative Purchase Agreement occurs prior to the Effective Date, upon the closing of Such Alternative Purchase Agreement, the Alternative Buyer shall transfer the Alternative Purchase Consideration to the Debtors, and, upon the occurrence of the Effective Date, the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets (including, without limitation, the Alternative Purchase Consideration) to the Liquidating Trust. (B) If the closing of the Alternative Purchase Agreement occurs on or after the Effective Date, the Alternative Buyer shall transfer the Alternative Purchase Consideration to the Liquidating Trust and the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets to the Liquidating Trust.

                (c) SALE OF THE ASSETS OF THE WIRELESS COMPANIES. If the Purchase Agreement contemplates a sale of the assets of the Wireless Companies to the Buyer the following shall occur:

                    (i) Consummation of Alternative Sale Transaction. Upon the closing of the Alternative Purchase Agreement, pursuant to such Alternative Purchase Agreement, the Plan, the Confirmation Order and Sections 105(a) and 363 of the Bankruptcy Code (to the extent applicable), except to the extent provided in the Alternative Purchase Agreement, the Plan and the Conformation Order, the Alternative Buyer shall acquire the Purchased Business in accordance with such Alternative Purchase Agreement.

                    (ii) Transfer of Purchase Consideration to USN Wireless, Inc. Upon the closing of such Alternative Purchase Agreement, the Alternative Buyer shall transfer the Alternative Purchase Consideration to USN Wireless, Inc., pursuant to the Purchase Agreement.

                    (iii) Transfer of Estates' Assets to Liquidating Trust. Upon the occurrence of the Effective Date, all of the Estates' Assets, including, without limitation, the Wireless Stock, shall be transferred to the Liquidating Trust. The Liquidating Trustee shall be authorized, empowered and directed to take all actions and execute all documents necessary to cause USN Wireless, Inc. to legally dividend or otherwise disburse the net proceeds of the Purchase Consideration to the Liquidating Trust.

            3. IMPLEMENTATION OF PLAN ABSENT CONSUMMATION OF SALE TRANSACTION OR ALTERNATIVE SALE TRANSACTION.

            If no Sale Transaction or Alternative Sale Transaction described in Sections 9.1 or 9.2 of the Plan is consummated pursuant to the Plan on or before the Effective Date, as of the Effective Date all of the Debtors' right, title and interest in all Assets of the Estates shall be transferred to the Liquidating Trust, subject to the rights, if any, of the Buyer (or Alternative Buyer, as the case may be), if any, under the Purchase Agreement (or Alternative Purchase Agreement, as the case may be) as may then be in existence, not terminated and enforceable. The Liquidating Trust shall succeed to all of the rights of the Debtors respecting the Purchase Agreement (or Alternative Purchase Agreement, as the case may be), including, without limitation, all legal and equitable remedies of the Debtors arising out of or related to the Purchase Agreement (or Alternative Purchase Agreement, as the case may be). Additionally, the Liquidating Trustee shall be authorized to enter into any agreement or execute any document required by or consistent with the Plan and the Purchase Agreement (or Alternative Purchase Agreement, as the case may be) and perform all obligations thereunder.

      B.    APPLICABILITY OF SECTIONS 1125 AND 1145 OF BANKRUPTCY CODE

            The Plan provides that the protection afforded by Section 1125(e) of the Bankruptcy Code with regard to solicitation of acceptances or rejections of the Plan and the offer, issuance, sale or purchase of the Reorganized Shares, shall apply to the fullest extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors, Reorganized USN Communications, the Buyer, the Creditors' Committee, the PEDC (if appointed), the Liquidating Trust and the Liquidating Trustee and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants or other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125(e) of the Bankruptcy Code. The Plan further provides that the exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and any state and local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the Reorganized Stock.

      C.    DISSOLUTION OF CORPORATION ENTITIES

            On the Effective Date, each of US Network Corporation, FoneNet/Ohio, Inc., USN Communications Long Distance, Inc., USN Communications Virginia, Inc., USN Communications Maine, Inc., Quest United, Inc., USN Communications Atlantic, Inc., USN Solutions, Inc., USN Communications Southwest, Inc., USN Communications West, Inc., USN Communications Midwest, Inc., and USN Communications Northeast, Inc. shall be dissolved without any further action by the stockholders or directors of the Debtors; provided, however, that if the Sale Transaction is not consummated, or an Alternative Sale Transaction which provides for an Alternative Buyer to acquire the Reorganized Stock is not consummated, then USN Communications, Inc. also shall be dissolved. The Liquidating Trustee shall be the sole Person authorized and responsible to effect the dissolutions provided for in Section 9.4 of the Plan.

      D.    OFFICERS AND DIRECTORS

            On the Effective Date, the authority, power and incumbency of the Persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned.

      E.    DISSOLUTION OF CREDITORS' COMMITTEE; POST-EFFECTIVE DATE
            COMMITTEE

            The Plan provides for the dissolution of the Creditors' Committee as of the Effective Date. Under the Plan, the Creditors' Committee has the power, prior to its dissolution, to authorize the creation and appointment the Post-Effective Date Committee (the "PEDC"). If constituted the PEDC shall have certain authority, rights, and duties in relation to the Liquidating Trust, all as set forth more fully in Section
9.9 of the Plan.

      F.    DANIELS' TRANSACTION FEE

            The Plan provides that upon the consummation of a Sale Transaction (or Alternative Sale Transaction, as the case may be) the Daniels Transaction Fee shall paid (without further notice, hearing or application by Daniels) from the proceeds of the Purchase Consideration (or Alternative Purchase Consideration, as the case may be) prior to such funds being transferred to the Liquidating Trust. The Daniels Transaction Fee consists of compensation and reimbursement of expenses to which Daniels may be entitled under the Letter Agreement, dated as of October 6, 1998, as amended, between USN Communications and Daniels and the "Order Granting Debtors' Application to Employ and Retain Daniels & Associates, L.P. as Debtors' Special Purpose Investment Banker and Representative," dated February 22, 1999.

      G.    TERMINATION OF DIP FACILITY

            Upon the Effective Date, the following shall occur in respect of the DIP Facility and the DIP Order: (a) all DIP Claims and other obligations, if any, of the Debtors under the DIP Facility and the DIP Order shall be deemed satisfied in full and released; and (b) the DIP Facility, if not previously terminated, shall be deemed terminated and all Encumbrances, liens and security interests granted to secure any obligation under the DIP Facility shall be deemed terminated and of no further force and effect.

      H.    SURRENDER AND CANCELLATION OF SECURITIES

            1.  CANCELLATION AND SURRENDER OF SECURITIES GENERALLY.

                (a) CANCELLATION OF EQUITY INTERESTS. All Equity Interests shall be deemed cancelled on the Effective Date.

                (b) CANCELLATION OF SECURITIES GENERALLY. On the Effective Date, other than as expressly provided in Section 8.2 of the Plan and except to the extent of the treatment provided for in the Plan for Claimholders, (a) the existing securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, shall be cancelled, and (b) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing the existing securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, shall be released and discharged.

                (c) SURRENDER OF OUTSTANDING SECURITIES. Except as expressly provided in Section 8.3 of the Plan, as a condition to the receipt of any Distributions under the Plan by the holder of an Allowed Claim, such Claimholder must surrender to the Debtors or the Liquidating Trust, the certificates, notes, debentures or other evidence of indebtedness evidencing such holder's Allowed Claim, if any so exist. Such certificates, notes, debentures or other evidence of indebtedness surrendered will be marked as "cancelled" or "paid," as appropriate. In the event of any lost, stolen, mutilated or destroyed security, the holder of such security must deliver to the Debtors or the Liquidating Trust, as appropriate, (a) evidence satisfactory to the Liquidating Trustee of the loss, theft, mutilation or destruction of such security and, including without limitation and affidavit containing averments describing the circumstances under which such security was lost, stolen, mutilated or destroyed, and (b) such security or indemnity as may be required by the Liquidating Trustee to hold the Liquidating Trustee harmless with respect thereto. Any holder of a certificate, note, debenture or other evidence of indebtedness that fails to surrender or be deemed to have surrendered such certificate, note, debenture or other evidence of indebtedness within the second anniversary after the Effective Date shall have its Claim for a Distribution pursuant to the Plan on account of such certificate, note, debenture or other evidence of indebtedness discharged and shall be forever barred from asserting any such Claim against any of the Debtors, the Liquidating Trust, Reorganized USN Communications or any of their property.

            2.  CANCELLATION OF NOTES INDENTURES.

            To the extent that each of the Notes Indentures are not executory contracts rejected pursuant to Section 14.1 of the Plan (which rejection shall not give rise to rejection damages or additional Claims by the holders of the notes issued under any of the foregoing indenture trustees), the rights and obligations of the Debtors and the Liquidating Trust, if any, under any indenture shall be deemed canceled pursuant to
Section 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date, except to the extent that any provisions of any of the Notes Indentures are incorporated by reference into the Plan or are expressly deemed in the Plan to survive defeasance or termination under the respective Notes Indentures. Notwithstanding the rejection or cancellation of any of the Notes Indentures, such rejection or cancellation shall not impair the rights of the holders of Notes Claims arising under or evidenced by any of the foregoing Notes Indentures to receive Distributions on account of such Notes Claims under the Plan or the Liquidating Trust Agreement pursuant to and in accordance with the terms of the particular Notes Indenture pursuant to which the notes evidencing or giving rise to such Notes Claims were issued. The Notes Indentures shall continue in effect to the extent necessary to (a) allow the Senior Notes Indenture Trustees to make the Distributions required to be made to the holders of Allowed Senior Notes Claims under the Plan; (b) enforce the subordination rights arising out of contractual subordination agreements between and among the Convertible Notes, the Consent Convertible Notes, the 14% Senior Notes and the 14 5/8% Senior Notes; and (c) permit the Senior Notes Indenture Trustees to maintain any rights or liens they may have in Distributions received by such Senior Notes Indenture Trustees for fees, costs, expenses and indemnification under their respective Senior Notes Indentures and to be paid or reimbursed from such Distributions for such prepetition and postpetition fees, costs, expenses and indemnification (until payment in full) that are governed by the Senior Notes Indentures in accordance with the provisions set forth therein.

            3. SURRENDER OF SENIOR NOTES; CONDITION TO RECEIPT BY SENIOR NOTES INDENTURE TRUSTEES OF DISTRIBUTIONS MADE ON ACCOUNT OF ALLOWED JUNIOR NOTES CLAIMS.

            With respect to Senior Notes, on or as soon as reasonably practicable after the Effective Date, instructions regarding the time and manner in which Senior Notes are to be surrendered will be transmitted by the relevant Senior Notes Indenture Trustee to the holders of the Senior Notes. Any holder of a Senior Note that fails to surrender or be deemed to have surrendered such Senior Note to the relevant Senior Note Indenture Trustee within the second anniversary after the Effective Date shall have its claim for a Distribution pursuant to the Plan on account of such Senior Note discharged and shall be forever barred from asserting any such claim against any of the Debtors, the Liquidating Trust, Reorganized USN Communications or any of their property. Upon receipt of a surrendered Senior Note the relevant Senior Note Indenture Trustee shall mark such Senior Note as "cancelled" or "paid," as appropriate. As a condition to a Senior Note Indenture Trustee's receipt of any Distribution for the benefit of a holder of an Allowed Senior Notes Claim, on or before the second anniversary after the Effective Date, such Senior Notes Indenture Trustee must deliver to the Liquidating Trustee: (a) in respect of any Distribution on account of an Allowed Senior Notes Claim, (i) evidence reasonably satisfactory to the Liquidating Trustee that the Senior Note or Senior Notes evidencing such Senior Note Claim have been surrendered to the relevant Senior Notes Indenture Trustee or, in the case of the loss, theft, mutilation or destruction of such Senior Note or Senior Notes, evidence reasonably satisfactory to the Liquidating Trustee of the loss, theft, mutilation or destruction, including, without limitation, an affidavit containing averments describing the circumstances under which such Senior Note was lost, stolen, mutilated or destroyed, and (ii) such security or indemnity as may be required by the Liquidating Trustee to hold the Liquidating Trustee harmless with respect thereto; and (b) in respect of any Distribution on account of an Allowed Junior Notes Claim for which the corresponding Junior Note or Junior Notes have not been surrendered to the Liquidating Trustee, such security or indemnity as may be required by the Liquidating Trustee to hold the Liquidating Trustee harmless with respect thereto.

      I.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            1. ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

            On the Effective Date, all executory contracts and unexpired leases of the Estates shall be rejected by the Debtors pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code, except: (i) any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign Filed pursuant to Section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be rejected as if rejected pursuant to the Plan as of the Effective Date; (ii) executory contracts and unexpired leases listed in the Executory Contract Schedule to be served and Filed by the Debtors at least 10 days before the Confirmation Hearing which shall provide, as of the Effective Date, for the assumption, or assumption and assignment, of such executory contracts or unexpired leases; (iii) all executory contracts or unexpired leases assumed under the Plan or by order of the Bankruptcy Court entered before the Confirmation Date and not subsequently rejected pursuant to an order of the Bankruptcy Court; (iv) any executory contract or unexpired lease set forth in the Executory Contract Schedule that is or becomes the subject of a dispute over the amount or manner of cure pursuant to Section 14.3 of the Plan, if the Debtors or the Liquidating Trust, as the case may be, make or makes a motion to reject such contract or lease based upon the existence of such dispute at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an executory contract or lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under Section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination. Any executory contract or unexpired lease assumed by the Liquidating Trust pursuant to or in accordance with the provisions of Section 14.1 of the Plan shall become property of the Liquidating Trust, and be subject to assignment by the Liquidating Trustee in accordance with
Section 365 of the Bankruptcy Code within 180 days after the Effective Date, irrespective of any limitation or prohibition contained in such executory contract or unexpired lease. The Liquidating Trust shall have the right to amend the Executory Contract Schedule within 60 days after the Effective Date, and will provide notice of any amendments to the Executory Contract Schedule to the parties to the executory contracts or unexpired leases affected thereby. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under Sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.

            Listing a contract or lease in the Executory Contract Schedule shall not constitute an admission by the Debtors or the Liquidating Trust that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtors or the Liquidating Trust have any liability thereunder.

            Subject to Section 14.1(a) and Section 14.3 of the Plan, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of executory contracts and unexpired leases the rejection of which is provided for in Section 14.1(a) of the Plan pursuant to Section 365 and 1123 of the Bankruptcy Code and such rejection shall be deemed effective as of the Effective Date.

            2.  BAR DATE FOR REJECTION DAMAGES.

            If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is an Allowed Claim, shall be classified as a Class 4 Unsecured Claim; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, the Liquidating Trustee, their successors or properties, unless a proof of such Claim is Filed and served on the Liquidating Trust within forty-five (45) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

            3.  CURE/OBJECTIONS TO ARTICLE XIV.

            On the Effective Date, the leases and executory contracts listed on the Executory Contract Schedule shall be deemed assumed pursuant to Section 365 of the Bankruptcy Code subject to Section 14.1(a) of the Plan. The Executory Contract Schedule shall list the unexpired leases and executory contracts to be assumed, and the cure amounts necessary for such assumption. If a party to an unexpired lease or executory contract disagrees with (a) the cure amount stated or opposes the assumption of that lease or contract on any ground, including the inability to provide adequate assurance of future performance or (b) any term or provision of
Article XIV of the Plan, such party must File and serve an objection at least seven (7) days prior to the Confirmation Date. All such objections shall be determined at the Confirmation Hearing. THE FAILURE TIMELY TO FILE AND SERVE SUCH AN OBJECTION SHALL CONSTITUTE A WAIVER OF ANY OBJECTION TO SUCH ASSUMPTION OR THE CURE AMOUNT AND THE WAIVING PARTY, ITS SUCCESSORS AND ASSIGNS SHALL BE FOREVER BARRED FROM CONTESTING ASSUMPTION OR ASSERTING A CLAIM FOR ADDITIONAL AMOUNTS AGAINST THE DEBTORS OR THEIR ESTATES, SUCCESSORS OR ASSIGNS.

            At the election of the Liquidating Trust, any monetary defaults under an unexpired lease or executory contract to be assumed under the Plan shall be satisfied by the Liquidating Trust from the Liquidating Trust Administrative Reserve pursuant to Section 365(b)(1) of the Bankruptcy Code in one of the following ways: (a) by payment of the default amount in Cash on or as soon as practicable after the later to occur of (i) thirty (30) days after determination of the cure amount; (ii) the Effective Date or such other period as may be ordered by the Bankruptcy Court; or (b) on such other terms as may be agreed to by the parties to such unexpired leases or executory contracts. If a dispute occurs regarding the cure amount, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.

            Any contract or lease assumed pursuant to the Plan may be assigned by the Liquidating Trust within 180 days after the Effective Date, upon notice to any third party to such contract or lease, in accordance with Section 365 of the Bankruptcy Code.

      J.    CREATION, FUNDING AND ADMINISTRATION OF LIQUIDATING TRUST

            THE LIQUIDATING TRUST SHALL BE GOVERNED BY THE PLAN, CONFIRMATION ORDER AND THE TERMS OF THE LIQUIDATING TRUST AGREEMENT, TO BE FILED WITH THE BANKRUPTCY COURT AND SERVED ON THE UNITED STATES TRUSTEE AND COUNSEL FOR THE CREDITORS' COMMITTEE IN ADVANCE OF THE CONFIRMATION HEARING. THE FOLLOWING IS A SUMMARY OF CERTAIN SALIENT FEATURES OF THE LIQUIDATING TRUST AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN. PARTIES IN INTEREST ARE URGED TO REVIEW THE PLAN AND ALL EXHIBITS THERETO, INCLUDING WITHOUT LIMITATION, THE LIQUIDATING TRUST AGREEMENT.

            1.  ESTABLISHMENT OF THE LIQUIDATING TRUST.

            The Plan provides that on the Effective Date, the Liquidating Trust shall be created and that the Debtors shall transfer, deliver and assign to the Liquidating Trust on behalf of all creditors all of their right, title and interest in, to, under and in connection with all Residual Assets free and clear of any interest in such property of any other Person. For federal income tax purposes, the beneficiaries of the Liquidating Trust will be treated as the grantors of the Liquidating Trust and deemed to be the owners of the Liquidating Trust Assets and the Debtors will treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as a deemed transfer to such beneficiaries followed by a deemed transfer by such beneficiaries to the Liquidating Trust.

            2.  PURPOSE OF THE LIQUIDATING TRUST.

            The Liquidating Trust will be organized for the sole purpose of liquidating the Liquidating Trust Assets with no objective or authority to continue or engage in the conduct of a trade or business. In particular, the Liquidating Trust, through the Liquidating Trustee, will (i) collect and reduce the Liquidating Trust Assets to Cash, (ii) make distributions on account of Allowed Claims Pursuant to the Plan and the Liquidating Trust,
(iii) take such steps as are reasonably necessary to accomplish such purpose, all as more fully provided in, and subject to the terms and provisions of, the Plan, the Confirmation Order and the Liquidating Trust Agreement.

            3.  POWERS AND OBLIGATIONS OF THE LIQUIDATING TRUST.

            From and after the Effective Date, the Liquidating Trust and Liquidating Trustee will succeed to all of the rights of the Debtors necessary to protect, conserve and liquidate all Liquidating Trust Assets as quickly as reasonably practicable, including, without limitation, the duties and powers of the Liquidating Trustee specified in Section 9.10(k) of the Plan, the Confirmation Order and the Liquidating Trust Agreement. In that capacity, the Liquidating Trust will have the exclusive power, on behalf and in the name of the Debtors, to prosecute, defend, compromise, settle and otherwise deal with all such Liquidating Trust Assets subject to the restrictions of the Liquidating Trust Agreement, the Plan and the Confirmation Order; provided, however, that the Liquidating Trustee will have no right to use Liquidating Trust Assets to conduct any trade or business.

      K.    CREATION, FUNDING AND MAINTENANCE OF PLAN RESERVES

            1.  ADMINISTRATIVE/PRIORITY CLAIMS RESERVE.

            The Plan requires the Liquidating Trustee on the Effective Date to deposit funds into the Administrative/Priority Claims Reserve in an amount sufficient to pay all Administrative Claims, Priority Claims and Priority Tax Claims. The initial amount funded to the Administrative/Priority Claims Reserve shall be an amount to be determined by the Debtors, in consultation with the Creditors' Committee, as necessary to pay the amounts of (a) all timely filed Administrative Claims, Priority Claims and Priority Tax Claims that are not Disputed Claims and (b) all Disputed Claims in such Classes and categories that may become Allowed Claims. Furthermore, to the extent the Liquidating Trustee determines that the funding of the Administrative/Priority Claims Reserve is insufficient, the net proceeds of the continuing liquidating of the Debtors' Assets shall, to the extent necessary for such purposes, be allocated to the Administrative/Priority Claims Reserve.

            The Liquidating Trustee shall disburse funds from the Administrative/Priority Claims Reserve to pay the Administrative Claims, the Priority Claims, and the Priority Tax Claims. Once all Administrative Claims, Priority Claims and Priority Tax Claims have been either paid in full or Disallowed, any remaining funds shall be deposited in the Disbursement Account.

            2.  FEE CLAIMS RESERVE.

            On the Effective Date, the Liquidating Trustee shall establish the Fee Claims Reserve for the payment of Fee Claims allowed by Final Order of the Bankruptcy Court. The Fee Claims Reserve shall be established in an amount to be determined by the Debtors, in consultation with the Creditors' Committee, representing the aggregate of (i) accrued holdbacks relating to Fee Claims approved by the Bankruptcy Court prior to the Confirmation Date or accrued in accordance with the Fee Order, and (ii) the Debtors' estimate of the reasonable Fee Claims accrued or likely to accrue through the Effective Date but not yet approved or disapproved by the Bankruptcy Court or paid pursuant to the Fee Order, less the amount of any retainers held by, for or on behalf of such Professionals.

            Any remaining unapplied retainers held by, for or on behalf of such Professionals following payment in full of their Allowed Claims shall be deposited in the Distribution Reserve.

            After all Fee Claims have been Allowed or Disallowed pursuant to Final Orders and after all Allowed Fee Claims have been paid, the remaining or excess funds, as applicable, in the Fee Claims Reserve shall be deposited in the Distribution Reserve.

            3.  LIQUIDATING TRUST ADMINISTRATIVE RESERVE.

            On the Effective Date, the Liquidating Trustee shall establish the Liquidating Trust Administrative Reserve and deposit funds into the Liquidating Trust Administrative Reserve in an amount to be determined by the Debtors, in consultation with the Creditors' Committee, as reasonably sufficient to pay the Liquidating Trust Administrative Expenses. Furthermore, to the extent the Liquidating Trustee determines that funding of the Liquidating Trust Administrative Reserve is insufficient, the net proceeds of the continuing liquidation of the Debtors' Assets shall, to the extent necessary for such purposes, be allocated to the Liquidating Trust Administrative Reserve. After all costs and expenses associated with the Liquidating Trust have been paid, and/or upon the reasonable determination of the Liquidating Trustee that the funds in the Liquidating Trust Administrative Reserve exceed the amounts necessary to pay the expenses of for which such fund is established, the remaining or excess funds, as applicable, in the Liquidating Trust Administrative Reserve shall be deposited in the Distribution Reserve.

            4.  THE HATTEN TRANSACTION CLAIMS RECOVERIES RESERVE.

            The Hatten Transaction Claims Recoveries Reserve shall be established on the Effective Date and all proceeds received by the Liquidating Trust through the prosecution and/or compromise of the Hatten Transaction Claims shall be deposited into the Hatten Transaction Claims Recoveries Reserve. All fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims shall be paid from the Liquidating Trust Administrative Reserve. No Distribution from the Hatten Transaction Claims Recoveries Reserve contemplated by the Adversary Proceeding Settlement shall be made unless and until all fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims shall have been paid, including, without limitation, the reimbursement of any amounts drawn from the Liquidating Trust Administrative Reserve to pay fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims. Any proceeds remaining in the Hatten Transaction Claims Recoveries Reserve after all Distributions contemplated by the Adversary Proceeding Settlement have been made shall be transferred to the Distribution Reserve.

            5.  THE CONVENIENCE CLASS RESERVE.

            On or as soon as reasonably practicable after the Effective Date, the Liquidating Trust shall deposit $100,000 in Cash in the Convenience Class Reserve for the purpose of making Distributions to the holders of Allowed Convenience Claims. After all Distributions authorized by the Plan shall have been made to holders of Allowed Convenience Claims, any funds remaining in the Convenience Class Reserve shall be transferred to the Distribution Reserve.

            6.  THE DISBURSEMENT RESERVE.

            On or after the Effective Date, except as otherwise provided in the Plan, all Liquidating Trust Assets remaining after the Administrative/Priority Claims Reserve, the Fee Claims Reserve and the Liquidating Trust Administrative Reserve have been funded shall be deposited into a Distribution Reserve for the purpose of making
Distributions on account of Allowed Convenience Claims and Allowed Unsecured Claims required under the Plan.


                    VI. DISTRIBUTIONS AND PROCEDURES FOR
                        RESOLVING DISPUTED CLAIMS

      A.    OBJECTION DEADLINE

            As soon as practicable, but in no event later than one hundred eighty (180) days after the Effective Date (subject to extension by the Bankruptcy Court upon motion of the Liquidating Trustee without notice or hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon holders of each of the Claims to which objections are made.

      B.    PROSECUTION OF CONTESTED CLAIMS

            Upon the occurrence of the Effective Date, the Liquidating Trustee will have the exclusive right to object to the allowance, classification or amount of any Claim filed in any of the Reorganization Cases. The Liquidating Trustee is authorized and empowered, but not required, to resolve any disputes regarding the allowance, classification or amount of any Claim. All objections that are filed and prosecuted as provided in the Plan shall be litigated to Final Order or compromised and settled in accordance with Section 10.4 of the Plan.

      C.    DISPUTED CLAIM RESERVE

            In determining the amount of Distributions to be made under the Plan to holders of Allowed Claims, the appropriate Distribution required by the Plan shall be made according to estimates and subject to the provisions of the Plan. The Disputed Claim Reserve shall be established for each Disputed Claim. The Liquidating Trustee shall fund the Disputed Claim Reserve from the Liquidating Trust Assets in an amount that reasonably approximates the Ratable Distribution that would otherwise be made to such Claim holder assuming such Claim were to be Allowed in the amount set forth on the Claim holder's proof of Claim or as estimated pursuant to agreement with the Claim holder or Order of the Bankruptcy Court.

      D.    CLAIMS SETTLEMENT GUIDELINES

            Notwithstanding any requirement that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date all Claims and all claims that any of the Debtors have asserted against other parties may be compromised and settled according to the following procedures:

                (a) No review or approval of the Bankruptcy Court or any other party in interest is required respecting: (i) any settlement or compromise of a Claim pursuant to which such Claim is Allowed in an amount of $20,000 or less; (ii) the settlement or compromise of a Claim where the difference between the amount of the Claim listed on the Schedules and the amount of the Claim proposed to be Allowed under the settlement or compromise is $20,000 or less.

                (b) The following settlements or compromises shall be submitted to the Bankruptcy Court for approval and, if the PEDC has been appointed, notice such proposed settlement or compromise shall be served upon counsel for the PEDC (or the members of the PEDC if the PEDC has not retained counsel): (i) any settlement or compromise not described in subsection (a) above (i.e. Section 10.4(a) of the Plan); and (ii) any settlement or compromise of a Claim or a claim asserted by the Debtors or the Liquidating Trust involving an "insider" as defined in Section 101(31) of the Bankruptcy Code.

      E.    ESTIMATION OF CLAIMS

            The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Creditors' Committee or Liquidating Trustee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

      F.    NO DISTRIBUTION PENDING ALLOWANCE

            Notwithstanding any other provision of the Plan, no payment or Distribution shall be made with respect to any Claim to the extent it is Disputed unless and until such Disputed
Claim becomes an Allowed Claim.

      G.    DISTRIBUTIONS AFTER ALLOWANCE

            Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions of the Plan governing the Class of Claims to which such Claim holder belongs.

      H.    DISPUTED PAYMENT

            If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidating Trustee may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Bankruptcy Court Order or by written agreement among the interested parties to such dispute.

      I.    AMENDMENTS TO CLAIMS

            A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. After the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the amount or priority. Unless otherwise provided in the Plan, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors or the Liquidating Trustee, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.

      J.    THIRD PARTY AGREEMENTS; SUBORDINATION

            The Plan provides that Distributions to the various classes of Claims shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights, or otherwise. All of such rights and any agreements relating thereto, including, without express or implied limitation, subordination rights arising out of contractual subordination provisions between and among the Senior Notes and Senior Notes Indentures, on the one hand, and the Junior Notes and the Junior Notes Indentures, on the other hand, shall remain in full force and effect. Distributions made by the Liquidating Trustee shall not be inconsistent with such contractual subordination provisions and may be modified only by a Final Order directing that Distributions be made other than as provided in the Plan and Confirmation Order; provided, however, that neither the Liquidating Trust nor the Liquidating Trustee (or any of its agents, representatives, professionals or employees) shall be liable to any Person on account of Distributions made in good faith which are ultimately determined to be inconsistent with inter-creditor contractual subordination agreements or rights.

      K.    NO RECOURSE TO LIQUIDATING TRUSTEE

            Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no Claim holder shall have recourse to the Debtors, the Liquidating Trust, the Liquidating Trustee, Reorganized USN Communications or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under
Section 502(j) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

      L.    NON-CASH PROPERTY

            Any non-Cash property of the Estates may be sold, transferred or abandoned by the Liquidating Trust. Notice of such sale, transfer or abandonment shall be provided to the holders, if any, of Secured Claims holding liens on such assets. If, in the Liquidating Trustee's judgment, such property cannot be sold in a commercially reasonable manner, the Liquidating Trustee shall have the right to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Liquidating Trustee. Except in the case of willful misconduct, no party in interest shall have a cause of action against any Debtor, any director, officer, employee, consultant or professional of any Debtor, the Liquidating Trust, the Liquidating Trustee or any director, officer, employee, consultant or professional of the Liquidating Trust or Liquidating Trustee arising from or related to: (a) the disposition of non-Cash property in accordance with the Plan; or (b) the investment of amounts by the Liquidating Trustee in accordance with the Plan.

      M.    TRANSMITTAL OF DISTRIBUTIONS AND NOTICES

            Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person at the address indicated on any notice of appearance Filed by that Person or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim, the address set forth in the relevant Schedule of Assets and Liabilities for that Person. Property distributed in accordance with 11.7(a) of the Plan shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

            A holder of a Claim or Equity Interest may designate a different address for notices and Distributions by notifying the Liquidating Trustee, or with respect to a holder of a Notes Claim, the appropriate indenture trustee for the indenture under which such Note Claim arose, of that address in writing. Any change of address of a party entitled to receive Distributions under the Plan must be provided to the Liquidating Trustee by registered mail in order to be effective. Such notification shall be effective upon receipt.

      N.    DISTRIBUTIONS TO HOLDERS OF NOTES CLAIMS

            1.  INDENTURE TRUSTEES AS CLAIMHOLDERS.

            The Plan provides that each of the Indenture Trustees shall be deemed to be the sole holder of all Allowed Notes Claims arising under, related to or evidenced by their respective notes indentures. With respect to Distributions provided for in the Plan or the Liquidating Trust Agreement on account of Allowed 14% Senior Notes Claims and Allowed 14 5/8% Senior Notes Claims, the corresponding indenture trustees shall be the only Persons entitled to receive such Distributions.

            2.  OBLIGATION OF INDENTURE TRUSTEES TO TRANSMIT
                DISTRIBUTIONS RECEIVED.

            Under the Plan, the 14% Senior Notes Indenture Trustee and the 14 5/8% Senior Notes Indenture Trustee are obligated to Distribute, in accordance with their respective notes indentures, all Distributions, if any, received to the record holders of the notes issued under their respective indentures, without prejudice to the rights of each of the Senior Notes Indenture Trustees' under their respective notes indentures to reimbursement or payment of fees, expenses and other charges.

      O.    WITHHOLDING TAXES AND EXPENSES OF DISTRIBUTION

            Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions under the Plan. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes. In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

      P.    METHOD OF CASH DISTRIBUTIONS

            Any Cash payment to be made by the Liquidating Trust pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trust, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.


                       VII. CONFIRMATION OF THE PLAN

      A.    INTRODUCTION

            The Bankruptcy Code requires the bankruptcy court to determine whether a plan of reorganization complies with the technical requirements of chapter 11 of the Bankruptcy Code. It requires further that a debtor's disclosures concerning such plan have been adequate and have included information concerning all payments made or promised by the debtor in connection with the plan.

            To confirm the Plan, the Bankruptcy Court must find that all of these and other requirements have been met. Thus, even if the requisite vote is achieved for each Class of Impaired Claims, the Bankruptcy Court must make independent findings respecting the Plan's conformity with the requirements of the Bankruptcy Code before it may confirm the Plan. Some of these statutory requirements are discussed below.

      B.    VOTING PROCEDURES AND STANDARDS

            With respect to Claims in Classes that are Impaired under the Plan (but not deemed to reject the Plan by virtue of receiving no Distributions thereunder), holders of Claims in such Classes will receive this Disclosure Statement and a Ballot for the acceptance or rejection of the Plan. Any Claim or Equity Interest whose legal, contractual or equitable rights are altered, modified or changed by the proposed treatment under the Plan or whose treatment under the Plan is not provided for in
Section 1124 of the Bankruptcy Code is considered Impaired.

            On ____________ ___, 2000, the Bankruptcy Court entered an Order setting certain procedures in connection with voting on the Plan (the "Voting Procedures Order"), a copy of which is enclosed with the Disclosure Statement. The Voting Procedures Order sets forth the procedures to be employed in tabulating acceptances and rejection of the Plan. Ballots, which contain comprehensive voting instructions, have been included with the copies of this Disclosure Statement sent to members of voting Classes.

            IF A BALLOT IS DAMAGED OR LOST OR IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE DEBTORS' BALLOTING AGENT:

                          USN COMMUNICATIONS, INC.
                  C/O ROBERT L. BERGER & ASSOCIATES, INC.
                                  BOX 685
                            16161 VENTURA BLVD.
                              ENCINO, CA 91436

            A VOTE MAY BE DISREGARDED IF THE COURT DETERMINES, AFTER NOTICE AND A HEARING, THAT SUCH ACCEPTANCE OR REJECTION WAS NOT MADE OR SOLICITED OR PROCURED IN GOOD FAITH OR IN ACCORDANCE WITH THE PROVISIONS OF THE BANKRUPTCY CODE.

            PURSUANT TO THE BANKRUPTCY CODE, IN ORDER FOR THE PLAN TO BE "ACCEPTED," THE REQUISITE VOTE IS REQUIRED FOR EACH CLASS OF IMPAIRED CLAIMS. ANY IMPAIRED CLASS THAT FAILS TO ACHIEVE THE REQUISITE VOTE WILL BE DEEMED TO HAVE REJECTED THE PLAN.

      C.    ACCEPTANCE

            The Bankruptcy Code defines acceptance of a plan by an Impaired class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of claims of that class that actually vote. Acceptance of the Plan need only be solicited from holders of Claims whose Claims are Impaired and not deemed to have rejected the Plan. Except in the context of a "cram down," as a condition to confirmation of the Plan, the Bankruptcy Code requires that, with certain exceptions, each Class of Impaired Claims accepts the Plan. The Debtors intend to seek acceptances of the Plan from holders of Claims in the voting Classes, but intend to "cram down" the Plan on holders of certain Impaired Claims and Equity Interests who are deemed to reject the Plan by virtue of receiving no Distribution thereunder.

            In the event the requisite vote is not obtained, the Debtors have the right, assuming that at least one Class of Impaired Claims has accepted the Plan, to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code. Section 1129(b) permits confirmation of a plan notwithstanding rejection by one or more classes of Impaired claims or Impaired equity interests if the bankruptcy court finds that the plan does not discriminate unfairly and is "fair and equitable" with respect to the rejecting class or classes. This procedure is commonly referred to in bankruptcy parlance as "cram down." The Plan is predicated on all voting Classes voting to accept the Plan. However, if any voting Class or Classes vote to reject the Plan, the Debtors will seek a cram down of such Classes at the Confirmation Hearing. In any event, the Debtors will seek a cram down of the Plan on Classes deemed to reject the Plan by virtue of receiving no Distributions thereunder.

      D.    CONFIRMATION AND CONSUMMATION

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of Section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan. Section 1129(a) of the Bankruptcy Code requires that, among other things:

            o The plan comply with the applicable provisions of the Bankruptcy Code.

            o The proponent of the plan has complied with the applicable provisions of the Bankruptcy Code.

            o The plan has been proposed in good faith and not by any means forbidden by law.

            o Any payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the court as reasonable.

            o The proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office of such individual, must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtors will employ or retain, and the nature of any compensation for such insider.

            o With respect to each class of Impaired claims or equity interests, either each holder of a claim or equity interest of such class has accepted the plan, or will receive or retain under the plan on account of such claim or equity interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code.

            o Each class of claims or equity interests has either accepted the plan or is not Impaired under the Plan.

            o Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims (other than tax claims) will be paid in full on the effective date (except that if a class of priority claims has voted to accept the plan, holders of such claims may receive deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amount of such claims) and that priority tax claims will receive on account of such claims deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the effective date, equal to the allowed amount of such claim.

            o If a class of claims is Impaired, at least one (1) Impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class.

            o Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless, as here, such liquidation or reorganization is proposed in the plan.

            Subject to receiving the requisite votes in accordance with
Section 1129(a)(8) of the Bankruptcy Code and the "cram down" of Classes not receiving any Distribution under the Plan, the Debtors believe that (i) the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code, (ii) the Debtors have complied or will have complied with all of the requirements of chapter 11, and (iii) the Plan has been proposed in good faith.

            Set forth below is a more detailed summary of the relevant statutory confirmation requirements.

            1.  BEST INTERESTS OF HOLDERS OF CLAIMS AND EQUITY INTERESTS.

            The "best interests" test requires that the bankruptcy court find either that (a) all members of each Impaired class have accepted the plan or (b) each holder of an allowed claim or equity interest of each Impaired class of claims or equity interests will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. This requirement is referred to as the "best interests test."

            In a chapter 7 liquidation, unsecured creditors and equity interest holders of a debtor are paid from available assets generally in the following order, with no lower priority class receiving any distributions until all amounts due to senior priority classes have been paid fully or payment provided for: (a) secured creditors (to the extent of the value of their collateral); (b) priority creditors; (c) unsecured creditors; (d) debt expressly subordinated by its terms or by order of the bankruptcy court; and (e) equity interests.

            The Debtors believe that the value of any distributions in a chapter 7 liquidation would be less than the value of Distributions under the Plan. Significantly, the Sale Transaction through which anticipated Distributions will, in part, be funded, can only be accomplished pursuant to a chapter 11 plan of reorganization. While an Alternative Sale Transaction could be accomplished outside of a chapter 11 plan of reorganization, such as through the sale of the Wireless Stock, there may be substantial risk associated with pursuing such transaction in lieu of the Sale Transaction to be effected under the Plan. After extensive marketing of the Wireless Companies by the Debtors, the Creditors' Committee and their respective professionals, no party has come forward with a higher or better offer for an Alternative Sale Transaction. Accordingly, the Debtors believe that the best, and perhaps only, means of maximizing value for Claimholders is to proceed with the ATA Sale and consummate the Plan.

            Additionally, a chapter 7 liquidation likely would result in
(a) increased costs and expenses of liquidation arising from fees payable to trustees in bankruptcy and professional advisors to such trustees, (b) the erosion in the value of assets in chapter 7 cases in the context of the expeditious liquidation required under a chapter 7 case and the "forced sale" atmosphere that would prevail, and (c) the delay of distributions for a substantial period of time, thereby reducing the present value of such distributions.

            Thus, for all of the foregoing reasons, the Debtors believe that the Plan satisfies the best interests of creditors test. See also the Summary Liquidation Analysis annexed as Exhibit "B" hereto, which, in the Debtors' opinion, demonstrates that the Plan satisfies the "best interests test."

            2.  FINANCIAL FEASIBILITY.

            Section 1129(a)(11) of the Bankruptcy Code requires that confirmation should not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors unless such liquidation or reorganization is proposed in the plan. Under the terms of the Plan, the Debtors will be fully liquidated and certain Allowed Claims against them will be paid in Cash as described in the Plan and herein. Accordingly, confirmation of the Plan is not likely to be followed by the liquidation or further reorganization of the Debtors not contemplated by the Plan.

            3.  CRAM DOWN.

            The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all Impaired classes, as long as at least one Impaired class of claims has accepted the Plan. The "cram down" provisions of the Bankruptcy Code are set forth in Section 1129(b) of the Bankruptcy Code. Under the "cram down" provisions, upon the request of a plan proponent the Bankruptcy Court will confirm a plan despite the lack of acceptance by an Impaired class or classes if the bankruptcy court finds that (i) the plan does not discriminate unfairly with respect to each non-accepting Impaired class, (ii) the plan is fair and equitable with respect to each non-accepting Impaired class, and (iii) at least one Impaired class has accepted the plan. These standards ensure that holders of junior interests, such as common stockholders, cannot retain any interest in the debtor under a plan of reorganization that has been rejected by a senior class of Impaired claims or equity interests unless such Impaired claims or interests are paid in full.

            As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or equity interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan. By establishing separate Classes for the holders of each type of Claim and by treating each holder of a Claim in each Class identically, the Plan has been structured so as to meet the "unfair discrimination" test of Section 1129(b) of the Bankruptcy Code.

            The Bankruptcy Code sets forth different standards for establishing that a plan is "fair and equitable" with respect to a dissenting class, depending on whether the class is comprised of secured or unsecured claims or equity interests. In general, Section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an Impaired class if that class and all junior classes are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan. The Debtors will seek to confirm the Plan regardless of whether holders of Impaired Claims vote to accept the Plan and believe that the Plan satisfies all requirements to effect such a "cram down."

            With respect to a Class of unsecured Claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (i) each holder of an unsecured Claim in the dissenting Class receives or retains under such Plan property of a value equal to the allowed amount of its unsecured Claim, or (ii) the holders of Claims that are junior to the Claims of the holders of such unsecured Claims will not receive or retain any property under the Plan. Additionally, the Debtors must demonstrate that the holders of Claims that are senior to the Claims of the dissenting Class of unsecured Claims receive no more than payment in full on their Claims under the Plan.

            If all the applicable requirements for confirmation of the Plan are met as set forth in Sections 1129(a)(1) through (13) of the Bankruptcy Code, except that one or more of Classes of Impaired Claims have failed to accept the Plan pursuant to Section 1129(a)(8) of the Bankruptcy Code, the Debtors will request that the Bankruptcy Court confirm the Plan over the objections of such Classes in accordance with Section 1129(b) of the Bankruptcy Code. The Debtors believe that the Plan satisfies the "cram down" requirements of the Bankruptcy Code. The Debtors may seek confirmation of the Plan over the objection of dissenting Classes, as well as over the objection of individual holders of Claims who are members of an accepting Class. In addition, the Debtors intend to seek a "cram down" of the Plan on Classes deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code by virtue of receiving no Distributions thereunder. However, there can be no assurance that the Bankruptcy Court will determine that the Plan meets the requirements of Section 1129(b) of the Bankruptcy Code.

            4.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.

            The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code which require that a plan of reorganization place each claim or equity interest into a class with other claims or equity interests which are "substantially similar."


             VIII. MANAGEMENT OF REORGANIZED USN COMMUNICATIONS

            On the Effective Date, the authority, power and incumbency of the persons then acting as officers and directors of the Debtors shall be terminated and such officers and directors shall be deemed to have resigned. If the Purchase Agreement is consummated, a board of directors may be appointed by the Buyer as owner of the Reorganized Stock in accordance with the provisions of the USN Communications Amended and Restated Certificate of Incorporation. If the Purchase Agreement is not consummated, but an Alternative Sale Transaction is consummated pursuant to an Alternative Purchase Agreement that contemplates the issuance and sale of the Reorganized Stock, the Alternative Buyer under such Alternative Purchase Agreement may appoint a board of directors. If no Purchase Agreement or Alternative Purchase Agreement which contemplates the issuance and sale of the Reorganized Stock is consummated, then USN Communications shall be dissolved and no replacement board of directors shall be appointed.


                    IX. CERTAIN EFFECTS OF CONFIRMATION

      A.    DISCHARGE

            Pursuant to Sections 524 and 1141(d) of the Bankruptcy Code, except as expressly provided in this Plan and the Confirmation Order, the Distributions and other rights or treatment of Claims and Equity Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of, all Claims and termination of all Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors, or any of their Estates, the Reorganized Debtor, Assets, properties or interests in property, regardless of whether any property shall have been distributed or retained pursuant to the Plan or on account of such Claim or Equity Interest. Except as otherwise expressly provided in the Plan or the Confirmation Order, entry of the Confirmation Order acts as a discharge effective as of the Effective Date of any and all Claims against and Equity Interests in Debtors or any of their assets that arose at any time prior to the entry of the Confirmation Order. Reorganized USN Communications shall not be responsible for any obligations of the Debtors except those expressly assumed by Reorganized USN Communications. The discharge shall be effective as to each Claim and Equity Interest except as otherwise expressly provided in the Confirmation Order, regardless of whether:

                   (a) a proof of Claim based on such debt or liability is Filed or deemed Filed under the Bankruptcy Code;

                   (b) a Claim based on such Claim, Equity Interest, debt or liability is Allowed; or

                   (c) the holder of a Claim based on such Claim, Equity Interest, debt or liability has accepted the Plan.

      B.    TERM OF BANKRUPTCY INJUNCTION OR STAYS

            Except as expressly provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Reorganization Cases under Section 105 or 362 of the Bankruptcy Code, or otherwise, and is in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

      C.    WAIVER OF CLAIMS

            As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who, directly or indirectly, have held, hold or may hold Claims against or Equity Interests in the Debtors shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with the Debtors, Reorganized USN Communications and with each of the Released Parties to waive, release and not to (a) sue, or otherwise seek any recovery from the Debtors, Reorganized USN Communications or any Released Party, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken from the beginning of time through the Effective Date arising out of the business or affairs of the Debtors, or (b) assert any Claim, obligation, right, cause of action and liability which any such holder of a Claim against or Equity Interest in any Debtor has or may assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions or the occurrence taking place from the beginning of time through the Effective Date in any way relating to the Debtors, the Reorganization Cases, or the Plan.

      D.    DEBTORS' RELEASES

            Except as expressly provided in the Confirmation Order and the Plan, each Debtor hereby waives, releases and discharges all Released Parties from any claim (as such term "claim" is defined in Section 101(5) of the Bankruptcy Code) arising from the beginning of time through the Effective Date related to such Released Party's acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty) as an agent, advisor, accountant, investment banker, consultant, attorney or other representative (including any current or former director, officer, employee, member or professional) of any Debtor or Affiliate thereof, in that capacity. Any such release shall additionally act as an injunction against any Claimholder or holder of an Equity Interest of any Debtor from commencing or continuing any action, employment of process or act to collect, offset or recover any claim that is so released.

      E.    INJUNCTION

            The Confirmation Order shall provide, among other things, that all Persons who have held, hold or may hold Claims against or Equity Interests in any of the Debtors are, with respect to any such Claims or Equity Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) asserting, commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications, the Buyer, the Wireless Companies or any of their Affiliates or property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications or any of their Affiliates or property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Claim or Encumbrance of any kind against any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications, the Buyer, the Wireless Companies or any of their Affiliates or property; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications, the Buyer, the Wireless Companies or any of their affiliates or property; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

      F.    EXCULPATION

            Except as otherwise expressly provided in the Plan or the Confirmation Order, the Debtors, the Released Parties, the Creditors' Committee and members thereof (solely with respect to each member of the Creditors' Committee's conduct in furtherance of its, his or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), the PEDC (if appointed, and then solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors), the Liquidating Trustee, Reorganized USN Communications, the Buyer and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action or liability to one another or to any Claimholder or holder of any Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtors' Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            Notwithstanding any other provision of the Plan, no Claimholder or holder of an Equity Interest, or other party in interest, none of the their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing shall have any right of action against the Debtors, any of the Released Parties, the Creditors' Committee and members thereof (solely with respect to each member of the Creditors' Committee's conduct in furtherance of its, his or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), the PEDC (if appointed, and then solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors), the Liquidating Trustee, Reorganized USN Communications, the Buyer and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents and any of such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

      G.    PRESERVATION OF CERTAIN CLAIMS

            Section 12.7 of the Plan provides that nothing in Article 12 of the Plan shall discharge, release, limit or impair the rights of the Debtors or Liquidating Trust in respect of: (a) any Hatten Fiduciary Claim against any current or former officer or director; provided, however, no current or former officer or director shall have liability in excess of the Available D&O Insurance Proceeds to any Person (including, without limitation, the Debtors, the Estates and/or the Liquidating Trust) arising out of or related to any Hatten Fiduciary Claim; and (b) any claim, cause of action, right, title and interest of the Debtors or the Liquidating Trust arising under or related to the Purchase Agreement (or an Alternative Purchase Agreement, as the case may be), including, without limitation, the right to receive the Purchase Consideration (or the Alternative Purchase Consideration, as the case may be).

      H.    SETOFFS

            In the event the Debtors or the Liquidating Trust have a claim of any nature whatsoever against a Claimholder, the Debtors or the Liquidating Trust may, but are not required to, set off against such Claim (and any Distributions or other rights to receive property arising out of such Claim under the Plan) the Debtors' or the Liquidating Trust's claim against such Claimholder, unless any such claim is or will be released under the Plan, subject to the provisions of Section 553 of the Bankruptcy Code. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Liquidating Trust of any claims that the Debtors or the Liquidating Trust have against a Claimholder.

      I.    RETENTION AND ENFORCEMENT OF CLAIMS AND INTERESTS

            Upon the occurrence of the Effective Date, pursuant to Section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan, the Liquidating Trust will have the exclusive right to enforce any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to Sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code.

      J.    PRESERVATION OF INSURANCE

            The provisions of the Plan shall not diminish or impair the enforceability of any Insurance Policies, including, without limitation, the D&O Insurance, that may cover Claims against the Debtors or any other Person.

      K.    POST-CONFIRMATION JURISDICTION OF BANKRUPTCY COURT

            Notwithstanding confirmation of the Plan or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                  (a) To determine the allowability, classification, or priority of Claims upon objection by the Debtors, the Liquidating Trust, the PEDC or any other party in interest entitled to File an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

                  (b) To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to in the Plan, and to determine all matters that may be pending before the Bankruptcy Court in the Reorganization Cases on or before the Effective Date with respect to any Person;

                  (c) To protect the property of the Estates, including, without limitation, Litigation Claims (and further including, without limitation all Avoidance Claims, Hatten Transaction Claims and Hatten Fiduciary Claims), from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estates;

                  (d) To determine any and all applications for allowance of Fee Claims;

                  (e) To determine any Priority Tax Claims, Priority Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under Section 507(a) of the Bankruptcy Code;

                  (f) To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions under the Plan or under the Liquidating Trust Agreement;

                  (g) To determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Section 14.1 of the Plan;

                  (h) To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Reorganization Cases, including any remands;

                  (i)   To enter a Final Order closing the Reorganization
Cases;

                  (j) To modify the Plan under Section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

                  (k) To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

                  (l) To enable the Liquidating Trust to prosecute any and all proceedings to set aside liens or encumbrances and to recover any transfers, Assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

                  (m) To determine any tax liability pursuant to Section 505 of the Bankruptcy Code;

                  (n) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (o) To resolve any disputes concerning whether a Person had sufficient notice of the Reorganization Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

                  (p) To resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Reorganization Cases;

                  (q) To authorize sales of Assets as necessary or desirable and resolve objections, if any, to such sales;

                  (r) To hear and resolve Litigation Claims, including, without limitation, the Avoidance Claims, Hatten Transaction Claims and Hatten Fiduciary Claims;

                  (s) To resolve any disputes concerning any release of a nondebtor under the Plan or the injunction against acts, employment of process or actions against such nondebtor arising under the Plan;

                  (t) To approve any Distributions, or objections thereto, under the Plan;

                  (u) To approve any Claims settlement entered into or offset exercised by the Liquidating Trust;

                  (v) To oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors; and

                  (w) To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or the Liquidating Trust Agreement, or as may be authorized under provisions of the Bankruptcy Code.


                  X. CERTAIN RISK FACTORS TO BE CONSIDERED

            HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

      A.    DISTRIBUTION RISKS

            The Plan contemplates the resolution of many Disputed Claims and certain of the Disputed Administrative Claims after the Effective Date. Some of the Disputed Claims and Disputed Administrative Claims are substantial, and, if resolved unfavorably, could have a significant negative impact on the recoveries of the holders of Allowed Unsecured Claims. For instance, Ameritech has filed a proof of Claim against the Estate of USN Communications in the amount of $306,146,239.45 and sought allowance of an Administrative Claim in the amount of $1,050,921.21. Similarly, Bell Atlantic and certain of its affiliates have filed proofs of Claim against certain of the Debtors aggregating more than approximately $174,000,000.00 and have filed a motion seeking an order allowing and compelling payment of an alleged Administrative Claim in excess of $4,000,000.00. While the Debtors believe they have defenses and may have counterclaims respecting many of the Disputed Claims and Disputed Administrative Claims, and consequently that such Disputed Claims and Disputed Administrative Claims are without merit, adverse resolution of these Claims will reduce the Distributions to holders of Allowed Unsecured Claims.

            Except to the extent that the Debtors' Assets have already been reduced to Cash, the Debtors' ability to make the Distributions described in the Plan also depends upon the liquidation of the Debtors' remaining Assets, many of which consist of potential avoidance actions and other claims against third-parties. Although the Debtors and the Liquidating Trustee will endeavor to liquidate these and other Assets as expeditiously as possible, and in such manner so as to maximize the Cash realized from their disposition, the Debtors cannot warrant either the timing or the amount of Distributions contemplated under the Plan because prosecuting the Debtors' claims could take substantially more time than anticipated and/or result in little or no recovery.

      B.    BANKRUPTCY RISKS

            1.  OBJECTION TO CLASSIFICATIONS.

            Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests of such class. The Debtors believe the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

            2.  RISK OF NONCONFIRMATION OF THE PLAN.

            Even if all voting Classes accept the Plan, the Plan might not be confirmed by the Bankruptcy Court. As discussed herein, Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of a plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization unless, as here, such liquidation or reorganization is proposed in the plan, and that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity security holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies all the requirements for confirmation of a plan of reorganization under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for confirmation of the Plan have been satisfied.

            3.  RISK OF DELAYED CONFIRMATION AND/OR EFFECTIVE DATE OF
                PLAN.

            Any delay of either the Confirmation Date or the Effective Date of the Plan could result in, among other things, (a) increased Fee Claims,
(b) a failure to consummate the Sale Transaction, and/or (c) other adverse effects on the Debtors' ability to make Distributions to the holders of Allowed Unsecured Claims.

      C.    RISKS RELATING TO SALE TRANSACTION

            The Purchase Agreement contains a number of conditions to the closing of the Sale Transaction and it is likely that any Alternative Purchase Agreement the Debtors may execute in lieu of the Purchase Agreement would contain similar conditions. Although the Debtors presently believe they will be able to satisfy all conditions to closing of the Sale Transaction, it is possible that some may not be satisfied, and that the Buyer will refuse to waive any such conditions and consummate the Sale Transaction. In addition, it is possible that the Buyer may be unable, or may refuse, to consummate the Sale Transaction, even if USN Communications has satisfied all conditions to the closing.


                XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following discussion summarizes some of the more significant United States federal income tax consequences of the Plan to certain holders of Claims. The analysis contained herein is based upon the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive and could affect significantly the federal income tax consequences discussed below. This summary does not address foreign, state or local income tax, or any estate or gift tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign companies, nonresident alien individuals, S corporations, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers and tax-exempt organizations).

            THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE LAW. NO RULING HAS BEEN APPLIED FOR OR OBTAINED FROM THE INTERNAL REVENUE SERVICE OR WILL BE SOUGHT WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN REQUESTED, OBTAINED BY THE DEBTORS OR WILL BE SOUGHT WITH RESPECT THERETO. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE PLAN.

      A.    FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

            1.  CANCELLATION OF DEBT.

            Upon implementation of the Plan, the amount of the Debtors' aggregate outstanding indebtedness will be substantially reduced. A portion of the reduction will be treated as income from the discharge of indebtedness (also known as "Cancellation of Debt" or "COD"), i.e., the amount by which the debt discharged exceeds any consideration paid in exchange therefor. In general, the IRC provides that a corporate or individual debtor in a case under the Bankruptcy Code does not recognize such income for federal tax purposes but rather such debtor must reduce its tax attributes by any COD.

            For this purpose a Debtor's tax attributes include: net operating losses ("NOLs") for the taxable year of the discharge and NOL carryovers to such taxable year, credits, capital loss carryovers, basis of property and passive activity losses and credits. Because any attribute reduction will be applied only after determination of the tax liability of the Debtors for the taxable year of the Discharge, any reduction in tax attributes will not affect the utilization of such attributes against any income or gain recognized upon implementation of the Plan; however, NOL carryovers and suspended passive losses that otherwise might be available to the Debtors in subsequent taxable years may be substantially reduced, if not eliminated.

            In the event that the amount of COD attributable to a Debtor exceeds all of that Debtor's tax attributes, no income will be realized by such Debtor as long as such cancellation occurs in connection with the Debtor's Reorganization Case.

            2.  LIMITATION ON NOL CARRYOVERS AND OTHER TAX ATTRIBUTES.

            Under IRC Section 382, if a loss corporation undergoes an ownership change, the amount of its pre-change losses that may be utilized to offset future taxable income generally will be subject to an "annual limitation." Such annual limitation also may apply to subsequently recognized "built-in" losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change. In general, the annual limitation would be equal to the product of (i) the value of the loss corporation's outstanding stock immediately before the ownership change (with certain adjustments) and (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs. Any unused portion of the annual limitation would be available in subsequent years.

            In general, an ownership change occurs if the percentage of the value of the loss corporation's stock owned by one or more direct or indirect five percent (5%) shareholders (as specially defined for purposes of IRC Section 382) has increased by more than fifty (50) percentage points over the lowest percentage of that value owned by such five percent (5%) shareholders at any time during a three-year test period. Under the Regulations, the IRS, in certain circumstances, may treat certain non-stock interests in a corporation (including debt) as stock for IRC Section 382 purposes if such interests offer a potential significant participation in the growth of the corporation.

            3.  ALTERNATIVE MINIMUM TAX.

            In general, an alternative minimum tax ("AMT") is imposed to the extent that twenty percent (20%) of a corporation's alternative minimum taxable income exceeds the corporation's regular Federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular income tax purposes by available NOL carryovers, only ninety percent (90%) of the corporation's taxable income for AMT purposes may be offset by available NOL carryovers (as recomputed for AMT purposes). In addition, if a corporation undergoes an ownership change within the meaning of IRC Section 382, and is in a net built-in loss position on the change date (as determined for AMT purposes), the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to the fair market value of such assets as of the change date.

            4.  SALE OR TRANSFER OF ASSETS BY THE DEBTORS.

            Pursuant to the Plan, it is possible that some or substantially all of the Assets will be sold or otherwise transferred. If this happens, such sales or transfers of the Assets may result in taxable gain or loss to the Debtors. Nevertheless, due to available NOL carryforwards, and additional NOLs and other losses expected to be incurred in connection with such transfers, the Debtors do not anticipate that a significant federal income tax liability, if any, will be incurred as a result of such transfers.

      B.    FEDERAL INCOME TAX TREATMENT OF THE LIQUIDATION TRUST

            Upon the confirmation of the Plan, the occurrence of the Effective Date and the closing of the Sale Transaction, the Residual Assets will be transferred to the Liquidation Trust. In consideration thereof, the Liquidation Trust will assume the Debtors' obligations to make Distributions in accordance with the Plan. The Debtors believe that the Liquidation Trust would qualify as a liquidating trust, as defined in Treasury Regulation Section 301.7701-4(d), and would therefore be taxed as a grantor trust, of which the holders of Allowed Claims and Disputed Claims would be treated as the grantors. Thus, no tax should be imposed on the Liquidation Trust itself or on the income earned or gain recognized by the Liquidation Trust. Instead, holders of Allowed Unsecured Claims would be taxed on their allocable shares of such income and gain in each taxable year, whether or not they received any distributions from the Liquidation Trust in such taxable year. The Liquidation Trust would pay federal, state and local tax on the taxable income and gain allocable to holders of Disputed Claims on behalf of such holders and, when such Disputed Claims were ultimately resolved, holders whose Disputed Claims were determined to be Allowed Claims would receive distributions from the Liquidation Trust net of taxes which the Liquidation Trust had previously paid on their behalf.

            It is possible, however, that the IRS could require a different characterization of the Liquidation Trust, which could result in different and possibly greater tax liability to the Liquidation Trust and/or the holders of Allowed Claims. If the IRS determines that the powers granted to the Liquidation Trustee or the activities of the Liquidating Trustee are greater than those normally associated with carrying out the liquidation and distribution of assets transferred to a liquidating trust, as described in Treasury Regulation Section 301.7701-4(d), the IRS may attempt to re-characterize the Liquidation Trust as a complex trust under IRC Section 641 or as a corporation. A complex trust generally is subject to tax on income received, less deductions allowed for its expenses and for distributions that it makes to creditor-beneficiaries up to the amount of its distributable net income ("DNI"), as defined in IRC Section 643(a). The Liquidation Trust would be taxed on any current DNI not distributed to the holders of Allowed Unsecured Claims, and such holders would be taxed on income currently distributed to them by the Liquidation Trust (up to the amount of their proportionate share of the Liquidation Trust's DNI for that year).

            Alternatively, the IRS may attempt to characterize the Liquidation Trust as a Qualified Settlement Fund ("QSF") pursuant to Treasury Regulations under IRC Section 468B(g) (the "QSF Regulations"). The QSF Regulations generally do not apply to trusts which are established to satisfy claims of general trade creditors and debt holders in a bankruptcy case. The QSF Regulations, however, do apply to a trust which is established to satisfy claims asserting liability: (i) arising out of a tort, breach of contract, or violation of law; or (ii) otherwise designated by the IRS. Thus, if the IRS asserted that Allowed Claims arose from such causes (e.g., the fraudulent sale of securities or other obligations), the Liquidation Trust could be treated as a QSF. If the Liquidation Trust were treated as a QSF, it would be treated as a separate taxable entity subject to federal income tax at the maximum tax rate applicable to trusts. In general, amounts transferred to the QSF to resolve or satisfy a liability for which the QSF was established are not included in gross income of the QSF. Pursuant to the foregoing, if the Liquidation Trust were treated as a QSF, holders of Allowed Unsecured Claims could receive decreased distributions.

            If the Liquidation Trust were determined by the IRS to be taxable not as a liquidating trust, the taxation of the Liquidation Trust and the transfer of assets by the Debtors to the Liquidation Trust could be materially different than is described herein and could have a material adverse effect on the holders of Claims.

      C.    FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

            The federal income tax consequences of the Plan to a holder of a Claim will depend upon several factors, including but not limited to: (i) whether the holder's Claim (or a portion thereof) constitutes a Claim for principal or interest, (ii) the origin of the holder's Claim, (iii) the type of considerations received by the holder in exchange for the Claim,
(iv) whether the holder is a resident of the United States for tax purposes (or falls into any of the special classes of taxpayers excluded from this discussion as noted above), (v) whether the holder reports income on the accrual or cash basis method, (vi) whether the holder has taken a bad debt deduction or worthless security deduction with respect to this Claim, and
(vii) whether the holder receives distributions under the Plan in more than one taxable year. HOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE PLAN OF THEIR PARTICULAR CLAIMS.

            Generally, a holder of a Claim will recognize gain or loss equal to the difference between the "amount realized" by such holder and such holder's adjusted tax basis in the Claim. The "amount realized" is equal to the sum of the Cash and the fair market value of any other consideration received under the Plan in respect of a holder's Claim, including the fair market value of each such holder's proportionate share of the assets transferred to the Liquidation Trust on the behalf of and for the benefit of such holder (to the extent that such Cash or other property is not allocable to any portion of the Claim representing accrued but unpaid interest (see discussion below)).

            The transfer of Cash and assets to the Liquidation Trust by the Debtors should be treated for federal income tax purposes as a transfer of such Cash and assets to the holders of Claims to the extent they are creditor-beneficiaries, followed by a deemed transfer of such assets by such beneficiaries to the Liquidation Trust. As a result of such treatment, holders of Allowed Claims will have to take into account the fair market value of their pro rata share, if any, of the Cash and assets transferred on their behalf to the Liquidation Trust in determining the amount of gain realized and required to be recognized upon consummation of the Plan on the Effective Date. In addition, since a holder's share of the assets held in the Liquidation Trust may change depending upon the resolution of Disputed Claims, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed Claims have been resolved. The Liquidation Trustee will provide the holders of Allowed Claims with valuations of the assets transferred to the Liquidation Trust and such valuations should be used consistently by the Liquidation Trust and such holders for all federal income tax purposes. Furthermore, a tax credit may be available to holders whose Disputed Claims are determined to be Allowed Claims to the extent that the Liquidation Trust has previously paid taxes on their behalf.

            The character of any recognized gain or loss (e.g., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the holder, the nature of the Claim in its hands, the purpose and circumstances of its acquisition, the holder's holding period of the Claim, and the extent to which the holder previously claimed a deduction for the worthlessness of all or a portion of the Claim. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR CLAIMS.

      D.    ALLOCATION OF CONSIDERATION TO INTEREST

            A portion of the consideration received by a holder in satisfaction of an Allowed Claim pursuant to the Plan may be allocated to the portion of such Allowed Claim (if any) that represents accrued but unpaid interest. The Plan does not provide an allocation of the consideration to be received by the holders of Allowed Claims. Accordingly, the manner in which such allocation must be made for federal income tax purposes is not clear. If any portion of the distribution were required to be allocated to accrued interest, such portion would be taxable to the holder as interest income, except to the extent the holder has previously reported such interest as income.

            In that event, only the balance of the distribution would be considered received by the holder in respect of the principal amount of the Allowed Claim. Such an allocation would reduce the amount of the gain, or increase the amount of loss, realized by the holder with respect to the Allowed Claim. If any such loss were a capital loss, it would not offset any amount of the distribution that was treated as ordinary interest income (except, in the case of individuals, to the limited extent that capital losses may be deducted against ordinary income).

            To the extent that any portion of the distribution is treated as interest, holders may be required to provide certain tax information in order to avoid the withholding of taxes. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX TREATMENT OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS.

      E.    FEDERAL INCOME TAX TREATMENT OF HOLDERS OF EQUITY INTERESTS

            In accordance with the Plan, holders of Equity Interests in the Debtors shall receive no Distribution of any kind. Holders of an Equity Interest in the Debtors generally will recognize loss in the amount of the holder's adjusted tax basis. The character of any recognized loss will depend upon several factors including, but not limited to, the status of the holder, the nature of the interest in the holder's hands, the purpose and circumstances of its acquisition, the holder's holding period, and the extent to which the holder had previously claimed a deduction for the worthlessness of all or a portion of such Equity Interest.

            A loss generally is treated as sustained in the taxable year for which there has been a closed and completed transaction, and no portion of a loss with respect to which there is a reasonable prospect of reimbursement may be deducted until it can be ascertained with reasonable certainty whether or not such reimbursement will be recovered. HOLDERS OF EQUITY INTERESTS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF LOSS FOR FEDERAL INCOME TAX PURPOSES, ON THE CONSUMMATION OF THE PLAN.

      F.    BACKUP WITHHOLDING AND INFORMATION REPORTING

            Payors of interest, dividends, and certain other reportable payments are generally required to withhold thirty-one percent (31%) of such payments if the payee fails to furnish such payee's correct taxpayer identification number (social security number or employee identification number) to the payor. The Debtors and/or the Liquidating Trust may be required to withhold a portion of any payments made to a holder of an Allowed Claim who does not provide its taxpayer identification number.

            THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR EQUITY INTEREST. ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN.


                     XII. ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the Debtors' alternatives include (a) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (b) the preparation and presentation of an alternative plan of reorganization.

      A.    LIQUIDATION UNDER CHAPTER 7.

            If no chapter 11 plan can be confirmed, the Reorganization Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the Assets of the Debtors. For the reasons set forth in Part VII, Section D.1 entitled "Confirmation and Consummation - Best Interests of Holders of Claims and Equity Interests," the Debtors believe that confirmation and consummation of the Plan will provide Claimholders with a recovery that is not less (and generally expected to be more) than such Claimholders would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

      B.    ALTERNATIVE PLAN.

            If the Plan is not confirmed, the Debtors, or, upon the expiration (unless extended) of the Debtors' exclusive period in which to file a plan of reorganization, any other party in interest would be entitled to file a different plan. Such a plan might involve either (a) a reorganization to act as a holding company with respect to the Wireless Companies or to effect a sale transaction involving the Wireless Companies or (b) an orderly liquidation of the Debtors' Assets. The Debtors believe that the Plan enables Claimholders to realize the most value under the circumstances of these particular Reorganization Cases. The Plan is premised on Distributions to creditors under the priorities established by the Bankruptcy Code or as otherwise agreed or approved by the Bankruptcy Court and is the result of extensive negotiations between the Debtors, the Creditors' Committee and the Debtors' major creditor constituencies. An alternative chapter 11 plan would likely involve further discussions and reformulation increasing administrative expenses and thus reducing creditor distributions and likely would delay, perhaps significantly, the timing of distributions to creditors.


                              XIII. CONCLUSION

            The Debtors urge holders of Claims in the voting Classes to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be received not later than 4:00 p.m. (Eastern Standard
Time) on _______, 2000.

Dated:  December ___, 1999


                                 USN COMMUNICATIONS, INC.


                                 By: /s/ J. Thomas Elliott
                                    --------------------------------------
                                    Name:  J. Thomas Elliott
                                    Title: Chairman & CEO

                                 On behalf of itself and the following
                                 Debtors:

                                 US NETWORK CORPORATION
                                 FONENET/OHIO, INC.
                                 USN COMMUNICATIONS LONG DISTANCE, INC.
                                 USN COMMUNICATIONS VIRGINIA, INC.
                                 USN COMMUNICATIONS MAINE, INC.
                                 QUEST UNITED, INC.
                                 USN COMMUNICATIONS ATLANTIC, INC.
                                 USN SOLUTIONS, INC.
                                 USN COMMUNICATIONS SOUTHWEST, INC.
                                 USN COMMUNICATIONS WEST, INC.
                                 USN COMMUNICATIONS MIDWEST, INC.
                                 USN COMMUNICATIONS NORTHEAST, INC.








                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


                                    )     Chapter 11 Cases
In re                               )
                                    )     Case No. 99-383 (PJW)
USN COMMUNICATIONS, INC., et al.,   )
                                    )
                  Debtors.          )     Jointly Administered
                                    )


                           DISCLOSURE STATEMENT FOR
              DEBTORS' JOINT CONSOLIDATED PLAN OF REORGANIZATION


                              December 30, 1999


                                    MORRIS, NICHOLS, ARSHT & TUNNELL
                                    1201 North Market Street
                                    Wilmington, Delaware 19801
                                    (302) 658-9200

                                    Bankruptcy Counsel to
                                    USN Communications, Inc., et al.,
                                    Debtors and Debtors in Possession


SPECIAL COUNSEL:

SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM (ILLINOIS) AND AFFILIATES
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606
(312) 407 0700



----------------------------------------------------------------------------
THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR CIRCULATION TO CREDITORS OR FOR USE IN THE SOLICITATION OF VOTES ON THE
PLAN OF REORGANIZATION PROPOSED BY USN COMMUNICATIONS, INC., ET AL.,
DEBTORS AND DEBTORS IN POSSESSION.
-----------------------------------------------------------------------------




                              TABLE OF CONTENTS

                                                                        Page


I.    INTRODUCTION .....................................................   1

      A.  General ......................................................   1
      B.  Voting .......................................................   1
      C.  Confirmation Hearing .........................................   3
      D.  Summary of Distributions Under the Plan ......................   4
      E.  Recommendation ...............................................   6

II.   HISTORICAL INFORMATION ...........................................   6

      A.  Background ...................................................   6
      B.  Debt Structure ...............................................   7
          1.  Prepetition Credit Facility ..............................   7
          2.  Alleged Interest of Corporate Concepts, Inc. .............   8
          3.  Unsecured Public Debt ....................................   9
          4.  Miscellaneous Other Unsecured Debt .......................   9
      C.  Events Leading to Chapter 11 Filings .........................   9

III.  THE REORGANIZATION CASES .........................................  10

      A.  First Day Motions and Applications ...........................  10
      B.  The Official Committee of Unsecured Creditors ................  11
      C.  Marketing and Sale of the Debtors' Assets and Businesses .....  11
          1.  The CoreComm Sale and Related Transactions ...............  11
          2.  Marketing and Sale of the Wireless Companies .............  12
          3.  Other Miscellaneous Asset Sales ..........................  15
      D.  DIP Financing ................................................  15
      E.  Significant Litigation Events ................................  16
          1.  Litigation Related to the CoreComm Sale ..................  16
          2.  The Corporate Concepts Litigation ........................  17
          3.  The MLGAF/Harris Settlement ..............................  17
          4.  TrizecHahn Litigation ....................................  18
          5.  498 Seventh LLC Litigation ...............................  19
          6.  Securities Litigation ....................................  19
      F.  Lease and Contract Rejections ................................  20
      G.  Case Administration ..........................................  20
          1.  Schedules and Statements .................................  20
          2.  Bar Dates ................................................  20
          3.  Representation of the Debtors ............................  21

IV.   SUMMARY OF THE PLAN ..............................................  22

      A.  Overview of Chapter 11 .......................................  22
      B.  Plan of Reorganization .......................................  22
      C.  Substantive Consolidation ....................................  25
      D.  Treatment of Claims and Equity Interests .....................  26
          1.  Unclassified Claims ......................................  26
          2.  Classified Claims and Equity Interests ...................  28
          3.  Bar Dates ................................................  32

V.    MEANS OF IMPLEMENTATION ..........................................  33

      A.  Plan Implementation Related to Sale Transaction and
          Alternative Sale Transaction .................................  33
          1.  Plan Implementation Related to Sale Transaction ..........  33
          2.  Alternative Plan Implementation Related to
                Alternative Sale Transaction ...........................  34
          3.  Implementation of Plan Absent Consummation of Sale
                Transaction or Alternative Sale Transaction ............  36
      B.  Applicability of Sections 1125 and 1145 of Bankruptcy Code ...  36
      C.  Dissolution of Corporation Entities ..........................  37
      D.  Officers and Directors .......................................  37
      E.  Dissolution of Creditors' Committee; Post-Effective Date
          Committee ....................................................  37
      F.  Daniels' Transaction Fee .....................................  37
      G.  Termination of DIP Facility ..................................  38
      H.  Surrender and Cancellation of Securities .....................  38
          1.  Cancellation and Surrender of Securities Generally .......  38
          2.  Cancellation of Notes Indentures .........................  39
          3.  Surrender of Senior Notes; Condition to Receipt by
                Senior Notes Indenture Trustees of Distributions
                Made on Account of Allowed Junior Notes Claims .........  39
      I.  Executory Contracts and Unexpired Leases .....................  40
          1.  Assumption or Rejection of Executory Contracts and
                Unexpired Leases .......................................  40
          2.  Bar Date for Rejection Damages ...........................  41
          3.  Cure/Objections to Article XIV ...........................  41
      J.  Creation, Funding and Administration of Liquidating Trust ....  42
          1.  Establishment of the Liquidating Trust ...................  42
          2.  Purpose of the Liquidating Trust .........................  42
          3.  Powers and Obligations of the Liquidating Trust ..........  43
      K.  Creation, Funding and Maintenance of Plan Reserves ...........  43
          1.  Administrative/Priority Claims Reserve ...................  43
          2.  Fee Claims Reserve .......................................  43
          3.  Liquidating Trust Administrative Reserve .................  44
          4.  The Hatten Transaction Claims Recoveries Reserve .........  44
          5.  The Convenience Class Reserve ............................  45
          6.  The Disbursement Reserve .................................  45

VI.   DISTRIBUTIONS AND PROCEDURES FOR RESOLVING DISPUTED CLAIMS .......  45

      A.  Objection Deadline ...........................................  45
      B.  Prosecution of Contested Claims ..............................  45
      C.  Disputed Claim Reserve .......................................  45
      D.  Claims Settlement Guidelines .................................  46
      E.  Estimation of Claims .........................................  46
      F.  No Distribution Pending Allowance ............................  46
      G.  Distributions after Allowance ................................  47
      H.  Disputed Payment .............................................  47
      I.  Amendments to Claims .........................................  47
      J.  Third Party Agreements; Subordination ........................  47
      K.  No Recourse to Liquidating Trustee ...........................  48
      L.  Non-Cash Property ............................................  48
      M.  Transmittal of Distributions and Notices .....................  48
      N.  Distributions to Holders of Notes Claims .....................  49
          1.  Indenture Trustees as Claimholders .......................  49
          2.  Obligation of Indenture Trustees to Transmit
                Distributions Received .................................  49
      O.  Withholding Taxes and Expenses of Distribution ...............  49
      P.  Method of Cash Distributions .................................  49

VII.  CONFIRMATION OF THE PLAN .........................................  50

      A.  Introduction .................................................  50
      B.  Voting Procedures and Standards ..............................  50
      C.  Acceptance ...................................................  51
      D.  Confirmation and Consummation ................................  51
          1.  Best Interests of Holders of Claims and Equity
                Interests ..............................................  53
          2.  Financial Feasibility ....................................  53
          3.  Cram Down ................................................  54
          4.  Classification of Claims and Interests ...................  55

VIII. MANAGEMENT OF REORGANIZED USN COMMUNICATIONS .....................  55

IX.   CERTAIN EFFECTS OF CONFIRMATION ..................................  55

      A.  Discharge ....................................................  55
      B.  Term of Bankruptcy Injunction or Stays .......................  56
      C.  Waiver of Claims .............................................  56
      D.  Debtors' Releases ............................................  56
      E.  Injunction ...................................................  57
      F.  Exculpation ..................................................  57
      G.  Preservation of Certain Claims ...............................  58
      H.  Setoffs ......................................................  59
      I.  Retention and Enforcement of Claims and Interests ............  59
      J.  Preservation of Insurance ....................................  59
      K.  Post-Confirmation Jurisdiction of Bankruptcy Court ...........  59

X.    CERTAIN RISK FACTORS TO BE CONSIDERED ............................  61

      A.  Distribution Risks ...........................................  61
      B.  Bankruptcy Risks .............................................  62
          1.  Objection to Classifications .............................  62
          2.  Risk of Nonconfirmation of the Plan ......................  62
          3.  Risk of Delayed Confirmation and/or Effective Date
                of Plan ................................................  63
      C.  Risks Relating to Sale Transaction ...........................  63

XI.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..........................  63

      A.  Federal Income Tax Consequences to the Debtors ...............  64
          1.  Cancellation of Debt .....................................  64
          2.  Limitation on NOL Carryovers and Other Tax Attributes ....  64
          3.  Alternative Minimum Tax ..................................  65
          4.  Sale or Transfer of Assets by the Debtors ................  65
      B.  Federal Income Tax Treatment of the Liquidation Trust ........  65
      C.  Federal Income Tax Consequences to Holders of Claims .........  67
      D.  Allocation of Consideration to Interest ......................  68
      E.  Federal Income Tax Treatment of Holders of Equity
            Interests ..................................................  68
      F.  Backup Withholding and Information Reporting .................  68

XII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ........  69

      A.  Liquidation Under Chapter 7 ..................................  69
      B.  Alternative Plan .............................................  69

XIII. CONCLUSION .......................................................  71



                      EXHIBITS TO DISCLOSURE STATEMENT

EXHIBIT "A"     Debtors' Joint Consolidated Plan of Reorganization
EXHIBIT "B"     Summary Liquidation Analysis
EXHIBIT "C"     Order Granting Joint Motion for Entry of Order Authorizing
                and Approving Compromise and Settlement of Adversary
                Proceeding and Related Claims, dated June 24, 1999





                                EXHIBIT "A"

                         (TO DISCLOSURE STATEMENT)






                                EXHIBIT "B"

                         (TO DISCLOSURE STATEMENT)






                                EXHIBIT "C"

                         (TO DISCLOSURE STATEMENT)





o "Total Claims Asserted" reflects the maximum potential Claims of each type (i.e. Administrative Claims, Unsecured Claims) based on the Debtors' Schedules and proofs of Claim (or, in the case of Administrative Claims and Fee Claims, request for payment) Filed in the Debtors' Reorganization Cases. The Debtors believe the aggregate amount of Claims Allowed may be considerably less than the maximum potential amount; however, as of the date hereof, the Debtors have insufficient information to represent or warrant what the Allowed amount of Claims will be.

o This is the Debtors' best estimate of the aggregate amount of Convenience Claims based on Claims Filed and Scheduled in amounts equal to or less than $2,000. The actual aggregate amount of Convenience Claims may be higher if holders of qualifying Unsecured Claims with Face Values in excess of $2,000 properly make the Convenience Class Election.

o This is the Debtors' best estimate of the range of recovery for Unsecured Claims at this time. The low end of the range of recovery assumes that all Unsecured Claims Filed against the Debtors will be Allowed in an amount equal to the Face Value of proofs of Claims filed. The high end of the range of recovery assumes that Claims will be Allowed only in the amounts Scheduled or as previously Allowed during the Debtors' Reorganization Cases.






                   IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF DELAWARE


                                    )     Chapter 11 Cases
 In re                              )
                                    )     Case No. 99-383(PJW)
 USN COMMUNICATIONS, INC., et al.,  )
                                    )
                  Debtors.          )     Jointly Administered
                                    )




              DEBTORS' JOINT CONSOLIDATED PLAN OF REORGANIZATION

                             December 30, 1999





                                     MORRIS, NICHOLS, ARSHT & TUNNELL
                                     1201 North Market Street
                                     Wilmington, Delaware 19801
                                     (302) 658-9200

                                     Bankruptcy Counsel to
                                     USN Communications, Inc., et al.,
                                     Debtors and Debtors in Possession


 SPECIAL COUNSEL:

 SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM (ILLINOIS) AND AFFILIATES
 333 West Wacker Drive, Suite 2100
 Chicago, Illinois  60606
 (312) 407 0700





            PURSUANT TO SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE, NOTHING CONTAINED IN THIS PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THIS PLAN UNTIL SUCH TIME AS THE DEBTORS' DISCLOSURE STATEMENT (AS DEFINED HEREIN) HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND DISTRIBUTED, WITH APPROPRIATE BALLOTS, TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST THE DEBTORS ENTITLED TO VOTE ON THE PLAN. THE DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OF THIS PLAN. THE DEBTORS RESERVE THE RIGHT TO FILE AMENDMENTS AND/OR MODIFICATIONS TO THE PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME UNTIL A DISCLOSURE STATEMENT AND PLAN PROPOSED BY THE DEBTORS IS APPROVED BY THE BANKRUPTCY COURT. REFERENCE IS MADE TO SUCH DISCLOSURE STATEMENT FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION, THE DEBTORS' HISTORY, BUSINESSES, PROPERTIES, RESULTS OF OPERATIONS AND A SUMMARY AND ANALYSIS OF THIS PLAN. ALL CLAIMANTS AND EQUITY INTEREST HOLDERS ARE HEREBY ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THIS PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

            THIS PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

            AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTUAL, THREATENED OR POTENTIAL ACTIONS, THIS PLAN AND THE DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.





                             TABLE OF CONTENTS

                                                                          Page

INTRODUCTION ...............................................................1

ARTICLE I.  ................................................................1

      DEFINITIONS 1

      1.1   Administrative Claim............................................1
      1.2   Administrative/Priority Claims Reserve..........................1
      1.3   Adversary Proceeding Settlement.................................1
      1.4   Affiliate.......................................................2
      1.5   Allowed.........................................................2
      1.6   Allowed Administrative Claim....................................2
      1.7   Allowed Claim...................................................2
      1.8   Allowed [Class Designation] Claim...............................2
      1.9   Allowed Fee Claim...............................................2
      1.10  Allowed Priority Tax Claim......................................2
      1.11  Alternative Buyer...............................................2
      1.12  Alternative Excluded Assets.....................................2
      1.13  Alternative Purchase Agreement..................................3
      1.14  Alternative Purchase Consideration..............................3
      1.15  Alternative Sale Transaction....................................3
      1.16  Amended Schedule Claim..........................................2
      1.17  Assets..........................................................2
      1.18  Available D&O Insurance Proceeds................................3
      1.19  Avoidance Claims................................................3
      1.20  Ballot..........................................................4
      1.21  Ballot Deadline.................................................4
      1.22  Balloting Agent.................................................4
      1.23  Bankruptcy Code.................................................4
      1.24  Bankruptcy Court................................................4
      1.25  Bankruptcy Rules................................................4
      1.26  Bar Date........................................................4
      1.27  Business Day....................................................4
      1.28  Buyer...........................................................4
      1.29  Cash............................................................4
      1.30  Cash Equivalents................................................4
      1.31  Claim...........................................................4
      1.32  Claimholder.....................................................5
      1.33  Class...........................................................5
      1.34  Class [______] Claim............................................5
      1.35  Collateral......................................................5
      1.36  Confirmation Date...............................................5
      1.37  Confirmation Hearing............................................5
      1.38  Confirmation Order..............................................5
      1.39  Consent Convertible Notes.......................................5
      1.40  Consent Convertible Notes Indenture.............................5
      1.41  Consent Convertible Notes Indenture Trustee.....................5
      1.42  Convenience Claim...............................................5
      1.43  Convenience Class Election......................................5
      1.44  Convenience Class Reserve.......................................6
      1.45  Convertible Notes...............................................6
      1.46  Convertible Notes Indenture.....................................6
      1.47  Convertible Notes Indenture Trustee.............................6
      1.48  CoreComm........................................................6
      1.49  CoreComm Agreement..............................................6
      1.50  CoreComm Sale...................................................6
      1.51  Creditor........................................................6
      1.52  Creditors' Committee............................................6
      1.53  D&O Insurance...................................................6
      1.54  Daniels.........................................................6
      1.55  Daniels Transaction Fee.........................................7
      1.56  Debtors.........................................................7
      1.57  Deficiency Claim................................................7
      1.58  DIP Claims......................................................7
      1.59  DIP Facility....................................................7
      1.60  DIP Order.......................................................7
      1.61  Disclosure Statement............................................7
      1.62  Disclosure Statement Order......................................7
      1.63  Disputed Administrative Claims..................................7
      1.64  Disputed Claim..................................................7
      1.65  Disputed Claim Reserve..........................................8
      1.66  Distribution....................................................8
      1.67  Distribution Address............................................8
      1.68  Distribution Reserve............................................8
      1.69  Effective Date..................................................8
      1.70  Encumbrance.....................................................8
      1.71  Equity Interest.................................................8
      1.72  Estate..........................................................8
      1.73  Estimation Order................................................9
      1.74  Excluded Assets.................................................9
      1.75  Executory Contract Schedule.....................................9
      1.76  Exhibit.........................................................9
      1.77  Exhibit Filing Date.............................................9
      1.78  Existing USN Communications Interests...........................9
      1.79  Expense Reimbursement...........................................9
      1.80  Face Amount.....................................................9
      1.81  Federal Priority Tax Claim......................................9
      1.82  Fee Claim.......................................................9
      1.83  Fee Claims Reserve..............................................9
      1.84  Fee Order.......................................................10
      1.85  "File" or "Filed"...............................................10
      1.86  "Final Order"...................................................10
      1.87  14 5/8% Senior Notes............................................10
      1.88  14 5/8% Senior Notes Indenture..................................10
      1.89  14 5/8% Senior Notes Indenture Trustees.........................10
      1.90  14% Senior Notes................................................10
      1.91  14% Senior Notes Indenture......................................10
      1.92  14% Senior Notes Indenture Trustee..............................10
      1.93  Hatten Fiduciary Claims.........................................10
      1.94  Hattent Transaction Claim.......................................11
      1.95  Hatten Transaction Claims Recoveries Reserve....................11
      1.96  Impaired........................................................11
      1.97  Indenture Trustees..............................................11
      1.98  Initial Distribution Date.......................................11
      1.99  Insurance Policy................................................11
      1.100 Intercompany Claim..............................................11
      1.101 IRS.............................................................11
      1.102 Junior Notes....................................................11
      1.103 Junior Notes Claim..............................................11
      1.104 Junior Notes Indenture Trustee..................................12
      1.105 Junior Notes Indentures.........................................12
      1.106 Liquidating Trust...............................................12
      1.107 Liquidating Trust Administrative Reserve........................12
      1.108 Liquidating Trust Administrative Expense........................12
      1.109 Liquidating Trust Agreement.....................................12
      1.110 Liquidating Trust Assets........................................12
      1.111 Liquidating Trustee.............................................12
      1.112 Litigation Claim................................................12
      1.113 Net Proceeds....................................................12
      1.114 Notes Claim.....................................................13
      1.115 Notes Indenture.................................................13
      1.116 PEDC............................................................13
      1.117 Periodic Distribution Date......................................13
      1.118 Person..........................................................13
      1.119 Petition Date...................................................13
      1.120 Plan............................................................13
      1.121 Plan Solicitation Procedures Order..............................13
      1.122 Priority Claim..................................................13
      1.123 Priority Tax Claim..............................................14
      1.124 Professionals...................................................14
      1.125 Purchase Agreement..............................................14
      1.126 Purchase Consideration..........................................14
      1.127 Purchased Business..............................................14
      1.128 Ratable, Ratably, Ratable Share or Pro Rata.....................14
      1.129 Released Party..................................................14
      1.130 Reorganization Case.............................................14
      1.131 Reorganized Stock...............................................14
      1.132 Reorganized USN Communications..................................15
      1.133 Residual Assets.................................................15
      1.134 Sale Transaction................................................15
      1.135 Schedule of Assets and Liabilities..............................15
      1.136 Secured Claim ..................................................15
      1.137 Securities Suit.................................................15
      1.138 Securities Litigation Claim.....................................15
      1.139 Senior Notes....................................................15
      1.140 Senior Notes Claim..............................................16
      1.141 Senior Notes Indenture..........................................16
      1.142 Senior Notes Indenture Trustee..................................16
      1.143 Substantive Consolidation Order.................................16
      1.144 Subordinated Securities Claim...................................16
      1.145 Termination Fee.................................................16
      1.146 Unclaimed Property..............................................16
      1.147 United States Trustee...........................................16
      1.148 Unsecured Claim.................................................16
      1.149 U.S. Government Obligations.....................................16
      1.150 USN Communications Amended and Restated Certificate of
             Incorporation..................................................17
      1.151 USN Communications Amended and Restated By-Laws.................17
      1.152 Wireless Companies..............................................17
      1.153 Wireless Stock..................................................17

ARTICLE II.  ...............................................................17

      RULES OF CONSTRUCTION.................................................17

      2.1   Generally.......................................................17
      2.2   Exhibits........................................................17
      2.3   Time Periods....................................................17
      2.4   Miscellaneous Rules.............................................17

ARTICLE III.  ..............................................................18

      METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS
      AND GENERAL PROVISIONS................................................18

      3.1   General Rules of Classification.................................18
      3.2   Administrative Claims, Priority Tax Claims and Fee Claims.......18
      3.3   Bar Date for Administrative Claims..............................18
      3.4   Bar Date for Amended Schedule Claims............................18
      3.5   Bar Date for Fee Claims.........................................19

ARTICLE IV.  ...............................................................19

      CLASSIFICATION OF CLAIMS AND INTERESTS................................19

      4.1   Class 1 Claims (Priority Claims)................................19
      4.2   Class 2 Claims (Secured Claims).................................19
      4.3   Class 3 Claims (Convenience Claims).............................19
      4.4   Class 4 Claims ((Unsecured Claims)..............................19
      4.5   Class 5 Claims (Securities Litigation Claims)...................20
      4.6   Class 6 Claims (Subordinated Securities Claims).................20
      4.7   Class 7 Claims (Equity Interests)...............................20

ARTICLE V.  ................................................................20

      PROVISIONS FOR PAYMENT OF ADMINISTRATIVE CLAIMS
      AND PRIORITY TAX CLAIMS...............................................20

      5.1   Administrative Claims...........................................20
      5.2   Fee Claims......................................................21
      5.3   Priority Tax Claims.............................................21

ARTICLE VI.  ...............................................................21

      TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS...................21

      6.1   Priority Claims.................................................21
      6.2   Secured Claims..................................................22
      6.3   Convenience Claims..............................................22
      6.4   Unsecured Claims................................................22
      6.5   Securities Litigation Claims....................................23
      6.6   Subordinated Securities Claims..................................23
      6.7   Equity Interests................................................23

ARTICLE VII.  ..............................................................23

      ACCEPTANCE OR REJECTION OF THIS PLAN OR CONSENT
      TO DIFFERENT TREATMENT................................................24

      7.1   Impairment of Classes of Claims and Equity Interests............24
      7.2   Each Impaired Class of Claims Entitled to Vote Separately.......24
      7.3   Persons Entitled to Vote........................................24
      7.4   Presumed Acceptances by Unimpaired Classes......................24
      7.5   Class Deemed to Reject the Plan.................................24
      7.6   Acceptance by a Class of Claims.................................24
      7.7   Acceptance by an Individual Claimholder.........................24
      7.8   Cramdown........................................................25
      7.9   Confirmability and Severability of Plan.........................25

ARTICLE VIII.  .............................................................25

      SURRENDER AND CANCELLATION OF SECURITIES..............................25

      8.1   Cancellation and Surrender of Securities Generally..............25
      8.2   Cancellation of Notes Indentures................................26
      8.3   Surrender of Senior Notes; Condition to Receipt by Senior
              Notes Indenture Trustees of Distributions Made on Account
              of Allowed Junior Notes Claims................................26

ARTICLE IX.  ...............................................................27

      IMPLEMENTATION OF THE PLAN............................................27

      9.1   Plan Implementation Related to Sale Transaction.................27
      9.2   Alternative Plan Implementation Related to Alternative
              Sale Transaction..............................................28
      9.3   Implementation of Plan Absent Consummation of a Sale
              Transaction or Alternative Sale Transaction...................30
      9.4   Dissolution of Corporation Entities.............................30
      9.5   Directors and Officers..........................................30
      9.6   Daniels' Transaction Fee........................................30
      9.7   Termination of DIP Facility.....................................30
      9.8   Applicability of Sections 1125 and 1145 of the Bankruptcy
              Code..........................................................31
      9.9   Dissolution of the Creditors' Committee.........................31
      9.10  The PEDC........................................................31
      9.11  Establishment of the Liquidating Trust and Trustee..............32
      9.12  The Administrative/Priority Claims Reserve......................38
      9.13  Fee Claims Reserve..............................................39
      9.14  Liquidating Trust Administrative Reserve........................39
      9.15  The Hatten Transaction Claims Recoveries Reserve................39
      9.16  The Convenience Class Reserve...................................40
      9.17  The Distribution Reserve........................................40

ARTICLE X.  ................................................................40

      PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS.................40

      10.1  Objection Deadline..............................................40
      10.2  Prosecution of Disputed Claims..................................40
      10.3  Disputed Claim Reserve..........................................40
      10.4  Claims Settlement Guidelines....................................40
      10.5  Estimation of Claims............................................41

ARTICLE XI.  ...............................................................42

      DISTRIBUTIONS.........................................................42

      11.1  No Distribution Pending Allowance...............................42
      11.2  Distributions After Allowance...................................42
      11.3  Third Party Agreements; Subordination...........................42
      11.4  Amendments to Claims............................................42
      11.5  No Recourse to Liquidating Trust, Liquidating Trustee or
              Reorganized USN Communications................................42
      11.6  Non-Cash Property...............................................43
      11.7  Transmittal of Distributions and Notices........................43
      11.8  Distributions to Holders of Notes Claims........................43
      11.9  Disputed Payment................................................44
      11.10 Unclaimed Property..............................................44
      11.11 Withholding Taxes and Expenses of Distribution..................44
      11.12 Method of Cash Distributions....................................45
      11.13 Fractional Cents................................................45
      11.14 Distributions on Non-Business Days..............................45
      11.15 No Distribution in Excess of Allowed Amount of Claim............45
      11.16 De-Minimis Distributions........................................45

ARTICLE XII.  ..............................................................45

      EFFECTS OF CONFIRMATION...............................................45

      12.1  Discharge.......................................................45
      12.2  Term of Bankruptcy Injunction or Stays..........................46
      12.3  Waiver of Claims................................................46
      12.4  Debtors' Releases...............................................46
      12.5  Injunctions.....................................................47
      12.6  Exculpation.....................................................47
      12.7  Preservation of Certain Claims..................................48
      12.8  Setoffs.........................................................48
      12.9  Retention and Enforcement of Claims and Equity Interests........48
      12.10 Preservation of Insurance.......................................49

ARTICLE XIII.  .............................................................50

      SUBSTANTIVE CONSOLIDATION.............................................50

      13.1  Substantive Consolidation.......................................50
      13.2  Order Granting Substantive Consolidation........................50

ARTICLE XIV.  ..............................................................51

      EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................51

      14.1  Assumption or Rejection of Executory Contracts and Unexpired
              Leases........................................................51
      14.2  Bar Date for Rejection Damages..................................51
      14.3  Cure/Objections to Article XIV..................................51

ARTICLE XV.  ...............................................................52

      CONDITIONS PRECEDENT..................................................52

      15.1  Conditions to Confirmation......................................52
      15.2  Conditions to the Effective Date................................52
      15.3  Waiver of Conditions to Confirmation or Consummation............52

ARTICLE XVI.  ..............................................................53

      ADMINISTRATIVE PROVISIONS.............................................53

      16.1  Retention of Jurisdiction.......................................53
      16.2  Amendments to Plan..............................................55
      16.3  Successors and Assigns..........................................55
      16.4  Governing Law...................................................55
      16.5  Controversies Concerning Impairment.............................55
      16.6  Exemption from Transfer Taxes...................................56
      16.7  Corporate Action................................................56
      16.8  Effectuating Documents and Further Transactions.................56
      16.9  Confirmation Order and Plan Control.............................56
      16.10 Notices.........................................................56
      16.11 No Admissions...................................................57



                                  EXHIBITS

EXHIBIT "A"     Stock Purchase Agreement by and among USN Communications,
                Inc., USN Wireless, Inc., the direct subsidiaries of USN
                Wireless, Inc. and Alexandra Telephone Acquisition, LLC, dated as of November 17, 1999

EXHIBIT "B"     USN Communications Amended and Restated Certificate of
                Incorporation

EXHIBIT "C"     USN Communications Amended and Restated By-Laws

EXHIBIT "D"     Liquidating Trust Agreement

EXHIBIT "E"     Schedule of Assumed Executory Contracts and Unexpired Leases





                                INTRODUCTION

            USN Communications, Inc. ("USN Communications"), US Network Corporation, FoneNet/Ohio, Inc., USN Communications Long Distance, Inc., USN Communications Virginia, Inc., USN Communications Maine, Inc., Quest United, Inc., USN Communications Atlantic, Inc., USN Solutions, Inc., USN Communications Southwest, Inc., USN Communications West, Inc., USN Communications Midwest, Inc., and USN Communications Northeast, Inc., debtors and debtors in possession under chapter 11 of the Bankruptcy Code (each a "Debtor" and collectively, the "Debtors"), hereby collectively and jointly propose the following joint consolidated plan of reorganization:


                                 ARTICLE I.

                                DEFINITIONS

            The capitalized terms set forth below shall have the following meanings:

            1.1 ADMINISTRATIVE CLAIM means a Claim, other than a Fee Claim, for costs and/or expenses of administration allowed under Sections 503(b) or 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the Debtors' businesses (such as wages, salaries, taxes or commissions for services rendered); (b) all fees and charges assessed against the Estates pursuant to Section 1930 of title 28 of the United States Code; (c) the Debtors' obligations under the Adversary Proceeding Settlement, including the portion of the Senior Notes Indenture Trustee Expenses accorded administrative priority treatment under the Adversary Proceeding Settlement.

            1.2 ADMINISTRATIVE/PRIORITY CLAIMS RESERVE means the reserve to be established on the Effective Date by the Liquidating Trustee to hold amounts deposited by the Debtors under this Plan to pay Administrative Claims, Priority Claims, and Priority Tax Claims when such Claims are payable or when Allowed by the Bankruptcy Court.

            1.3 ADVERSARY PROCEEDING SETTLEMENT means the settlement agreement by and among the Debtors, the 14 5/8% Senior Notes Indenture Trustee, the 14% Senior Notes Indenture Trustee, Merrill Lynch Global Allocation Fund, Inc. and the Creditors' Committee embodied in the Bankruptcy Court's Order Granting Joint Motion for Entry of Order Authorizing and Approving Compromise and Settlement of Adversary Proceeding and Related Claims, dated June 24, 1999. Pursuant to the Adversary Proceeding Settlement, Distributions, not to exceed $5,000,000, shall be made from the Hatten Transaction Claims Recoveries Reserve to Senior Notes Indenture Trustees for distribution to holders of Senior Notes Claims in accordance with the 14 5/8% Senior Notes Indenture or the 14% Senior Notes Indenture, as appropriate, before the funds in the Hatten Transaction Claims Recoveries Reserve are distributed to holders of Allowed Unsecured Claims; provided, however, no Distribution from the Hatten Transaction Claims Recoveries Reserve contemplated by the Adversary Proceeding Settlement shall be made unless and until all fees and expenses relating to the prosecution and/or compromise of the Hatten Transaction Claims shall have been paid, including, without limitation, the reimbursement of any amounts drawn from the Liquidating Trust Administrative Reserve or any other reserve established pursuant to this Plan to pay fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims.

            1.4 AFFILIATE shall have the meaning ascribed to such term in
Section 101(2) of the Bankruptcy Code.

            1.5 ALLOWED means, with respect to a Claim or Equity Interest to the extent such Claim or Equity Interest is either: (a) scheduled by a Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and that is not listed as contingent, unliquidated or Disputed; (b) proof of which has been timely Filed, or deemed timely Filed under applicable law or order of the Court, with the Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and any applicable orders of the court, or late Filed with leave of the Court after notice and a hearing; or
(c) with respect to an Administrative Claim, proof of which, or application for which, has been timely Filed, or deemed timely Filed under applicable law or order of the court, with the Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and any applicable orders of the Court, or late Filed with leave of the Court after notice and a hearing, and which, with respect to each of the foregoing clauses: (i) has not been objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and applicable orders of the Court; (ii) has otherwise been Allowed by a Final Order or as set forth in this Plan. An Allowed Claim: (a) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date, when the context so requires, and (b) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code. Unless otherwise specified herein, in Section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, "Allowed Claim," shall not, for purposes of Distribution under the Plan, include for any Claim (x) interest on any Claim accruing from or after the Petition Date,
(y) punitive or exemplary damages or (z) any fine, penalty or forfeiture.

            1.6 ALLOWED ADMINISTRATIVE CLAIM means an Administrative Claim to the extent it is Allowed.

            1.7   ALLOWED CLAIM means a Claim to the extent it is Allowed.

            1.8 ALLOWED [CLASS DESIGNATION] CLAIM means an Allowed Claim in the specified Class. For example, an Allowed Unsecured Claim is an Allowed Claim in the Unsecured Claims Class designated herein as Class 4.

            1.9 ALLOWED FEE CLAIM means a Fee Claim to the extent it is Allowed.

            1.10 ALLOWED PRIORITY TAX CLAIM means a Priority Tax Claim to the extent it is Allowed.

            1.11 ALTERNATIVE BUYER means, in the event the Purchase Agreement is terminated, a Person, other than the Buyer, approved by the Bankruptcy Court as the Person making the highest and/or best offer for the Purchased Business.

            1.12 ALTERNATIVE EXCLUDED ASSETS means (a) any Assets in an Alternative Purchase Agreement identified as Assets (i) that the Alternative Buyer will not be acquiring, or (ii) if the Alternative Purchase Agreement provides for the purchase of Reorganized Stock, those Assets in which Reorganized USN Communications will have no interest from and after the Effective Date.

            1.13 ALTERNATIVE PURCHASE AGREEMENT means, in the event the Purchase Agreement is terminated, such other agreement or agreements as the Debtors or the Liquidating Trust may execute to effectuate an Alternative Sale Transaction (as the same may be amended, substituted or modified and inclusive of all ancillary documents executed in connection therewith, exhibits and schedules annexed thereto or referred to therein).

            1.14 ALTERNATIVE PURCHASE CONSIDERATION means the consideration to be paid by an Alternative Buyer pursuant to an Alternative Purchase Agreement.

            1.15 ALTERNATIVE SALE TRANSACTION means the transaction or transactions through with an Alternative Buyer will acquire the Purchased Business, in the event the Sale Transaction is not consummated.

            1.16 AMENDED SCHEDULE CLAIM means any Claim respecting which, on or about December 15, 1999, the Debtors amended their Schedules of Assets and Liabilities to add such claim to their schedules, designate such Claim as Disputed, contingent or unliquidated or to change the amount, nature or classification of such Claim.

            1.17 ASSETS means all of the right, title and interest of the Debtors in any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Estates within the purview of Section 541 of the Bankruptcy Code, including, without limitation, all Cash, Avoidance Claims, Hatten Transaction Claims, Hatten Fiduciary Claims and other Litigation Claims, any and all other claims, causes of action or rights of the Debtors under federal or state law, letters of credit issued for or on the behalf of the Debtors and the proceeds thereof, monies deposited to secure the performance of any contract or lease by any Debtor or Affiliate and any and all consideration the Debtors have received or are entitled to receive in connection with the CoreComm Sale.

            1.18 AVAILABLE D&O INSURANCE PROCEEDS means: (a) with respect to the proceeds of the D&O Insurance distributable to the holders of Allowed Securities Litigation Claims pursuant to this Plan (if Class 5 accepts the Plan), fifty percent (50%), as of the Effective Date, of the proceeds of the D&O Insurance net of all amounts owed and/or already paid to all Persons (other than the holders of Allowed Securities Litigation Claims) entitled to assert claims under the D&O Insurance other than the amounts owed the Liquidating Trust to satisfy any Hatten Fiduciary Claim; and (b) with respect proceeds of the D&O Insurance available to the Liquidating Trust to satisfy any Hatten Fiduciary Claim, such proceeds of the D&O Insurance available as of the Effective Date, net of the proceeds of the D&O Insurance distributable to the holders of Allowed Securities Litigation Claims pursuant to the Plan (if Class 5 accepts the Plan) and all amounts owed and/or paid to all Persons (other than the holders of Allowed Securities Litigation Claims) entitled to assert claims under the D&O Insurance.

            1.19 AVOIDANCE CLAIMS means all claims, rights and causes of action assertable by the Debtors or their successor(s), including, but not limited to, an action brought under Sections 541, 542, 543, 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code.

            1.20 BALLOT means the ballot distributed by the Balloting Agent to each Claimholder that is entitled to vote on the Plan, on which ballot such Claimholder may, inter alia, vote for or against the Plan.

            1.21 BALLOT DEADLINE means the date and time set by the Bankruptcy Court by which the Balloting Agent must receive all Ballots in order for such Ballots to be counted.

            1.22 BALLOTING AGENT means the entity designated by the Bankruptcy Court to distribute, collect and tally Ballots from claimants. Initially, the Balloting Agent is Robert L. Berger & Associates, Inc.

            1.23 BANKRUPTCY CODE means title 11 of the United States Code, as now in effect or hereafter amended.

            1.24 BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

            1.25 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court (including any applicable local rules of the United States Bankruptcy Court for the District of Delaware), as now in effect or hereafter amended to the extend such amendments are applied retroactively to the Debtors' Reorganization Cases.

            1.26 BAR DATE means such date or dates set by the Bankruptcy Court as the last date for filing proofs of Claim against the Debtors.

            1.27 BUSINESS DAY means any day except a Saturday, Sunday, or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

            1.28  BUYER means Alexandra Telephone Acquisition, LLC.

            1.29 CASH means cash and Cash Equivalents, including, but not limited to, bank deposits, checks, and other similar items.

            1.30 CASH EQUIVALENTS means equivalents of cash in the form of readily marketable securities or instruments issued by a person other than the Debtors or Reorganized USN Communications, including, without limitation, U.S. Government Obligations, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent of capital of not less than Two Hundred Million Dollars ($200,000,000), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

            1.31 CLAIM means (a) any right to payment from a Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, Disputed, undisputed, legal, equitable, secured or unsecured; (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to a judgment, fixed, contingent, matured, unmatured, Disputed, undisputed, secured or unsecured, or (c) any right under Section 502(h) of the Bankruptcy Code. As defined herein, Claim includes, without limitation, an Administrative Claim against any of the Debtors.

            1.32  CLAIMHOLDER means a holder of a Claim.

            1.33 CLASS means a category of holders of Claims or Equity Interests described in Article IV of the Plan.

            1.34 CLASS [_____] CLAIM means a Claim in the particular Class of Claims or Equity Interests identified and described in Article IV of the Plan.

            1.35 COLLATERAL means property of any of the Debtors that secures a Claim, up to the amount of such Claim.

            1.36 CONFIRMATION DATE means the date the Bankruptcy Court enters the Confirmation Order on its docket.

            1.37 CONFIRMATION HEARING means the hearing pursuant to which the Bankruptcy Court enters the Confirmation Order.

            1.38 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

            1.39 CONSENT CONVERTIBLE NOTES means USN Communications' 9% Consent Convertible Subordinated Notes due 2006 issued pursuant to the Consent Convertible Notes Indenture.

            1.40 CONSENT CONVERTIBLE NOTES INDENTURE means the Indenture, dated as of January 13, 1998, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications 9% Consent Convertible Subordinated Notes due 2006.

            1.41 CONSENT CONVERTIBLE NOTES INDENTURE TRUSTEE means SunTrust Bank, Central Florida, National Association, or any other successor indenture trustee under the Consent Convertible Notes Indenture.

            1.42 CONVENIENCE CLAIM means a Claim that otherwise would be an Unsecured Claim (but expressly excluding Notes Claims) that has a Face Value of (a) $2,000 or less or (b) more than $2,000 if the holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.

            1.43 CONVENIENCE CLASS ELECTION means the election available to a holder of an Unsecured Claim with a Face Value in excess of $2,000 to have such Claim treated as a Convenience Claim provided the holder of such Unsecured Claim has agreed to reduce such Claim for purposes of voting and Distributions under the Plan to an amount equal to or less than $2,000. The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the holder's Ballot; provided, however, that, if such Claim is a Disputed Claim at the time of balloting the Convenience Class Election may be made in a Final Order Allowing such Claim. Once a Convenience Class Election has been made with respect to an Unsecured Claim, such election shall be irrevocable except with the written consent of the Debtors' or the Liquidating Trustee. Whether a Claimholder has properly made a Convenience Class Election shall have no effect on whether such Convenience Claim is or may become a Disputed Claim or an Allowed Claim.

            1.44 CONVENIENCE CLASS RESERVE means the reserve established by the Liquidating Trustee on the Effective Date to hold the $100,000 deposited by the Debtors under this Plan to pay Allowed Convenience Claims.

            1.45 CONVERTIBLE NOTES means USN Communications' 9% Convertible Subordinated Notes due 2004 issued pursuant to the Convertible Note Indenture.

            1.46 CONVERTIBLE NOTES INDENTURE means the Indenture, dated as of September 30, 1996, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 9% Convertible Subordinated Discount Notes due 2004, as amended by Supplemental Indenture No. 1, dated August 12, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the Convertible Note Indenture, as further amended by Supplemental Indenture No. 2, dated March 5, 1998, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the Convertible Note Indenture.

            1.47 CONVERTIBLE NOTES INDENTURE TRUSTEE means SunTrust Bank, Central Florida, National Association, or any other successor indenture trustee under the Convertible Note Indenture.

            1.48  CORECOMM means CoreComm Limited, a Bermuda Corporation.

            1.49 CORECOMM AGREEMENT means Asset Purchase Agreement, dated as of February 19, 1999, between USN Communications and CoreComm and all ancillary documents executed in connection therewith, as the same have been modified, supplemented or amended from time to time (and all exhibits and schedules annexed thereto or referred to therein)

            1.50 CORECOMM SALE means the transactions effectuated through the CoreComm Agreement.

            1.51 CREDITOR means any Person holding a Claim.

            1.52 CREDITORS' COMMITTEE means the Official Committee of Unsecured Creditors in the Reorganization Cases, as appointed by the United States Trustee and reconstituted from time to time.

            1.53 D&O INSURANCE means the officers and directors insurance policies maintained by the Debtors applicable to claims against the Debtors' officers and directors.

            1.54  DANIELS means Daniels & Associates.

            1.55 DANIELS TRANSACTION FEE means such compensation or reimbursement of expenses to which Daniels may be entitled under the Letter Agreement, dated as of October 6, 1998, as amended, between USN
Communications and Daniels and the "Order Granting Debtors' Application to Employ and Retain Daniels & Associates, L.P. as Debtors' Special Purpose Investment Banker and Representative," dated February 22, 1999.

            1.56 DEBTORS has the meaning ascribed to such term in the Introduction to this Plan.

            1.57 DEFICIENCY CLAIM means a claim by a Creditor arising out of the same transaction as a Secured Claim to the extent that the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of such creditor's interest in property of the Debtors' estates securing such claim is less than the amount of the claim which has the benefit of such security as provided by Section 506(a) of the Bankruptcy Code.

            1.58 DIP CLAIMS means all Claims arising under the DIP
Facility.

            1.59 DIP FACILITY means those certain Note Purchase Agreements, dated as of February 23, 1999, and March 15, 1999, between USN Communications, Merrill Lynch Global Allocation Fund, Inc. and CoreComm, and all ancillary documents executed in connection therewith, as the same have been modified, supplemented or amended from time to time (and all exhibits and schedules annexed thereto or referred to therein).

            1.60 DIP ORDER means, collectively, the Orders of the Bankruptcy Court dated February 22, 1999, and April 2, 1999, authorizing and approving the DIP Facility.

            1.61 DISCLOSURE STATEMENT means the Disclosure Statement that relates to this Plan and is approved by the Bankruptcy Court pursuant to
Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).

            1.62 DISCLOSURE STATEMENT ORDER means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to Section 1125 of the Bankruptcy Code.

            1.63 DISPUTED ADMINISTRATIVE CLAIMS means any Administrative Claims as to which the Debtors, the Liquidating Trustee or any other party in interest has interposed an objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order.

            1.64 DISPUTED CLAIM means (a) if no proof of Claim has been timely Filed or deemed timely Filed under applicable law or order of the Court, a Claim that has been listed on a Debtor's Schedules of Liabilities as other than disputed, contingent or unliquidated, but as to which no later than the Effective Date an objection has been Filed; or (b) if a proof of Claim has been Filed or deemed timely Filed under applicable law or order of the Bankruptcy Court, a proof of Claim as to which an objection has been timely Filed and has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted in whole by a Final Order. For the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be Filed if: (a) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amount or classification of any corresponding Claim scheduled by the appropriate Debtor in its Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by any of the Debtors that has been scheduled as disputed, contingent or unliquidated; or (c) no corresponding Claim has been scheduled by the appropriate Debtor in its Schedules of Assets and Liabilities.

            1.65 DISPUTED CLAIM RESERVE means the reserve established by the Liquidating Trustee for each Disputed Claim to be established pursuant to Section 11.3 of this Plan.

            1.66 DISTRIBUTION means the distribution in accordance with this Plan of Cash.

            1.67 DISTRIBUTION ADDRESS means the address set forth in the relevant proof of claim. If no proof of claim is Filed in respect to a particular Claim, such defined term means the address set forth in the Debtors' Schedules of Assets and Liabilities or register maintained for registered securities.

            1.68 DISTRIBUTION RESERVE means the reserve established by the Liquidating Trust on the Effective Date to hold amounts deposited by the Debtors or the Liquidating Trustee under this Plan to pay Allowed Unsecured Claims.

            1.69 EFFECTIVE DATE means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date each of the conditions set forth in Sections 15.1 and 15.2 hereof has been satisfied or waived as set forth in Section 15.3 hereof, or such later date as may reasonably be fixed by the Debtors with the consent of the Creditors' Committee (such consent not be unreasonably withheld); or (b) if a stay of the Confirmation Order is in effect, on the first Business Day or such later date as may be fixed by the Debtors with the consent of the Creditors' Committee (such consent not be unreasonably withheld) without leave or order of the Bankruptcy Court and without further action after the later of: (i) the date such stay is vacated or any appeal, rehearing, remand or petition for certiorari is resolved in a manner that does not reverse or materially modify the Confirmation Order; and (ii) the date each condition set forth in Sections 15.1 and 15.2 hereof has been satisfied or waived as set forth in Section 15.3 hereof.

            1.70 ENCUMBRANCE means, with respect to any Asset, any claim, mortgage, lien, pledge, charge, security interest, assignment or encumbrance of any kind or nature in respect of such Asset (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

            1.71 EQUITY INTEREST means any ownership or equity interest in any of the Debtors, including, without limitation, shares of Existing USN Communications Interests or warrants, options or other rights to purchase any ownership or equity interest in any of the Debtors, but expressly excluding the Reorganized Stock.

            1.72 ESTATE means the relevant estate created in each of the Reorganization Cases pursuant to Section 541 of the Bankruptcy Code and existing as of the Effective Date.

            1.73 ESTIMATION ORDER means an order or orders of the Bankruptcy Court (a) estimating for voting and/or distribution purposes (under Section 502(c) of the Bankruptcy Code) the aggregate (and, if applicable, individual) Face Amount of Disputed Claims in each relevant Class or (b) in the case of an Administrative Claim estimating for allowance and/or other proper purposes under the Bankruptcy Code the aggregate (and, if applicable, individual) Face Amount of Disputed Administrative Claims. The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

            1.74 EXCLUDED ASSETS shall have the meaning ascribed to such term in the Purchase Agreement.

            1.75 EXECUTORY CONTRACT SCHEDULE means the schedule captioned "Schedule of Assumed Executory Contracts and Unexpired Leases" annexed as Exhibit "E" hereto

            1.76 EXHIBIT means, as appropriate to the context, an exhibit to either this Plan or the Disclosure Statement.

            1.77 EXHIBIT FILING DATE means the last date by which forms of the Exhibits to the Plan shall be Filed with the Bankruptcy Court, which date shall be as specified in this Plan for each such Exhibit, but in any event, or when no such date is specified, no later than thirty (30) days after the Confirmation Date.

            1.78 EXISTING USN COMMUNICATIONS INTERESTS means all Equity Interests in USN Communications but specifically excluding any and all authorized but unissued shares of capital stock of USN Communications.

            1.79 EXPENSE REIMBURSEMENT shall have the meaning ascribed to such term in the Purchase Agreement.

            1.80 FACE AMOUNT means: (a) with respect to any Claim for which a proof of claim is Filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; or (ii) any other amount set forth in an Estimation Order; or (b) with respect to any Claim scheduled in the Debtors' Schedules of Assets and Liabilities, but for which no proof of claim is Filed, the amount of the Claim scheduled as undisputed, noncontingent and liquidated.

            1.81 FEDERAL PRIORITY TAX CLAIM means a Priority Tax Claim of the United States federal government.

            1.82 FEE CLAIM means a Claim for compensation or reimbursement of expenses of a Professional pursuant to Section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Reorganization Cases.

            1.83 FEE CLAIMS RESERVE means an account to be established on the Effective Date by the Liquidating Trustee to pay the Fee Claims Allowed by Final Order of the Bankruptcy Court.

            1.84 FEE ORDER means the Bankruptcy Court's "Administrative Order Under 11 U.S.C. ss.ss. 105(a), 327, 330 and 331 Establishing Procedures For Interim Compensation And Reimbursement Of Expenses Of Professionals," dated as of February 22, 1999, in the Reorganization Cases (D.I. 31).

            1.85 FILE OR FILED means filed with the Bankruptcy Court in the Reorganization Cases.

            1.86 FINAL ORDER means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be Filed with respect to such order shall not cause such order not to be a Final Order.

            1.87 14 5/8% SENIOR NOTES means USN Communications' 14 5/8% Senior Discount Notes due 2003 issued pursuant to the 14 5/8% Senior Note Indenture.

            1.88 14 5/8% SENIOR NOTES INDENTURE means the Indenture, dated as of August 15, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 14 5/8 % Senior Discount Notes due 2004, as amended by Supplemental Indenture No. 1, dated March 5, 1998, to the 14 5/8 % Senior Note Indenture.

            1.89 14 5/8% SENIOR NOTES INDENTURE TRUSTEE means Harris Trust and Savings Bank or any other successor indenture trustee under the 14 5/8% Senior Notes Indenture.

            1.90 14% SENIOR NOTES means USN Communications' 14% Senior Discount Notes due 2003 issued pursuant to the 14% Senior Note Indenture.

            1.91 14% SENIOR NOTES INDENTURE means the Indenture dated as of September 30, 1996, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, for USN Communications' 14% Senior Discount Notes due 2003, as amended by Supplemental Indenture No. 1, dated as of March 17, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the 14% Senior Note Indenture, as further amended by Supplemental Indenture No. 2, dated as of August 18, 1997, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the 14% Senior Note Indenture, as further amended by Supplemental Indenture No. 3, dated as of March 5, 1998, by and between USN Communications and Harris Trust and Savings Bank, as Trustee, to the 14% Senior Note Indenture.

            1.92 14% SENIOR NOTES INDENTURE TRUSTEE means Harris Trust and Savings Bank or any other successor indenture trustee under the 14% Senior Notes Indenture.

            1.93 HATTEN FIDUCIARY CLAIMS means any claim, right or cause of action against any officer or director of any Debtor arising out of or relating to USN Communications' purchase of the stock of Hatten Communications, Inc. in 1998, whether known or unknown, in law, equity or otherwise, other than any claim, right or cause of action which has been waived, released, discharged or otherwise limited pursuant to the Plan, the Confirmation Order or another Bankruptcy Court order in the Reorganization Cases entered prior to the Effective Date.

            1.94 HATTEN TRANSACTION CLAIM means any claim, right or cause of action against Hatten Communications, Inc. or its former shareholders arising out of or related to USN Communications' purchase of the stock of Hatten Communications, Inc. in 1998, whether known or unknown, in law, equity or otherwise, other than any claim, right or cause of action which has been waived, released, discharged or otherwise limited pursuant to the Plan, the Confirmation Order or another Bankruptcy Court order in the Reorganization Cases entered prior to the Effective Date.

            1.95 HATTEN TRANSACTION CLAIMS RECOVERIES RESERVE means the reserve established by the Liquidating Trust on the Effective Date to hold proceeds received on account of any Hatten Transaction Claim.

            1.96 IMPAIRED refers to any Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

            1.97 INDENTURE TRUSTEES means, collectively, the Consent Convertible Notes Indenture Trustee, the Convertible Notes Indenture Trustee, the 14 5/8% Senior Notes Indenture Trustee and the 14% Notes Indenture Trustee.

            1.98 INITIAL DISTRIBUTION DATE means: (a) with respect to Claims, other than Fee Claims, the date that is the later of (i) thirty
(30) days after the Effective Date (or as soon thereafter as reasonably practicable), (ii) the date (or as soon thereafter as reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan, and (iii) such later date as the Liquidating Trustee shall determine is appropriate; and (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are Allowed by Final Order of the Bankruptcy Court. With respect to Secured Claims, occurrence of the Initial Distribution Date shall be subject, if applicable, to the sale of the relevant Collateral and the collection by the Debtors or the Liquidating Trust, as appropriate, of the proceeds thereof.

            1.99 INSURANCE POLICY means any policy of insurance and any agreements relating thereto that may be available to provide coverage for Claims against USN Communications, including but not limited to statutorily mandated workers' compensation programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtors for job-related injuries or job-related illnesses.

            1.100 INTERCOMPANY CLAIM means a Claim of any Debtor against another Debtor or affiliate (as defined in Section 101 of the Bankruptcy
Code).

            1.101 IRS means the United States Internal Revenue Service.

            1.102 JUNIOR NOTES means, as is appropriate to the context, the Convertible Notes and/or the Consent Convertible Notes.

            1.103 JUNIOR NOTES CLAIM means any Claim arising under, relating to or evidenced by any of the Junior Notes, but excluding any Claim that is a Subordinated Securities Claim.

            1.104 JUNIOR NOTES INDENTURE TRUSTEE means, as is appropriate to the context, the Convertible Notes Indenture Trustee and/or the Consent Convertible Notes Indenture Trustee.

            1.105 JUNIOR NOTES INDENTURES means, as is appropriate to the context, the Convertible Notes Indenture and/or the Consent Convertible Notes Indenture.

            1.106 LIQUIDATING TRUST means the trust established under this Plan and the Liquidating Trust Agreement.

            1.107 LIQUIDATING TRUST ADMINISTRATIVE RESERVE means the reserve established by the Liquidating Trust on the Effective Date to fund the Liquidating Trust Administrative Expenses.

            1.108 LIQUIDATING TRUST ADMINISTRATIVE EXPENSE means all reasonable costs, expenses and fees incurred in connection with maintaining the Liquidating Trust and the Liquidating Trust Assets, including without limitation (a) all reasonable costs, fees and expenses incurred by the Liquidating Trustee in employing attorneys, accountants, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals to represent or assist the Liquidating Trustee in carrying out the Liquidating Trustee's duties under the Liquidating Trust Agreement, (b) the compensation paid to the Liquidating Trustee under the Liquidating Trust Agreement, (c) all reasonable costs, fees and expenses incurred in prosecuting and/or settling the Avoidance Claims, the Hatten Transaction Claims, the Hatten Fiduciary Clams and all other Litigation Claims, (d) all other reasonable costs incurred in liquidating the Liquidating Trust Assets in accordance with the Liquidating Trust Agreement, and (e) the reasonable, actual and necessary expenses of the PEDC.

            1.109 LIQUIDATING TRUST AGREEMENT means that certain Liquidating Trust Agreement which is to govern the Liquidating Trust, substantially in the form attached as Exhibit "D" to this Plan, pursuant to which, among other things, the Liquidating Trust Assets shall be liquidated and distributed to holders of Allowed Claims in accordance with terms of this Plan. The Liquidating Trust Agreement shall be filed with the Bankruptcy Court and served upon the United States Trustee and counsel for the Creditors' Committee in advance of the Confirmation Hearing.

            1.110 LIQUIDATING TRUST ASSETS mean all Residual Assets once transferred into the Liquidating Trust, and any and all proceeds thereof and interest accruing with respect thereto.

            1.111 LIQUIDATING TRUSTEE means the trustee of the Liquidating Trust as contemplated by the Liquidating Trust Agreement.

            1.112 LITIGATION CLAIM means any claim, right, cause of action, counterclaim or set off right of the Debtors, the Estates or the Liquidating Trust, including, without limitation, any Avoidance Claim, Hatten Transaction Claim or Hatten Fiduciary Claim, other than any claim, right, cause of action, counterclaim or set off right which has been waived, released, discharged or otherwise limited pursuant to the Plan, the Confirmation Order or another Bankruptcy Court order in the Reorganization Cases.

            1.113 NET PROCEEDS means the Cash consideration received from the sale, transfer, or collection of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in this Plan, whether occurring before or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, transfer, collection or conversion, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, transfer or conversion or such property, brokerage fees and commissions, collection costs, reasonable attorneys' fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, transfer or collection; provided, however, that upon the release to the Debtors or the Liquidating Trustee of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, transfer or collection.

            1.114 NOTES CLAIM means a Claim arising under, relating to or evidenced by any of the Convertible Notes, the Consent Convertible Notes, the 14% Senior Notes or the 14 5/8% Senior Notes, but excluding any such Claim that is a Subordinated Securities Claim.

            1.115 NOTES INDENTURE means, as appropriate to the context, the Convertible Notes Indenture, the Consent Convertible Notes Indenture, the 14% Senior Notes Indenture and/or the 14 5/8% Senior Notes Indenture.

            1.116 PEDC means the post-Effective Date committee of Unsecured Creditors which may be appointed by the Creditors' Committee which shall have those duties and responsibilities described in the Plan and the Liquidating Trust Agreement.

            1.117 PERIODIC DISTRIBUTION DATE means (a) initially, the first Business Day occurring three (3) full months after the Initial Distribution Date, and (b) subsequently, the first Business Day occurring three (3) full months after the immediately proceeding Periodic Distribution Date.

            1.118 PERSON means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Creditors' Committee, Equity Interest holders, Claimholders, current or former employees of any Debtor, or any other entity.

            1.119 PETITION DATE means February 18, 1999.

            1.120 PLAN means this Joint Consolidated Plan of Reorganization, dated as of the date set forth on the first page hereof, for the Debtors, together with any amendments or modifications hereto as the Debtors may File hereafter in accordance with the terms of the Plan (such amendments or modifications only being effective if approved by order of the Bankruptcy Court).

            1.121 PLAN SOLICITATION PROCEDURES ORDER means the order, which is entitled "Order Establishing Voting Procedures and Approving Forms of Ballots" entered by the Bankruptcy Court upon the Debtors' motion approving plan solicitation procedures.

            1.122 PRIORITY CLAIM means any Claim, if Allowed, which is entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; or (c) a Fee Claim.

            1.123 PRIORITY TAX CLAIM means any Claim, if Allowed, which is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

            1.124 PROFESSIONAL means a Person retained or to be compensated for services rendered or costs incurred on or after the Petition Date through and including the Effective Date pursuant to Section 327, 328, 330, 503(b) or 1103 of the Bankruptcy Code.

            1.125 PURCHASE AGREEMENT means the Stock Purchase Agreement by and among USN Communications, Inc., USN Wireless, Inc., the direct subsidiaries of USN Wireless, Inc. and Alexandra Telephone Acquisition, LLC, dated as of November 17, 1999, a copy of which is annexed as Exhibit "A" hereto, inclusive of all ancillary documents executed in connection therewith, exhibits and schedules annexed thereto or referred to therein."

            1.126 PURCHASE CONSIDERATION means the consideration to be paid by Buyer pursuant to the Purchase Agreement.

            1.127 PURCHASED BUSINESS means: (a) if the Purchase Agreement is consummated, then all of the equity in Reorganized USN Communications issued and outstanding on the Effective Date, but specifically excluding the Excluded Assets; or (b) if the Purchase Agreement is terminated and an Alternative Purchase Agreement is consummated, then (i) if the Alternative Buyer purchases equity in Reorganized USN Communications, such percentage of the Reorganized Stock issued and outstanding on the Effective Date as the Alternative Purchase Agreement provides will be acquired by the Alternative Buyer, (ii) if the Alternative Buyer purchases the Wireless Stock, such portion of the Wireless Stock sold and conveyed which is sold by the Debtors to the Alternative Buyer pursuant to such Alternative Purchase Agreement, or (iii) if the Alternative Buyer purchases assets of the Wireless Companies, such assets of the Wireless Companies as the Debtors or the Liquidating Trustee cause the Wireless Companies to sell and convey to, and are purchased and accepted by, the Alternative Buyer pursuant to such Alternative Purchase Agreement.

            1.128 RATABLE, RATABLY, RATABLE SHARE OR PRO RATA means a number (expressed as a percentage) equal to the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of: (a) Allowed Claims plus (b) Disputed Claims (in their aggregate Face Amount) in such Class as of the date of determination.

            1.129 RELEASED PARTY means the Debtors, any Debtor, the Liquidating Trustee or any agent, advisor, accountant, investment banker, consultant, attorney or other representative (including any current or former director, officer, employee, member or professional) of the foregoing.

            1.130 REORGANIZATION CASE means the chapter 11 case of each Debtor pending before the Bankruptcy Court.

            1.131 REORGANIZED STOCK means all of the voting common stock of Reorganized USN Communications from and after the Effective Date after giving effect to the USN Communications Amended and Restated Certificate of Incorporation issued and outstanding as of the Effective Date.

            1.132 REORGANIZED USN COMMUNICATIONS means USN Communications from and after the Effective Date.

            1.133 RESIDUAL ASSETS means, collectively, all Assets, other than the Purchased Business, including, without limitation, the Excluded Assets (or Alternative Excluded Assets, as the case may be), the Purchase Consideration (or Alternative Purchase Consideration, as the case may be), all Cash, Avoidance Claims, Hatten Transaction Claims, Hatten Fiduciary Claims and other Litigation Claims, any and all other claims, causes of action or rights of the Debtors under federal or state law, letters of credit issued on the Debtors' behalf and the proceeds thereof, monies deposited to secure the performance of any contract or lease by any Debtor or Affiliate and any and all consideration the Debtors have received or are entitled to receive in connection with the CoreComm Sale.

            1.134 SALE TRANSACTION means the transaction or transactions through which the Buyer will acquire the Purchased Business.

            1.135 SCHEDULE OF ASSETS AND LIABILITIES means a Debtor's schedule of assets and liabilities Filed with the Bankruptcy Court pursuant to Sections 521(1) and 1106(a)(2) of the Bankruptcy Code, as amended on or about June 18, 1999, and as further amended on or about December 15, 1999.

            1.136 SECURED CLAIM means, pursuant to Section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against any of the Debtors pursuant to Sections 506(a) and 553 of the Bankruptcy Code. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under Section 365 of the Bankruptcy Code.

            1.137 SECURITIES SUIT means the consolidated class action lawsuit captioned "Danis, on behalf of himself and all others similarly situated v. USN Communications, Inc., et al.," No. 98 C 7482, pending in the United States District Court for the Northern District of Illinois, Eastern Division.

            1.138 SECURITIES LITIGATION CLAIM means any Claim, right or cause of action, whether known or unknown, that was or could have been asserted (notwithstanding the applicability of the automatic stay provisions of Section 362 of the Bankruptcy Code) in the Securities Suit against any Person, whether or not insured under the D&O Insurance, including, without limitation, any of the Debtors and their current or former officers, directors, employees, agents, representatives, counsel, advisors and other professionals.

            1.139 SENIOR NOTES means, as is appropriate to the context, 14% Senior Notes and/or the 14 5/8% Senior Notes.

            1.140 SENIOR NOTES CLAIM means any Claim arising under, relating to or evidenced by any of the Senior Notes, but excluding any Claim that is a Subordinated Securities Claim.

            1.141 SENIOR NOTES INDENTURE means, as is appropriate to the context, the 14% Senior Notes Indenture and/or the 14 5/8% Senior Notes Indenture.

            1.142 SENIOR NOTES INDENTURE TRUSTEE means, as is appropriate to the context, the 14% Senior Notes Indenture Trustee and/or the 14 5/8% Senior Notes Indenture Trustee.

            1.143 SUBSTANTIVE CONSOLIDATION ORDER means the order, or provision of the Confirmation Order, substantively consolidating the Reorganization Cases as provided in Article XIII of the Plan.

            1.144 SUBORDINATED SECURITIES CLAIM means a Claim, other than a Securities Litigation Claim, subject to subordination under Section 510(b) of the Bankruptcy Code that arises from rescission of, or for damages, reimbursement or contribution with respect to a purchase or sale of a security (as defined in Section 101(49) of the Bankruptcy Code) of any of the Debtors or an Affiliate of any of the Debtors.

            1.145 TERMINATION FEE shall have the meaning ascribed to such term in the Purchase Agreement.

            1.146 UNCLAIMED PROPERTY means any Distribution or distributable property unclaimed on or after the Effective Date or the date on which an additional Distribution would have been made to the holder of an Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtors or the Liquidating Trustee to locate such address which were commercially reasonable under the circumstances.

            1.147 UNITED STATES TRUSTEE means the Office of the United States Trustee for the District of Delaware.

            1.148 UNSECURED CLAIM means any Claim that is not: (a) an Administrative Claim; (b) a Priority Claim; (c) a Priority Tax Claim; (d) a Secured Claim; (e) a Fee Claim; (f) a Convenience Claim; (g) a Securities Litigation Claim; or (h) a Subordinated
Securities Claim.

            1.149 U.S. GOVERNMENT OBLIGATIONS means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged, or funds consisting solely of such securities, including funds managed by the Liquidating Trustee or one of its Affiliates (further including such funds for which it or its affiliates receives fees in connection with such management).

            1.150 USN COMMUNICATIONS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION means the Amended and Restated Certificate of Incorporation to be amended and restated in accordance with Section 9.1(c) hereof, in substantially the form of Exhibit "B" to the Plan.

            1.151 USN COMMUNICATIONS AMENDED AND RESTATED BY-LAWS means the Amended and Restated By-Laws of USN Communications to be amended and restated in accordance with Section 9.1(d) hereof, in substantially the form of Exhibit "C" to the Plan.

            1.152 WIRELESS COMPANIES means USN Wireless, Inc., Connecticut Telephone & Communications System, Inc., Connecticut Mobilcom, Inc., USN Wireless of Massachusetts, Inc., and USN Wireless of Rhode Island, Inc., and/or their assets and businesses.

            1.153 WIRELESS STOCK means all of the issued and outstanding capital stock of USN Wireless, Inc.


                                ARTICLE II.

                           RULES OF CONSTRUCTION

            2.1 GENERALLY. For purposes of the Plan, (a) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit as it may have been or may be amended, modified or supplemented, (b) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, and (c) the rules of construction set forth in Section 102 of the Bankruptcy Code and the Bankruptcy Rules shall apply unless superseded herein or in the Confirmation Order.

            2.2 EXHIBITS. Unless otherwise noted, all Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be Filed with the Bankruptcy Court on or before the Exhibit Filing Date. Copies of Exhibits can be obtained upon written request to Morris, Nichols, Arsht & Tunnell, 1201 N. Market Street, P.O. Box 1347, Wilmington, Delaware 19899,
Attn: Robert J. Dehney, Esq., counsel to the Debtors.

            2.3 TIME PERIODS. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

            2.4 MISCELLANEOUS RULES. (a) The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, or to any particular Section, subsection, or clause, unless the context requires otherwise; (b) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter, and (c) captions and headings to Articles and Sections of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan.


                                ARTICLE III.

          METHOD OF CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                           AND GENERAL PROVISIONS

            3.1 GENERAL RULES OF CLASSIFICATION. Generally, a Claim is classified in a particular Class for voting and distribution purposes only to the extent the Claim has not been paid, released or otherwise satisfied and qualifies within the description of that Class, and is classified in another Class or Classes to the extent any remainder of the Claim qualifies within the description of such other Class or Classes.

            3.2 ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND FEE CLAIMS. Administrative Claims, Priority Tax Claims and Fee Claims have not been classified and are excluded from the Classes set forth in Article IV in accordance with Section 1123(a)(1) of the Bankruptcy Code. Priority Claims are classified in Class 1.

            3.3 BAR DATE FOR ADMINISTRATIVE CLAIMS. To be eligible to receive Distributions under the Plan on account of an Allowed Administrative Claim, a holder of an Administrative Claim, at a minimum, must have Filed a request for payment of such Administrative Claim by the applicable bar date of January 18, 2000, unless otherwise provided in the Bankruptcy Court's Order, dated December 17, 1999, establishing a bar date for Administrative Claims. Unless otherwise ordered by the Bankruptcy Court, any Person that fails to File such a request for payment of such Administrative Claim on or before such date shall be forever barred from asserting such Administrative Claim against any of the Debtors, the Liquidating Trust, the Liquidating Trustee, Reorganized USN Communications or their property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Claim. Notwithstanding anything to the contrary in this Section 3.3 of the Plan, the Buyer may File a request for payment of any Administrative Claim comprised solely of the Termination Fee and/or Expense Reimbursement by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter).

            3.4 BAR DATE FOR AMENDED SCHEDULE CLAIMS. For the holder of an Amended Schedule Claim to be eligible to receive a Distribution under the Plan, at a minimum, a holder of such an Amended Schedule Claim must have Filed a proof of such Claim on account of such Amended Schedule Claim by the applicable bar date of January 18, 2000, unless otherwise provided in the Bankruptcy Court's Order, dated July 2, 1999.

            3.5 BAR DATE FOR FEE CLAIMS. Unless otherwise provided in this Plan, the Confirmation Order or another order of the Bankruptcy Court, all proofs of Claim or applications for payment of Fee Claims must be Filed with the Bankruptcy Court by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter).


                                ARTICLE IV.

               CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

            All Claims and Equity Interests, except Administrative Claims, Fee Claims and Priority Tax Claims are placed in Classes as set forth below. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and is classified in other Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim is also classified in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class, and such Claim has not been disallowed, paid or released prior to the Effective Date.

            4.1   CLASS 1 CLAIMS (PRIORITY CLAIMS):

                        (a) Classification. Class 1 shall consist of all Priority Claims against any of the Debtors.

                        (b) Impairment and Voting. Class 1 Claims are unimpaired and are not entitled to vote on the Plan.

            4.1   CLASS 2 CLAIMS (SECURED CLAIMS):

                     1. Classification. Class 2 shall consist of all Secured Claims, whether validly perfected under applicable state law prior to the Petition Date or validly perfected after the Petition Date in accordance with Section 546(b) of the Bankruptcy Code. Each Allowed Secured Claim in Class 2 shall be considered to be a separate subclass within Class 2, and each such subclass shall be deemed to be a separate Class for purposes of the Plan.

                     2. Impairment and Voting. Class 2 Claims are unimpaired and are not entitled to vote on the Plan.

            4.1   CLASS 3 CLAIMS (CONVENIENCE CLAIMS):

                        (a) Classification. Class 3 shall consist of all Convenience Claims.
                        (b) Impairment and Voting. Class 3 Claims are Impaired and are entitled to vote on the Plan.

            4.1   CLASS 4 CLAIMS (UNSECURED CLAIMS):

                        (a) Classification. Class 4 shall consist of all Unsecured Claims.

                        (b) Impairment and Voting. Class 4 Claims are Impaired and are entitled to vote on the Plan.

            4.1   CLASS 5 CLAIMS (SECURITIES LITIGATION CLAIMS):

                        (a) Classification. Class 5 shall consist of all Securities Litigation Claims.

                        (b) Impairment and Voting. Class 5 Claims are Impaired and are entitled to vote on the Plan.

            4.1   CLASS 6 CLAIMS (SUBORDINATED SECURITIES CLAIMS):

                        (a) Classification. Class 6 shall consist of all Subordinated Securities Claims.

                        (b) Impairment and Voting. Class 6 Claims are Impaired and are deemed not to have accepted the Plan.

            4.1   CLASS 7 CLAIMS (EQUITY INTERESTS):

                        (a) Classification. Class 7 shall consist of all Equity Interests.

                        (b) Impairment and Voting. Class 7 Claims are Impaired and are deemed not to have accepted the Plan.


                                 ARTICLE V.

                         PROVISIONS FOR PAYMENT OF
         ADMINISTRATIVE CLAIMS, FEE CLAIMS AND PRIORITY TAX CLAIMS

            Pursuant to Section 1126(f) of the Bankruptcy Code, holders of unimpaired Claims shall be deemed to have accepted the Plan.

            5.1 ADMINISTRATIVE CLAIMS. Subject to the terms of Section 12.8 hereof and unless (a) otherwise provided for herein or (b) the holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each holder of an Allowed Administrative Claims shall be paid 100% of the unpaid amount of such Allowed Claim in Cash on or as soon as reasonably practicable after the later of (x) Initial Distribution Date and
(y) the first Periodic Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim. Notwithstanding the immediately preceding sentence Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. ss. 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees. Furthermore, in the event the Buyer becomes entitled to the Termination Fee and/or Expense Reimbursement pursuant to, and subject to, the Purchase Agreement, the Termination Fee and Expense Reimbursement shall be paid in full from the proceeds of the Alternative Purchase Consideration prior to such funds being transferred to the Liquidating Trust.

            5.2 FEE CLAIMS. Unless (a) otherwise provided herein or (b) the holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each holder of an Allowed Fee Claim shall receive 100% of the unpaid allowed amount of such Claim in Cash on or as soon as reasonably practicable after the later of (x) Effective Date and the first Periodic Distribution Date after the date such Fee Claim becomes an Allowed Fee Claim.

            5.3 PRIORITY TAX CLAIMS. Unless (a) otherwise provided for herein or (b) the holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive the following treatment:

                  (a) Each holder of an Allowed Priority Tax Claim (other than any such Claim that is an Allowed Federal Priority Tax Claim) against any of the Debtors shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date and (y) the first Periodic Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.

                  (b) Each holder of an Allowed Priority Tax Claim that is a Federal Priority Tax Claim, at the option of the Liquidating Trustee, shall either: (i) be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date and (y) the first Periodic Distribution Date after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; or (ii) be paid in equal semi-annual Cash payments in arrears over a period not exceeding six (6) years from the date of assessment of such Claim, with simple interest at the deficiency rate as determined on the Effective Date under Section 6621(c) of the Internal Revenue Code or such other rates as may be fixed by a Final Order of the Bankruptcy Court, until such Claim is paid in full.

                  (c) Any claim or demand for penalty relating to any Priority Tax Claim (including without limitation any Federal Priority Tax Claim) shall be disallowed, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or the Liquidating Trustee.


                                ARTICLE VI.

            TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

            6.1 PRIORITY CLAIMS. Unless (a) otherwise provided for herein or (b) the holder of an Allowed Priority Claim agrees to receive other, less favorable treatment, each holder of an Allowed Priority Claim shall be paid 100% of the unpaid amount of such Allowed Priority Claim in Cash on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date and (y) the first Periodic Distribution Date after the date such Priority Claim becomes an Allowed Priority Claim.

            6.2 SECURED CLAIMS. Subject to the provisions of Sections 502(b)(3) and 506(d) of the Bankruptcy Code, each holder of an Allowed Secured Claim shall receive, at the Liquidating Trustee's option and to the extent such Claim is secured by Collateral in the possession of the Liquidating Trustee: (a) 100% of the Net Proceeds from the sale of the relevant Collateral, up to the unpaid Allowed amount of such Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during their Reorganization Cases, in connection with the sale of such Collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant Collateral; or (c) such other treatment as shall be agreed to between the holder of such Claim and the Debtors or the Liquidating Trustee. Such Distribution shall be made on or as soon as reasonably practicable after the later of (x) the Initial Distribution Date (subject, if applicable, to the Liquidating Trustee's receipt of the proceeds of the sale of the relevant collateral) and (y) the first Periodic Distribution Date after such Secured Claim becomes an Allowed Secured Claim. Upon receipt by the relevant holder of such Distributions, such holder's lien or other security interest in the relevant Collateral shall be deemed released. To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (i) setoff only to the extent of the Allowed amount of the Allowed, liquidated, nondisputed, noncontingent claim owing to the relevant Debtor or Debtors, and (ii) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off. If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors or the Liquidating Trust that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Liquidating Trust and the turnover of any property of the Debtors or the Liquidating Trust held by such claimant on account of any unliquidated, Disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.

            6.3 CONVENIENCE CLAIMS. On or as soon as practicable after the Effective Date, $100,000 of Cash shall be transferred into the Convenience Class Reserve. On the later of the Initial Distribution Date or the date that a Convenience Claim becomes an Allowed Convenience Claim, each holder of any such Allowed Convenience Claim shall receive (a) its Ratable share of the Cash in the Convenience Class Reserve and (b) its ratable share of Cash from the Distribution Reserve with such ratable share being calculated as the proportion that the Face Amount of such Convenience Claim (without giving effect to any Distributions received by such Claimholder from the convenience Class Reserve) bears to the aggregate Face Amount of all Unsecured Claims and Convenience Claims (including Disputed Claims, but excluding Disallowed Claims); provided, however, no holder of an Allowed Convenience Claim shall receive, on account of such Convenience Claim, more than the Allowed amount of such Convenience Claim.

            6.4   UNSECURED CLAIMS.

                  (a) Subject to Section 6.2(b) hereof, each holder of an Allowed Unsecured Claim shall receive its ratable share of the Liquidating Trust Assets remaining after: (a) all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Fee Claims, Allowed Priority Claims and Allowed Secured Claims have been satisfied in full; (b) all Disputed Administrative Claims, Disputed Priority Claims, Disputed Priority Tax Claims, Disputed Fee Claims, Disputed Secured Claims, and Disputed Unsecured Claims have been reserved for in accordance with this Plan; (c) the Convenience Class Reserve has been funded; and (d) all Liquidating Trust Administrative Expenses either have been (x) satisfied in full or (y) reserved for in accordance with this Plan, with such ratable share being calculated as the proportion that the Face Amount of such Unsecured Claim bears to the aggregate Face Amount of all Unsecured Claims and Convenience Claims (including Disputed Claims, but excluding Disallowed Claims).

                  (b) Subordination rights arising out of contractual subordination provisions between and among the Senior Notes and the Senior Notes Indentures, on the one hand, and the Junior Notes and the Junior Notes Indentures, on the other hand, shall remain in full force and effect. Based on the enforcement by the holders of Senior Notes Claims of the foregoing contractual subordination rights and the Debtors' recognition of the continued vitality of the foregoing subordination agreements under
Section 510(a) of the Bankruptcy Code, holders of Allowed Junior Note Claims shall be deemed, without further action by any Person, to have transferred their entire right, title and interest, if any, as holders of Unsecured Claims to receive Distributions under the Plan to the holders of Allowed Senior Notes Claims and shall not be entitled to retain any Distributions on account of such Allowed Junior Notes Claims. Subject to the conditions stated in this Plan (including, without limitation, the conditions stated in Section 8.3 hereof) and the Confirmation Order, Distributions that, but for the existence and enforceability of the foregoing subordination rights, would be made on account of Allowed Junior Notes Claims shall be made, in accordance with Section 11.8 hereof, to the Senior Notes Indenture Trustees for distribution to the holders of Allowed Senior Notes Claims.

            6.5   SECURITIES LITIGATION CLAIMS.

                  (a) IF CLASS 5 VOTES TO ACCEPT THE PLAN. If Class 5 votes to accept the Plan, each holder of an Allowed Securities Litigation Claim shall receive its Ratable share of the Available D&O Insurance Proceeds. The foregoing shall not preclude, restrict or limit any Person who is covered by D&O Insurance and who is sued from defending against or opposing any claim by any Person.

                  (b) IF CLASS 5 VOTES TO REJECT THE PLAN. If Class 5 votes to reject the Plan, holders of Securities Litigation Claims shall receive no Distributions on account of such Claims.

            6.6 SUBORDINATED SECURITIES CLAIMS. All holders of Subordinated Securities Claims shall receive no Distributions on account of such Subordinated Securities Claims.

            6.7 EQUITY INTERESTS. All holders of Equity Interests shall receive no Distribution of any kind under the Plan on account of such Equity Interests. On the Effective Date, all Equity Interests shall be deemed cancelled.


                                ARTICLE VII.

                    ACCEPTANCE OR REJECTION OF THIS PLAN
                     OR CONSENT TO DIFFERENT TREATMENT

            7.1 IMPAIRMENT OF CLASSES OF CLAIMS AND EQUITY INTERESTS. Class 3 (Convenience Claims), Class 4 (Unsecured Claims), Class 5 (Securities Litigation Claims), Class 6 (Subordinated Securities Claims) and Class 7 (Equity Interests) are Impaired by this Plan.

            7.2 EACH IMPAIRED CLASS OF CLAIMS ENTITLED TO VOTE SEPARATELY. Each Impaired Class of Claims will be entitled to vote separately to accept or reject this Plan.

            7.3 PERSONS ENTITLED TO VOTE. All holders of Claims in Class 3, Class 4 and Class 5 that the Debtors have scheduled as liquidated in amount and not Disputed or contingent or (b) as more fully set forth in the Plan Solicitation Procedures Order, for which a motion pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure seeking temporary allowance of such Claim for voting purposes only has been timely Filed along with a completed proof of Claim and against which the Debtors have not Filed an opposition or an objection, in which case the Claimholder shall only be allowed to cast a vote on this Plan upon order of Bankruptcy Court, shall be entitled to vote.

            7.4 PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES. Class 1 and Class 2 are unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code, such holders of Claims in Class 1 and Class 2 are conclusively presumed to accept the Plan, and the votes of such Claimholders will not be solicited.

            7.5 CLASS DEEMED TO REJECT THE PLAN. Holders of Subordinated Securities Claims in Class 6 and Equity Interests in Class 7 are not entitled to receive or retain any property under this Plan on account of their respective Claims and Equity Interests. Under Section 1126(g) of the Bankruptcy Code, such holders of Subordinated Securities Claims in Class 6 and Equity Interests in Class 7 are deemed to reject this Plan and the votes of such holders will not be solicited.

            7.6 ACCEPTANCE BY A CLASS OF CLAIMS. In accordance with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan and therefore bind all members of such accepting Class if this Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

            7.7 ACCEPTANCE BY AN INDIVIDUAL CLAIMHOLDER. Subject to and in accordance with the provisions of the Plan Solicitation Procedures Order, an individual Claimholder will have accepted this Plan if such Claimholder votes to accept this Plan by (a) appropriately marking the ballot for the Class in which such Claim is placed under this Plan and (b) timely returning such ballot as instructed on the face thereof. Any ballot which is validly executed but which does not clearly indicate acceptance or rejection of this Plan shall be deemed to constitute a vote for acceptance of this Plan.

            7.8 CRAMDOWN. If any particular Impaired Class of Claims fails to accept, or is deemed to reject, this Plan in accordance with Sections 1126 and 1129(a) of the Bankruptcy Code, the Debtors request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code as to any such rejecting Class or Classes.

            7.9 CONFIRMABILITY AND SEVERABILITY OF PLAN. The confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied. Except as limited in Section 16.2 hereof, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Code shall not limit or affect the Debtors' exclusive right and ability to modify the Plan to satisfy the confirmation requirements of Section 1129 of the Bankruptcy Code.


                               ARTICLE VIII.

                SURRENDER AND CANCELLATION OF SECURITIES

            8.1 CANCELLATION AND SURRENDER OF SECURITIES GENERALLY.

                  (a) CANCELLATION OF EQUITY INTERESTS. All Equity Interests shall be deemed cancelled on the Effective Date.

                  (b) CANCELLATION OF SECURITIES GENERALLY. On the Effective Date, other than as expressly provided in Section 8.2 hereof and except to the extent of the treatment provided for herein for Claimholders,
(a) the existing securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, shall be cancelled, and (b) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing the existing securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, shall be released and discharged.

                  (c) SURRENDER OF OUTSTANDING SECURITIES. Except as expressly provided in Section 8.3 of this Plan, as a condition to the receipt of any Distributions under this Plan by the holder of an Allowed Claim, such Claimholder must surrender to the Debtors or the Liquidating Trust, the certificates, notes, debentures or other evidence of indebtedness evidencing such holder's Allowed Claim, if any so exist. Such certificates, notes, debentures or other evidence of indebtedness surrendered will be marked as "cancelled" or "paid," as appropriate. In the event of any lost, stolen, mutilated or destroyed security, the holder of such security must deliver to the Debtors or the Liquidating Trust, as appropriate, (a) evidence satisfactory to the Liquidating Trustee of the loss, theft, mutilation or destruction of such security and, including without limitation and affidavit containing averments describing the circumstances under which such security was lost, stolen, mutilated or destroyed, and (b) such security or indemnity as may be required by the Liquidating Trustee to hold the Liquidating Trustee harmless with respect thereto. Any holder of a certificate, note, debenture or other evidence of indebtedness that fails to surrender or be deemed to have surrendered such certificate, note, debenture or other evidence of indebtedness within the second anniversary after the Effective Date shall have its Claim for a Distribution pursuant to the Plan on account of such certificate, note, debenture or other evidence of indebtedness discharged and shall be forever barred from asserting any such Claim against any of the Debtors, the Liquidating Trust, Reorganized USN Communications or any of their property.

            8.2 CANCELLATION OF NOTES INDENTURES. To the extent that each of the Notes Indentures are not executory contracts rejected pursuant to
Section 14.1 hereof (which rejection shall not give rise to rejection damages or additional Claims by the holders of the notes issued under any of the foregoing indenture trustees), the rights and obligations of the Debtors and the Liquidating Trust, if any, under any indenture shall be deemed canceled pursuant to Section 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date, except to the extent that any provisions of any of the Notes Indentures are incorporated by reference into the Plan or are expressly deemed in the Plan to survive defeasance or termination under the respective Notes Indentures. Notwithstanding the rejection or cancellation of any of the Notes Indentures, such rejection or cancellation shall not Impair the rights of the holders of Notes Claims arising under or evidenced by any of the foregoing Notes Indentures to receive Distributions on account of such Notes Claims under the Plan or the Liquidating Trust Agreement pursuant to and in accordance with the terms of the particular Notes Indenture pursuant to which the notes evidencing or giving rise to such Notes Claims were issued. The Notes Indentures shall continue in effect to the extent necessary to (a) allow the Senior Notes Indenture Trustees to make the Distributions required to be made to the holders of Allowed Senior Notes Claims under the Plan; (b) enforce the subordination rights arising out of contractual subordination agreements between and among the Convertible Notes, the Consent Convertible Notes, the 14% Senior Notes and the 14 5/8% Senior Notes; and (c) permit the Senior Notes Indenture Trustees to maintain any rights or liens they may have in Distributions received by such Senior Notes Indenture Trustees for fees, costs, expenses and indemnification under their respective Senior Notes Indentures and to be paid or reimbursed from such Distributions for such prepetition and postpetition fees, costs, expenses and indemnification (until payment in full) that are governed by the Senior Notes Indentures in accordance with the provisions set forth therein.

            8.3 SURRENDER OF SENIOR NOTES; CONDITION TO RECEIPT BY SENIOR NOTES INDENTURE TRUSTEES OF DISTRIBUTIONS MADE ON ACCOUNT OF ALLOWED JUNIOR NOTES CLAIMS. With respect to Senior Notes, on or as soon as reasonably practicable after the Effective Date, instructions regarding the time and manner in which Senior Notes are to be surrendered will be transmitted by the relevant Senior Notes Indenture Trustee to the holders of the Senior Notes. Any holder of a Senior Note that fails to surrender or be deemed to have surrendered such Senior Note to the relevant Senior Note Indenture Trustee within the second anniversary after the Effective Date shall have its claim for a Distribution pursuant to the Plan on account of such Senior Note discharged and shall be forever barred from asserting any such claim against any of the Debtors, the Liquidating Trust, Reorganized USN Communications or any of their property. Upon receipt of a surrendered Senior Note the relevant Senior Note Indenture Trustee shall mark such Senior Note as "cancelled" or "paid," as appropriate. As a condition to a Senior Note Indenture Trustee's receipt of any Distribution for the benefit of a holder of an Allowed Senior Notes Claim, on or before the second anniversary after the Effective Date, such Senior Notes Indenture Trustee must deliver to the Liquidating Trustee: (a) in respect of any Distribution on account of an Allowed Senior Notes Claim, (i) evidence reasonably satisfactory to the Liquidating Trustee that the Senior Note or Senior Notes evidencing such Senior Note Claim have been surrendered to the relevant Senior Notes Indenture Trustee or, in the case of the loss, theft, mutilation or destruction of such Senior Note or Senior Notes, evidence reasonably satisfactory to the Liquidating Trustee of the loss, theft, mutilation or destruction, including, without limitation, an affidavit containing averments describing the circumstances under which such Senior Note was lost, stolen, mutilated or destroyed, and (ii) such security or indemnity as may be required by the Liquidating Trustee to hold the Liquidating Trustee harmless with respect thereto; and (b) in respect of any Distribution on account of an Allowed Junior Notes Claim for which the corresponding Junior Note or Junior Notes have not been surrendered to the Liquidating Trustee, such security or indemnity as may be required by the Liquidating Trustee to hold the Liquidating Trustee harmless with respect thereto.



                                ARTICLE IX.

                         IMPLEMENTATION OF THE PLAN

            9.1 PLAN IMPLEMENTATION RELATED TO SALE TRANSACTION. The Bankruptcy Court has approved the Purchase Agreement as the highest and best offer to date for the Purchased Business. The following shall occur upon the closing of the Purchase Agreement:

                        (a) ISSUANCE OF REORGANIZED STOCK. The Reorganized Stock, which shall constitute all of the authorized but unissued common stock of Reorganized USN Communications, shall be issued and transferred to the Buyer.

                        (b) REVESTING OF CERTAIN ASSETS IN REORGANIZED USN COMMUNICATIONS. The Assets of the Estate of USN Communications, other than the Excluded Assets and the Purchase Consideration, shall revest in Reorganized USN Communications. Thereafter, Reorganized USN Communications may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. All property of Reorganized USN Communications shall be free and clear of all Claims and Equity Interests, except as specifically provided in this Plan, the Purchase Agreement or the Confirmation Order and all such Claims and Equity Interests shall be both discharged and released as to Reorganized USN Communications.

                        (c) AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION OF USN COMMUNICATIONS. The certificate of incorporation of USN Communications shall be amended and restated in substantially the form of the USN Communications Amended and Restated Certificate of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such USN Communications Amended and Restated Certificate of Incorporation as permitted by applicable law, (b) to authorize the cancellation of the Existing USN Communications Interests and the issuance of the Reorganized Stock, (c) to change the name of Reorganized USN Communications to a name recommended by Buyer in accordance with the Purchase Agreement and (d) to effectuate the provisions of the Plan.

                        (d) AMENDMENT AND RESTATEMENT OF BY-LAWS OF USN COMMUNICATIONS. The by-laws of USN Communications shall be amended and restated in substantially the form of the USN Communications Amended and Restated By-Laws.

                        (e) CONSUMMATION OF SALE TRANSACTION. The Buyer shall accept the Reorganized Stock, manage Reorganized USN
      Communications, appoint officers, and otherwise conduct the business and affairs of Reorganized USN Communications for all appropriate purposes under applicable law.

                        (f) TRANSFER OF RESIDUAL ASSETS TO LIQUIDATING TRUST. The Buyer shall transfer the Purchase Consideration to the Liquidating Trust and the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets to the Liquidating Trust.

            9.1 ALTERNATIVE PLAN IMPLEMENTATION RELATED TO ALTERNATIVE SALE TRANSACTION. In the event the Purchase Agreement has been terminated and the Debtors have executed an Alternative Purchase Agreement, the Plan shall be implemented by one of the following means:

                  (a) SALE OF REORGANIZED STOCK. If the Alternative Purchase Agreement contemplates the issuance and sale to an Alternative Buyer of the Reorganized Stock, the following shall occur upon the closing of such Alternative Purchase Agreement:

                      (i) Issuance of Reorganized Stock. The Reorganized Stock, which shall constitute all of the authorized but unissued common stock of Reorganized USN Communications, shall be issued and transferred to the Alternative Buyer.

                      (ii) Revesting of Certain Assets in Reorganized USN Communications. The Assets of the Estate of USN Communications, other than the Alternative Excluded Assets and the Alternative Purchase Consideration, shall revest in Reorganized USN Communications. Thereafter, Reorganized USN Communications may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. All property of Reorganized USN Communications shall be free and clear of all Claims and Equity Interests, except as specifically provided in this Plan, the Alternative Purchase Agreement or the Confirmation Order and all such Claims and Equity Interests shall be both discharged and released as to Reorganized USN Communications.

                      (iii) Amendment and Restatement of the Certificate of Incorporation of USN Communications. The certificate of incorporation of USN Communications shall be amended and restated in substantially the form of the USN Communications Amended and Restated Certificate of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such USN Communications Amended and Restated Certificate of Incorporation as permitted by applicable law, (b) to authorize the cancellation of the Existing USN Communications Interests and the issuance of the Reorganized Stock and (c) to effectuate the provisions of the Plan.

                      (iv) Amendment and Restatement of By-Laws of USN Communications. The by-laws of USN Communications shall be amended and restated as of the Effective Date in substantially the form of the USN Communications Amended and Restated ByLaws.

                      (v) Consummation of Sale Transaction. The Alternative Buyer shall accept the Reorganized Stock, manage Reorganized USN
Communications, appoint officers, and otherwise conduct the business and affairs of Reorganized USN Communications for all appropriate purposes under applicable law.

                      (vi) Transfer of Residual Assets to Liquidating Trust. The Alternative Buyer shall transfer the Alternative Purchase Consideration to the Liquidating Trust and the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets to the Liquidating Trust.

                  (b) SALE OF WIRELESS STOCK. If the Alternative Purchase Agreement contemplates a sale of the Wireless Stock to an Alternative Buyer, the following shall occur:

                      (i) Consummation of Alternative Sale Transaction. Upon the closing of such Alternative Sale Agreement, pursuant to such Alternative Purchase Agreement, this Plan, the Disclosure Statement and Sections 105(a) and 363 of the Bankruptcy Code, except to the extent provided in such Alternative Purchase Agreement, this Plan and the Conformation Order, the Alternative Buyer shall acquire the Purchased Business free and clear of all Claims and Encumbrances against the Wireless Stock.

                      (ii) Transfer of Residual Assets to Liquidating Trust. (A) If the closing of the Alternative Purchase Agreement occurs prior to the Effective Date, upon the closing of Such Alternative Purchase Agreement, the Alternative Buyer shall transfer the Alternative Purchase Consideration to the Debtors, and, upon the occurrence of the Effective Date, the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets (including, without limitation, the Alternative Purchase Consideration) to the Liquidating Trust. (B) If the closing of the Alternative Purchase Agreement occurs on or after the Effective Date, the Alternative Buyer shall transfer the Alternative Purchase Consideration to the Liquidating Trust and the Debtors shall transfer all of the Debtors' right, title and interest in the Residual Assets to the Liquidating Trust.

                  (c) SALE OF THE ASSETS OF THE WIRELESS COMPANIES. If the Purchase Agreement contemplates a sale of the assets of the Wireless Companies to the Buyer the following shall occur:

                      (i) Consummation of Alternative Sale Transaction. Upon the closing of the Alternative Purchase Agreement, pursuant to such Alternative Purchase Agreement, this Plan, the Confirmation Order and Sections 105(a) and 363 of the Bankruptcy Code (to the extent applicable), except to the extent provided in the Alternative Purchase Agreement, this Plan and the Conformation Order, the Alternative Buyer shall acquire the Purchased Business in accordance with such Alternative Purchase Agreement.

                      (ii) Transfer of Purchase Consideration to USN Wireless, Inc. Upon the closing of such Alternative Purchase Agreement, the Alternative Buyer shall transfer the Alternative Purchase Consideration to USN Wireless, Inc., pursuant to the Purchase Agreement.

                      (iii) Transfer of Estates' Assets to Liquidating Trust. Upon the occurrence of the Effective Date, all of the Estates' Assets, including, without limitation, the Wireless Stock, shall be transferred to the Liquidating Trust. The Liquidating Trustee shall be authorized, empowered and directed to take all actions and execute all documents necessary to cause USN Wireless, Inc. to legally dividend or otherwise disburse the net proceeds of the Purchase Consideration to the Liquidating Trust.

            9.1 IMPLEMENTATION OF PLAN ABSENT CONSUMMATION OF A SALE TRANSACTION OR ALTERNATIVE SALE TRANSACTION. If no Sale Transaction or Alternative Sale Transaction described in Sections 9.1 or 9.2 of this Plan is consummated pursuant to the Plan on or before the Effective Date, as of the Effective Date all of the Debtors' right, title and interest in all Assets of the Estates shall be transferred to the Liquidating Trust, subject to the rights, if any, of the Buyer (or Alternative Buyer, as the case may be), if any, under the Purchase Agreement (or Alternative Purchase Agreement, as the case may be) as may then be in existence, not terminated and enforceable. The Liquidating Trust shall succeed to all of the rights of the Debtors respecting the Purchase Agreement (or Alternative Purchase Agreement, as the case may be), including, without limitation, all legal and equitable remedies of the Debtors arising out of or related to the Purchase Agreement (or Alternative Purchase Agreement, as the case may be). Additionally, the Liquidating Trustee shall be authorized to enter into any agreement or execute any document required by or consistent with the Plan and the Purchase Agreement (or Alternative Purchase Agreement, as the case may be) and perform all obligations thereunder.

            9.2 DISSOLUTION OF CORPORATION ENTITIES. On the Effective Date, each of US Network Corporation, FoneNet/Ohio, Inc., USN Communications Long Distance, Inc., USN Communications Virginia, Inc., USN Communications Maine, Inc., Quest United, Inc., USN Communications Atlantic, Inc., USN Solutions, Inc., USN Communications Southwest, Inc., USN Communications West, Inc., USN Communications Midwest, Inc., and USN Communications Northeast, Inc. shall be dissolved without any further action by the stockholders or directors of the Debtors; provided, however, that if the Sale Transaction is not consummated, or an Alternative Sale Transaction which provides for an Alternative Buyer to acquire the Reorganized Stock is not consummated, then USN Communications, Inc. also shall be dissolved. The Liquidating Trustee shall be the sole Person authorized and responsible to effect the dissolutions provided for in this Section 9.4 of the Plan.

            9.3 DIRECTORS AND OFFICERS. On the Effective Date, the authority, power and incumbency of the persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned.

            9.4 DANIELS' TRANSACTION FEE. Upon the occurrence of consummation of a Sale Transaction (or Alternative Sale Transaction, as the case may be) the Daniels Transaction Fee shall paid (without further notice, hearing or application by Daniels) from the proceeds of the Purchase Consideration (or Alternative Purchase Consideration, as the case may be) prior to such funds being transferred to the Liquidating Trust.

            9.5 TERMINATION OF DIP FACILITY. Upon the Effective Date, the following shall occur in respect of the DIP Facility and the DIP Order: (a) all DIP Claims and other obligations, if any, of the Debtors under the DIP Facility and the DIP Order shall be deemed satisfied in full and released; and (b) the DIP Facility, if not previously terminated, shall be deemed terminated and all Encumbrances, liens and security interests granted to secure any obligation under the DIP Facility shall be deemed terminated and of no further force and effect.

            9.6 APPLICABILITY OF SECTIONS 1125 AND 1145 OF THE BANKRUPTCY CODE. The protection afforded by Section 1125(e) of the Bankruptcy Code with regard to solicitation of acceptances or rejections of the Plan and the offer, issuance, sale or purchase of the Reorganized Shares, shall apply to the fullest extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors, Reorganized USN Communications, the Buyer, the Creditors' Committee, the PEDC (if appointed), the Liquidating Trust and the Liquidating Trustee and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants or other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125(e) of the Bankruptcy Code. In addition, the exemption from the requirements of
Section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and any state and local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the Reorganized Stock.

            9.7 DISSOLUTION OF THE CREDITORS' COMMITTEE. As of the Effective Date, the Creditors' Committee shall thereby be released and discharged of and from all further authority, duties, responsibilities and obligations relating to, arising from and in connection with the Reorganization Cases, and the Creditors' Committee shall be deemed dissolved, unless prior thereto the Bankruptcy Court shall have entered an order extending the existence of the Creditors' Committee.

            9.8   THE PEDC.

            (a) CREATION OF THE PEDC. The Creditors' Committee is authorized, in its sole discretion to appoint and create the PEDC. If the Creditors' Committee desires to create the PEDC, on or before the Effective Date, the Creditors' Committee shall identify the initial members of the PEDC (subject to the consent of the Debtors, which consent shall not be unreasonably withheld) and upon the occurrence of the Effective Date the Creditors' Committee shall cease to exist and the PEDC shall be deemed created and the identified initial members appointed. The PEDC may adopt such bylaws as it deems appropriate, provided that such bylaws do not conflict with the Plan, the Confirmation Order, the Liquidating Trust Agreement or the Purchase Agreement (or Alternative Purchase Agreement, as the case may be).

            (b) REIMBURSEMENT OF PEDC EXPENSES. Members of the PEDC shall not be entitled to compensation but shall receive reimbursement of reasonable, actual and necessary expenses incurred by them in carrying out the purpose of the PEDC.

            (c) AUTHORITY OF PEDC. The powers and authority of the PEDC, if appointed, shall be the following: (i) in accordance with Section 9.11(f) of the Plan, to appoint a successor Liquidating Trustee; (ii) if the Liquidating Trustee determines, in the exercise of the Liquidating Trustee's discretion, that he has a material conflict of interest with respect to the settlement of Claims, the resolution or prosecution of litigation or any other matter, the PEDC shall exercise the Liquidating Trustee's rights and authorities with respect to such matter; and (iii) to review and comment upon any final account prepared by the Liquidating Trustee in respect of the Liquidating Trust at least twenty (20) days prior to the Filing of such final accounting with the Bankruptcy Court.

            (d) INDEMNIFICATION. If the PEDC is created, except as otherwise set forth in this Plan, the members of the PEDC (solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors) and any Person employed or retained by the members of the PEDC (solely with respect to employment or retention in furtherance of such Person's duties on behalf of the PEDC) shall be defended, held harmless and indemnified from time to time by the Liquidating Trust against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party's execution in good faith of their duties; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the members of the PEDC, nor any Person employed or retained by the PEDC for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of this Plan. Satisfaction of any obligation of the Liquidating Trust arising pursuant to the terms of this Section shall be payable only from the Liquidating Trust Assets and such right to payment shall be prior and superior to any other rights to receive a Distribution of the Liquidating Trust Assets.

            9.1   ESTABLISHMENT OF THE LIQUIDATING TRUST AND TRUSTEE.

            (a) ESTABLISHMENT OF LIQUIDATING TRUST. On the Effective Date, the Debtors shall (i) execute the Liquidating Trust Agreement, in substantially the form attached as Exhibit "D" hereto, (ii) take all other steps necessary or appropriate to establish the Liquidating Trust, (iii) transfer, deliver and assign to the Liquidating Trust on behalf of all Creditors all of their right, title and interest in, to, under and in connection with all Residual Assets free and clear of any interest in such property of any other Person. For federal income tax purposes, the beneficiaries of the Liquidating Trust will be treated as the grantors of the Liquidating Trust and deemed to be the owners of the Liquidating Trust Assets and the Debtors will treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as a deemed transfer to such beneficiaries followed by a deemed transfer by such beneficiaries to the Liquidating Trust.

            (b) PURPOSES OF THE LIQUIDATING TRUST. The Liquidating Trust will be organized for the sole purpose of liquidating the Liquidating Trust Assets with no objective or authority to continue or engage in the conduct of a trade or business. In particular, the Liquidating Trust, through the Liquidating Trustee, shall (i) collect and reduce the Liquidating Trust Assets to Cash, (ii) make distributions on account of Allowed Claims Pursuant to this Plan and the Liquidating Trust, (iii) take such steps as are reasonably necessary to accomplish such purpose, all as more fully provided in, and subject to the terms and provisions of, the Liquidating Trust Agreement. The Liquidating Trust shall not have authority to engage in trade or business, and no portions of the Liquidating Trust Assets shall be used in the conduct of a trade or business.

            (c) POWERS AND OBLIGATIONS OF THE LIQUIDATING TRUST. In addition to all powers enumerated in the Liquidating Trust Agreement and in subparagraph (k) of this Section 9.11 hereof, from and after the Effective Date, the Liquidating Trust shall succeed to all of the rights of the Debtors necessary to protect, conserve and liquidate all Liquidating Trust Assets as quickly as reasonably practicable. In that capacity, the Liquidating Trust shall have the exclusive power, on behalf and in the name of the Debtors, to prosecute, defend, compromise, settle and otherwise deal with all such Liquidating Trust Assets subject to the restrictions of the Liquidating Trust Agreement, this Plan and the Confirmation Order; provided, however, that the Liquidating Trustee shall have no right to use Liquidating Trust Assets to conduct trade or business.

            (d) LIQUIDATING TRUSTEE. On or prior to the Confirmation Date, the Creditors' Committee shall select and appoint the Liquidating Trustee (subject to the consent of the Debtors, which consent shall not be unreasonably withheld). The Liquidating Trustee shall administer the Liquidating Trust in accordance with the Liquidating Trust Agreement, this Plan and the Confirmation Order.

            (e) RETENTION OF PROFESSIONALS. The Liquidating Trustee shall be authorized to retain and engage such other professionals and persons as may be necessary to carry out his or her duties under the Liquidating Trust Agreement. Professionals retained by the Liquidating Trustee shall submit monthly invoices to the Liquidating Trustee. If the Liquidating Trustee wishes to assert an objection to the compensation or reimbursement sought in a particular invoice, the Liquidating Trustee shall object in writing within fifteen days of receipt of the monthly invoice. If no timely objection is made, the Liquidating Trustee may pay, without Bankruptcy Court order, the amounts requested from the Liquidating Trust Administrative Reserve. If the Liquidating Trustee's objection to the compensation or reimbursement sought in a particular invoice is not resolved within ten days, either party may submit the issue to the Bankruptcy Court for resolution.

            (f) RESIGNATION, DEATH OR REMOVAL OF LIQUIDATING TRUSTEE. The Liquidating Trustee may resign at any time upon thirty (30) days' written notice, in accordance with the notice provisions of this Plan, to the Court, counsel to the Liquidating Trust and the PEDC (if appointed). Such resignation may become effective prior to the expiration of such thirty
(30) day notice period upon the appointment of a permanent or interim successor Liquidating Trustee. The Liquidating Trustee may be removed by the Bankruptcy Court upon application for good cause shown, which application may be brought only by the PEDC or, if the PEDC is not appointed, any party in interest. In the event that the Liquidating Trustee position becomes vacant, the PEDC (if appointed) shall appoint a successor Liquidating Trustee; provided, however, that if the PEDC has not been appointed or if the PEDC fails to appoint a successor Liquidating Trustee within thirty (30) days after the occurrence of such vacancy, the Liquidating Trustee vacancy shall be filled by the Bankruptcy Court based upon recommendations submitted from beneficiaries of the Liquidating Trust. Upon his, her or its appointment pursuant to this Plan, the successor Liquidating Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his, her or its predecessor.

            (g) COMPENSATION OF LIQUIDATING TRUSTEE. In addition to reimbursement of the reasonable, actual and necessary out-of-pocket expenses incurred, the Liquidating Trustee, and any employees or professionals engaged or retained by the Liquidating Trustee, shall be entitled to reasonable compensation for services rendered. The Liquidating Trust Agreement shall set forth the amounts of reasonable compensation that shall be paid to the Liquidating Trustee.

            (h) TRUSTEE STANDARD OF CARE; EXCULPATION. Neither the Liquidating Trustee, nor any director, officer, affiliate, employee, employer, professional, agent or representative of the Liquidating Trustee shall be personably liable in connection with affairs of the Liquidating Trust to any Claimholder or beneficiary of the Liquidating Trust, or the Liquidating Trust, or any other person, except for such of the Liquidating Trustee's acts or omissions as shall constitute willful misconduct or gross negligence. Persons dealing with the Liquidating Trustee, or seeking to assert claims against the Debtors or the Liquidating Trust, shall look only to the Liquidating Trust Assets to satisfy any liability incurred by the Liquidating Trustee to such persons in carrying out the terms of the Liquidating Trust Agreement and shall have no recourse whatsoever to Reorganized USN Communications, the Buyer or the Wireless Companies.

            (i) INDEMNIFICATION. Except as otherwise set forth in this Plan, the Liquidating Trustee and any Person employed or retained by the Liquidating Trustee shall be defended, held harmless and indemnified from time to time by the Liquidating Trust against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party's execution in good faith of its, his or her duties pursuant to the discretion, power and authority conferred on such Person by the Liquidating Trust Agreement, the Plan or the Confirmation Order; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the Liquidating Trustee, nor any Person employed or retained by the Liquidating Trustee for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of this Plan. Satisfaction of any obligation of the Liquidating Trust arising pursuant to the terms of this Section shall be payable only from the Liquidating Trust Assets and such right to payment shall be prior and superior to any other rights to receive a Distribution of the Liquidating Trust Assets.

            (j) TRANSFER OF BOOKS AND RECORDS; PRESERVATION OF PRIVILEGES AND IMMUNITIES.

                (i) Subject to the rights, if any, of the Buyer under the Purchase Agreement or an Alternative Buyer under an Alternative Purchase Agreement, on the Effective Date or as soon thereafter as is reasonably practicable, all books and records of the Debtors, including, without limitation, all books and records relating to the administration of the Liquidating Trust, all Claims against the Debtors and the Liquidating Trust and all Litigation Claims, shall be transferred deemed assigned to the Liquidating Trust; provided, however, that the Purchase Agreement or Alternative Purchase Agreement, as the case may be, shall not be construed to deny the Liquidating Trustee such access to the books and records transferred to the Buyer or Alternative Buyer, as the case may be, as is reasonably necessary to the administration of the Liquidating Trust and the resolution of all Claims and Litigation Claims. The Debtors, their Affiliates and agents shall take all steps, and execute all documents, necessary to cause the transfer of all of the books and records of the Debtors in accordance with this Plan.

                (ii) Subject to the rights, if any, of the Buyer under the Purchase Agreement or an Alternative Buyer under an Alternative Purchase Agreement, in connection with any rights and causes of action transferred to the Liquidating Trust, any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Liquidating Trustee and its, his or her representatives, and the Debtors, Reorganized USN Communications and the Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges. After the Effective Date, no Person other than the Liquidating Trustee shall have the right to assert or waive any privilege of the Debtors or to make any admission or statement against interest respecting the Debtors.

                (iii) Subject to the rights, if any, of the Buyer under the Purchase Agreement or an Alternative Buyer under an Alternative Purchase Agreement, the Liquidating Trust shall succeed to all rights of the Debtors respecting access to and preservation of books and records transferred to CoreComm pursuant to the CoreComm Agreement, including without limitation all of the Debtors' rights under section 6.2 of the CoreComm Agreement.

            (k) DUTIES AND POWERS OF THE LIQUIDATING TRUSTEE. The duties and powers of the Liquidating Trustee shall include the following, but in all cases shall be consistent with the terms of the Plan and the Confirmation Order:

                (i) To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders.

                (ii) To open and maintain bank accounts on behalf of or in the name of the Liquidating Trust, calculate and make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Liquidating Trust.

                (iii) To receive, conserve and manage the Liquidating Trust Assets.

                (iv) To hold legal title to any and all Liquidating Trust
Assets.

                (v) Subject to the applicable provisions of the Plan, to collect and liquidate all Assets of the Estates pursuant to the Plan.

                (vi) To object to Claims and supervise and administer the resolution, settlement and payment of such Claims and the Distribution to the beneficiaries in accordance with this Liquidating Trust Agreement and the Plan. Specifically, the Liquidating Trustee may compromise or settle any Claim (Disputed or otherwise), free of any restrictions other than those restrictions expressly imposed by the Plan, the Confirmation Order or this Liquidating Trust Agreement.

                (vii) Exercise such rights of setoff as the Debtors or the Estates may have had against any beneficiary and/or seek Court approval of such exercise.

                (viii) Voluntarily engage in arbitration or mediation with regard to any dispute.

                (ix) To make decisions regarding the retention or engagement of professionals, employees and consultants by the Liquidating Trust and to pay, from the Liquidating Trust Administrative Reserve, the fees and charges incurred by the Liquidating Trust on or after the Effective Date for fees of professionals, disbursements, expenses or related support services relating to the implementation of the Plan without application to the Bankruptcy Court.

                (x) To (i) seek a determination of tax liability under
section 505 of the Bankruptcy Code, (ii) file, if necessary, any and all tax and all tax and information returns required with respect to the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treas. Reg. 1.671-4(a) or otherwise, (iii) make tax elections by and on behalf of the Liquidating Trust and (iv) pay taxes, if any, payable by the Liquidating Trust.

                (xi) To establish, fund and administer the Administrative/Priority Claims Reserve, the Fee Claims Reserve, the Liquidating Trust Administrative Reserve, the Hatten Claims Recoveries Reserve, the Convenience Class Reserve, the Disputed Claims Reserve the Distribution Reserve and other reserves required to be established, funded or administered under the Plan, the Confirmation Order and the Liquidating Trust Agreement, all in accordance with and pursuant to the Plan, the Confirmation Order and this Liquidating Trust Agreement.

                (xii) To pay all lawful, expenses, debts, charges and liabilities of the Liquidating Trust.

                (xiii) To take all other actions consistent with the provisions of the Plan which the Liquidating Trustee deems reasonably necessary or desirable to administer the Plan.

                (xiv) To make all Distributions to holders of Allowed Claims provided for or contemplated by the Plan.

                (xv) To withhold from the amount distributable to any Person such amount as may be sufficient to pay any tax or other charge which the Trustee has determined, in its sole discretion, may be required to be withheld therefrom under the income tax laws of the United States or of any state or political subdivision thereof. In the exercise of his, her or its discretion and judgment, the Trustee may enter into agreements with taxing or other governmental authorities for the payment of such amounts as may be withheld in accordance with the provisions of this section.

                (xvi) To invest Cash as deemed appropriate by the Liquidating Trustee in Cash Equivalents; provided, however, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a "liquidating trust", within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

                (xvii)To hold title to any investment in its name as Liquidating Trustee or in a nominee name.

                (xviii) To collect any accounts receivable or other claims of the Debtors or the Estates not otherwise disposed of pursuant to the Plan.

                (xix) To enter into any agreement or execute any document required by or consistent with the Plan and perform all obligations thereunder.

                (xx) To abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any assets if it concludes that they are of no benefit to the Liquidating Trust.

                (xxi) If any of the Liquidating Trust Assets are situated in any state or other jurisdiction in which the Liquidating Trustee is not qualified to act as trustee, to nominate and appoint a Person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee that security as designated by the Liquidating Trustee; confer upon such trustee all the rights, powers, privileges and duties of Liquidating Trustee, subject to the conditions and limitations of this Liquidating Trust, except as modified or limited by the Liquidating Trustee and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary); require such trustee to be answerable to the Liquidating Trustee for all monies, assets and other property that may be received in connection with the administration of all property; and remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the other Liquidating Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date and time of removal.

                (xxii) To have exclusive power to prosecute and/or settle all Litigation Claims (including, without limitation, all Avoidance Claims, Hatten Transaction Claims and Hatten Fiduciary Claims) and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and voluntarily participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Liquidating Trust, and pursue to settlement or Final Order such actions.

                (xxiii) To hold any unclaimed Distributions or payment to a beneficiary in accordance with this Liquidating Trust Agreement, the Confirmation Order and the Plan.

                (xxiv) To purchase or create and carry all insurance policies and pay all insurance premiums and costs it deems necessary or advisable.

                (xxv) To implement and/or enforce all provisions of the Plan.

                (xxvi) If the Sale Transaction (or Alternative Sale Transaction, as the case may be) is not consummated on or before the Effective Date, to consummate the Sale Transaction (or Alternative Sale Transaction, as the case may be), in accordance with the Plan, the Confirmation Order and the Purchase Agreement (or an Alternative Purchase Agreement, as the case may be).

                (xxvii) To collect and liquidate all Liquidating Trust Assets pursuant to the Plan, the confirmation Order and this Liquidating Trust Agreement and close the Reorganization Cases.

            (a) TERMINATION OF LIQUIDATING TRUST. The Liquidating Trust will terminate no later than the seventh (7th) anniversary of the Effective Date; provided, however, that, on or prior to the date that is three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest (including the PEDC, if appointed, or the Liquidating Trustee), may extend the term of the Liquidating Trust if it is necessary to the Liquidating and orderly distribution of the Liquidating Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained provided that the Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years unless the Liquidating Trustee receives a favorable ruling from the United States Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

            9.1  THE ADMINISTRATIVE/PRIORITY CLAIMS RESERVE.

                 (a) On the Effective Date, the Liquidating Truseet shall deposit funds into the Administrative/Priority Claims Reserve in an amount sufficient to pay such Administrative Claims, Priority Claims and Priority Tax Claims. The initial amount funded to the Administrative/Priority Claims Reserve shall be an amount to be determined by the Debtors, in consultation with the Creditors' Committee, as necessary to pay the amounts of (a) all timely Filed Administrative Claims, Priority Claims and Priority Tax Claims that are not Disputed Claims and (b) all Disputed Claims in such Classes and categories that may become Allowed Claims. Furthermore, to the extent the Liquidating Trustee determines that funding of the Administrative/Priority Claims Reserve is insufficient, the net proceeds of the continuing liquidation of the Debtors' Assets shall, to the extent necessary for such purposes, be allocated to the Administrative/Priority Claims Reserve.

                  (b) The Liquidating Trustee shall disburse funds from the Administrative/Priority Claims Reserve to pay the Administrative Claims, the Priority Claims, and the Priority Tax Claims. Once all Administrative Claims, Priority Claims and Priority Tax Claims have been either paid in full or Disallowed, any remaining funds shall be deposited in the Distribution Reserve.

            9.2   FEE CLAIMS RESERVE.

                  (a) On the Effective Date, the Liquidating Trustee shall establish the Fee Claims Reserve for the payment of Fee Claims Allowed by Final Order of the Bankruptcy Court. The Fee Claims Reserve shall be established in an amount to be determined by the Debtors, in consultation with the Creditors' Committee, representing the aggregate of (x) accrued holdbacks relating to Fee Claims approved by the Bankruptcy Court prior to the Confirmation Date or accrued in accordance with the Fee Order, and (y) the Debtors' estimate of the reasonable Fee Claims accrued or likely to accrue through the Effective Date but not yet approved or disapproved by the Bankruptcy Court or paid pursuant to the Fee Order, less the amount of any retainers held by, for or on behalf of such Professionals.

                  (b) Any remaining unapplied retainers held by, for or on behalf of such Professionals following payment in full of their Allowed Claims shall be deposited in the Distribution Reserve.

                  (c) After all Fee Claims have been Allowed or Disallowed pursuant to Final Orders and after all Allowed Fee Claims have been paid, the remaining or excess funds, as applicable, in the Fee Claims Reserve shall be deposited in the Distribution Reserve.

            9.3 LIQUIDATING TRUST ADMINISTRATIVE RESERVE. On the Effective Date, the Liquidating Trustee shall establish the Liquidating Trust Administrative Reserve and deposit funds into the Liquidating Trust Administrative Reserve in an amount to be determined by the Debtors, in consultation with the Committee, as reasonably sufficient to pay the Liquidating Trust Administrative Expenses. Furthermore, to the extent the Liquidating Trustee determines that funding of the Liquidating Trust Administrative Reserve is insufficient, the net proceeds of the continuing liquidation of the Debtors' Assets shall, to the extent necessary for such purposes, be allocated to the Liquidating Trust Administrative Reserve. After all costs and expenses associated with the Liquidating Trust have been paid, and/or upon the reasonable determination of the Liquidating Trustee that the funds in the Liquidating Trust Administrative Reserve exceed the amounts necessary to pay the expenses of for which such fund is established, the remaining or excess funds, as applicable, in the Liquidating Trust Administrative Reserve shall be deposited in the Distribution Reserve.

            9.4 THE HATTEN TRANSACTION CLAIMS RECOVERIES RESERVE. The Hatten Transaction Claims Recoveries Reserve shall be established on the Effective Date and all proceeds received by the Liquidating Trust through the prosecution and/or compromise of the Hatten Transaction Claims shall be deposited into the Hatten Transaction Claims Recoveries Reserve. All fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims shall be paid from the Liquidating Trust Administrative Reserve. No Distribution from the Hatten Transaction Claims Recoveries Reserve contemplated by the Adversary Proceeding Settlement shall be made unless and until all fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims shall have been paid, including, without limitation, the reimbursement of any amounts drawn from the Liquidating Trust Administrative Reserve to pay fees and expenses associated with the prosecution and/or compromise of the Hatten Transaction Claims. Any proceeds remaining in the Hatten Transaction Claims Recoveries Reserve after all Distributions contemplated by the Adversary Proceeding Settlement have been made shall be transferred to the Distribution Reserve.

            9.5 THE CONVENIENCE CLASS RESERVE. On or as soon as reasonably practicable after the Effective Date, the Liquidating Trust shall deposit $100,000 in Cash in the Convenience Class Reserve for the purpose of making Distributions to the holders of Allowed Convenience Claims. After all Distributions authorized by this Plan shall have been made to holders of Allowed Convenience Claims, any funds remaining in the Convenience Class Reserve shall be transferred to the Distribution Reserve.

            9.6 THE DISTRIBUTION RESERVE. On or after the Effective Date, except as otherwise provided in Section 9.15 of this Plan, all Liquidating Trust Assets remaining after the Administrative/Priority Claims Reserve, the Fee Claims Reserve and the Liquidating Trust Administrative Reserve have been funded shall be deposited into a Distribution Reserve. Except as otherwise expressly provided in this Article 9 of the Plan all proceeds received, recovered or earned by the Liquidating Trust shall be deposited into the Distribution Reserve for the purpose of making Distributions on account of Allowed Convenience Claims and Allowed Unsecured Claims required under this Plan.


                                 ARTICLE X

           PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

            10.1 OBJECTION DEADLINE. As soon as practicable, but in no event later than one hundred eighty (180) days after the Effective Date (subject to extension by the Bankruptcy Court upon motion of the Liquidating Trustee without notice or hearing), objections to Claims shall be Filed with the Bankruptcy Court and served upon holders of each of the Claims to which objections are made.

            10.2 PROSECUTION OF DISPUTED CLAIMS. The Liquidating Trustee shall have the exclusive right to object to the allowance, classification or amount of any Claim Filed in any of the Reorganization Cases. The Liquidating Trustee is authorized and empowered, but not required, to resolve consensually any disputes regarding the allowance, classification or amount of any Claim. All objections that are Filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 10.4 of this Plan.

            10.3 DISPUTED CLAIM RESERVE. In determining the amount of Distributions to be made under the Plan to holders of Allowed Claims, the appropriate Distribution required by the Plan shall be made according to estimates and subject to the provisions of the Plan. The Disputed Claim Reserve shall be established for each Disputed Claim. The Liquidating Trustee shall fund the Disputed Claim Reserve from the Liquidating Trust Assets in an amount that reasonably approximates the Ratable Distribution that would otherwise be made to such Claimholder assuming such Claim were to be Allowed in the amount set forth on the Claimholder's proof of Claim or as estimated pursuant to agreement with the Claimholder or order of the Bankruptcy Court.

            10.4 CLAIMS SETTLEMENT GUIDELINES. Notwithstanding any requirement that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date all Claims and all claims that any of the Debtors have asserted against other parties may be compromised and settled according to the following procedures:

                  (a) Subject to subsection (b) this Section 10.4, the following settlements or compromises do not require the review or approval of the Bankruptcy Court or any other party in interest:

                        (i) The settlement or compromise of a Claim pursuant to which such Claim is Allowed in an amount of $20,000 or less; and

                        (ii) The settlement or compromise of a Claim where the difference between the amount of the Claim listed on the Schedules and the amount of the Claim proposed to be Allowed under the settlement or compromise is $20,000 or less; and

                  (b) The following settlements or compromises shall be submitted to the Bankruptcy Court for approval and, if the PEDC has been appointed, notice such proposed settlement or compromise shall be served upon counsel for the PEDC (or the members of the PEDC if the PEDC has not retained counsel):

                        (i) Any settlement or compromise not described in subsection (a) of this Section 10.4; and

                        (ii) Any settlement or compromise of a Claim or a claim asserted by the Debtors or the Liquidating Trust involving an "insider" as defined in Section 101(31) of the Bankruptcy Code.

            10.5 ESTIMATION OF CLAIMS. The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Creditors' Committee or Liquidating Trustee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.


                                ARTICLE XI.

                               DISTRIBUTIONS

            11.1 NO DISTRIBUTION PENDING ALLOWANCE. Notwithstanding any other provision of the Plan, no payment or Distribution shall be made with respect to any Claim to the extent it is Disputed unless and until such Disputed Claim becomes an Allowed Claim.

            11.2 DISTRIBUTIONS AFTER ALLOWANCE. Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions of the Plan governing the Class of Claims to which such Claimholder belongs.

            11.3 THIRD PARTY AGREEMENTS; SUBORDINATION. The Distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights, or otherwise. All of such rights and any agreements relating thereto, including, without express or implied limitation, subordination rights arising out of contractual subordination provisions between and among the Senior Notes and Senior Notes Indentures, on the one hand, and the Junior Notes and the Junior Notes Indentures, on the other hand, shall remain in full force and effect. Distributions made by the Liquidating Trustee shall not be inconsistent with such contractual subordination provisions and may be modified only by a Final Order directing that Distributions be made other than as provided in the Plan and Confirmation Order; provided, however, that neither the Liquidating Trust nor the Liquidating Trustee (or any of its agents, representatives, professionals or employees) shall be liable to any Person on account of Distributions made in good faith which are ultimately determined to be inconsistent with inter-creditor contractual subordination agreements or rights.

            11.4 NO RECOURSE TO LIQUIDATING TRUST, LIQUIDATING TRUSTEE OR REORGANIZED USN COMMUNICATIONS. Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no Claim holder shall have recourse to the Debtors, the Liquidating Trust, the Liquidating Trustee, Reorganized USN Communications or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under Section 502(j) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

            11.5 NON-CASH PROPERTY. Any non-Cash property of the Estates may be sold, transferred or abandoned by the Liquidating Trust. Notice of such sale, transfer or abandonment shall be provided to the holders, if any, of Secured Claims holding liens on such Assets. If, in the Liquidating Trustee's judgment, such property cannot be sold in a commercially reasonable manner, the Liquidating Trustee shall have the right to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Liquidating Trustee. Except in the case of willful misconduct, no party in interest shall have a cause of action against any Debtor, any director, officer, employee, consultant or professional of any Debtor, the Liquidating Trust, the Liquidating Trustee or any director, officer, employee, consultant or professional of the Liquidating Trust or Liquidating Trustee arising from or related to: (a) the disposition of non-Cash property in accordance with this Section; or
(b) the investment of amounts by the Liquidating Trustee pursuant to
Section 9.11(k)(xvi) hereof.

            11.6  TRANSMITTAL OF DISTRIBUTIONS AND NOTICES.

            1. Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person at the address indicated on any notice of appearance Filed by that Person or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim, the address set forth in the relevant Schedule of Assets and Liabilities for that Person. Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

                   1. A holder of a Claim or Equity Interest may designate a different address for notices and Distributions by notifying the Liquidating Trustee, or with respect to a holder of a Notes Claim, the appropriate indenture trustee for the indenture under which such Note Claim arose, of that address in writing. Any change of address of a party entitled to receive Distributions hereunder must be provided to the Liquidating Trustee by registered mail in order to be effective. Such notification shall be effective upon receipt.

             2.   DISTRIBUTIONS TO HOLDERS OF NOTES CLAIMS

                  (a)   INDENTURE TRUSTEES AS CLAIMHOLDERS.

                        (i) The 14% Senior Notes Indenture Trustee shall be deemed to be the sole holder of all Allowed 14% Senior Notes Claims and any Distributions provided for in the Plan or the Liquidating Trust Agreement on account of Allowed 14% Senior Notes Claims shall only be made to the 14% Senior Notes Indenture Trustee.

                        (ii) The 14 5/8% Senior Notes Indenture Trustee shall be deemed to be the sole holder of all Allowed 14 5/8% Senior Notes Claims and any Distributions provided for in the Plan or the Liquidating Trust Agreement on account of Allowed 14 5/8% Senior Notes Claims shall only be made to the 14 5/8% Senior Notes Indenture Trustee.

                        (iii) The Convertible Notes Indenture Trustee shall be deemed to be the sole holder of all Allowed Convertible Notes Claims.

                        (iv) The Consent Convertible Notes Indenture
Trustee shall be deemed to be the sole holder of all Allowed Consent Convertible Notes Claims.

                  (b) OBLIGATION OF INDENTURE TRUSTEES TO TRANSMIT DISTRIBUTIONS RECEIVED.

                        (i) The 14% Senior Notes Indenture Trustee shall distribute, in accordance with 14% Senior Notes Indenture, all Distributions, if any, received to the record holders of the 14% Senior Notes as soon after the 14% Senior Notes Indenture Trustee's receipt of such Distributions as is reasonably practicable, without prejudice to the 14% Senior Notes Indenture Trustee's rights under the 14% Senior Notes Indenture to reimbursement or payment of fees, expenses and other charges.

                        (ii) The 14 5/8% Senior Notes Indenture Trustee shall distribute, in accordance with 14 5/8% Senior Notes Indenture, all Distributions, if any, received to the record holders of the 14 5/8% Senior Notes as soon after the 14 5/8% Senior Notes Indenture Trustee's receipt of such Distributions as is reasonably practicable, without prejudice to the 14 5/8% Senior Notes Indenture Trustee's rights under the 14 5/8% Senior
Notes Indenture to reimbursement or payment of fees, expenses and other charges.

             3. DISPUTED PAYMENT. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidating Trustee may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Bankruptcy Court order or by written agreement among the interested parties to such dispute.

             4. UNCLAIMED PROPERTY. If any Distribution remains unclaimed for a period of six months after it has been delivered (or attempted to be delivered) in accordance with the Plan to the holder entitled thereto, such Unclaimed Property shall be forfeited by such holder, whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably vest in the Liquidating Trust, the holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such property shall be retained by the Liquidating Trust and allocated pursuant to the Liquidating Trust Agreement.

             5. WITHHOLDING TAXES AND EXPENSES OF DISTRIBUTION. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes. In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

             6. METHOD OF CASH DISTRIBUTIONS. Any Cash payment to be made by the Liquidating Trust pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trust, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

             7. FRACTIONAL CENTS. When any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of $0.50 or less and rounding up in the case of more than $0.50)

             8. DISTRIBUTIONS ON NON-BUSINESS DAYS. Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

             9. NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed amount of such Claim. Except as otherwise expressly provided herein, no Claim shall be Allowed to the extent that it is for postpetition interest.

             10. DE-MINIMIS DISTRIBUTIONS. No Distributions of less than twenty-five dollars ($25.00) shall be made from the Liquidating Trust to the holder of any Claim unless a request therefore is made in writing to the Liquidating Trustee.


                                ARTICLE XII.

                          EFFECTS OF CONFIRMATION

            12.1 DISCHARGE. Pursuant to Sections 524 and 1141(d) of the Bankruptcy Code, except as expressly provided in this Plan and the Confirmation Order, the Distributions and other rights or treatment of Claims and Equity Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of, all Claims and termination of all Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors, or any of their Estates, Assets, properties or interests in property, regardless of whether any property shall have been distributed or retained pursuant to the Plan or on account of such Claim or Equity Interest. Except as otherwise expressly provided in the Plan or the Confirmation Order, entry of the Confirmation Order acts as a discharge effective as of the Effective Date of any and all Claims against and Equity Interests in Debtors or any of their assets that arose at any time prior to the entry of the Confirmation Order. Reorganized USN Communications shall not be responsible for any obligations of the Debtors except those expressly assumed by Reorganized USN Communications. The discharge shall be effective as to each Claim and Equity Interest except as otherwise expressly provided in the Confirmation Order, regardless of whether:

                        (a) a proof of Claim based on such debt or liability is Filed or deemed Filed under Section 501 of the Bankruptcy Code;

                        (b) a Claim based on such Claim, Equity Interest, debt or liability is Allowed; or

                        (c) the holder of a Claim based on such Claim, Equity Interest, debt or liability has accepted the Plan.

            12.11 TERM OF BANKRUPTCY INJUNCTION OR STAYS. Except as expressly provided in this Plan or the Confirmation Order, all injunctions or stays provided for in the Reorganization Cases under Section 105 or 362 of the Bankruptcy Code, or otherwise, and is in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

            12.12 WAIVER OF CLAIMS. As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in this Plan or the Confirmation Order, all Persons who, directly or indirectly, have held, hold or may hold Claims against or Equity Interests in the Debtors shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with the Debtors, Reorganized USN Communications and with each of the Released Parties to waive, release and not to (a) sue, or otherwise seek any recovery from the Debtors, Reorganized USN Communications or any Released Party, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken from the beginning of time through the Effective Date arising out of the business or affairs of the Debtors, or (b) assert any Claim, obligation, right, cause of action and liability which any such holder of a Claim against or Equity Interest in any Debtor has or may assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions or the occurrence taking place from the beginning of time through the Effective Date in any way relating to the Debtors, the Reorganization Cases, or the Plan.

            12.13 DEBTORS' RELEASES. Except as expressly provided in the Confirmation Order and this Plan, each Debtor hereby waives, releases and discharges all Released Parties from any claim (as such term "claim" is defined in Section 101(5) of the Bankruptcy Code) arising from the beginning of time through the Effective Date related to such Released Party's acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty) as an agent, advisor, accountant, investment banker, consultant, attorney or other representative (including any current or former director, officer, employee, member or professional) of any Debtor or Affiliate thereof, in that capacity. Any such release shall additionally act as an injunction against any Claimholder or holder of an Equity Interest of any Debtor from commencing or continuing any action, employment of process or act to collect, offset or recover any claim that is so released.

            12.14 INJUNCTIONS. The Confirmation Order shall provide, among other things, that all Persons who have held, hold or may hold Claims against or Equity Interests in any of the Debtors are, with respect to any such Claims or Equity Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) asserting, commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications, the Buyer, the Wireless Companies or any of their Affiliates or property; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications or any of their Affiliates or property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Encumbrance of any kind against any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications, the Buyer, the Wireless Companies or any of their Affiliates or property; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any of the Debtors, the Liquidating Trust, any of the Released Parties, Reorganized USN Communications, the Buyer, the Wireless Companies or any of their affiliates or property; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

            12.15 EXCULPATION. Except as otherwise expressly provided in this Plan or the Confirmation Order, the Debtors, the Released Parties, the Creditors' Committee and members thereof (solely with respect to each member of the Creditors' Committee's conduct in furtherance of its, his or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), the PEDC (if appointed, and then solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors), the Liquidating Trustee, Reorganized USN Communications, the Buyer and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action or liability to one another or to any Claimholder or holder of any Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtors' Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            Notwithstanding any other provision of this Plan, no Claimholder or holder of an Equity Interest, or other party in interest, none of the their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing shall have any right of action against the Debtors, any of the Released Parties, the Creditors' Committee and members thereof (solely with respect to each member of the Creditors' Committee's conduct in furtherance of its, his or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), the PEDC (if appointed, and then solely with respect to each member of the PEDC's conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors), the Liquidating Trustee, Reorganized USN Communications, the Buyer and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents and any of such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

            12.16 PRESERVATION OF CERTAIN CLAIMS. Nothing in this Article 12 of the Plan shall discharge, release, limit or impair the rights of the Debtors or Liquidating Trust in respect of: (a) any Hatten Fiduciary Claim against any current or former officer or director; provided, however, no current or former officer or director shall have liability in excess of the Available D&O Insurance Proceeds to any Person (including, without limitation, the Debtors, the Estates and/or the Liquidating Trust) arising out of or related to any Hatten Fiduciary Claim; and (b) any claim, cause of action, right, title and interest of the Debtors or the Liquidating Trust arising under or related to the Purchase Agreement (or an Alternative Purchase Agreement, as the case may be), including, without limitation, the right to receive the Purchase Consideration (or the Alternative Purchase Consideration, as the case may be).

            12.17 SETOFFS. In the event the Debtors or the Liquidating Trust have a claim of any nature whatsoever against a Claimholder, the Debtors or the Liquidating Trust may, but are not required to, set off against such Claim (and any Distributions or other rights to receive property arising out of such Claim under this Plan) the Debtors' or the Liquidating Trust's claim against such Claimholder, unless any such claim is or will be released under the Plan, subject to the provisions of Section 553 of the Bankruptcy Code. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Liquidating Trust of any claims that the Debtor or the Liquidating Trust have against a Claimholder.

            12.18 RETENTION AND ENFORCEMENT OF CLAIMS AND EQUITY INTERESTS. Upon the occurrence of the Effective Date, pursuant to Section 1123(b)(3) of the Bankruptcy Code, except as provided herein, the Liquidating Trust will have the exclusive right to enforce any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to Sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code.

            12.19 PRESERVATION OF INSURANCE. The provisions of this Plan shall not diminish or impair the enforceability of any Insurance Policies, including, without limitation, the D&O Insurance, that may cover Claims against the Debtors or any other Person.


                               ARTICLE XIII.

                         SUBSTANTIVE CONSOLIDATION

            13.1 SUBSTANTIVE CONSOLIDATION. The Plan contemplates and is predicated upon entry of the Substantive Consolidation Order, which shall effect the substantive consolidation of the Reorganization Cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and among the Debtors shall be eliminated; (ii) all Assets and liabilities of the Debtors shall be merged or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (vi) any Claims Filed or to be Filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vii) each and every Claim Filed in the individual Reorganization Case of any of the Debtors shall be deemed Filed against the consolidated Debtors in the consolidated Reorganization Cases and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan.

            13.2 ORDER GRANTING SUBSTANTIVE CONSOLIDATION. Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating the Reorganization Cases. Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed by the Bankruptcy Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.


                                ARTICLE XIV.

                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            14.1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  (a) On the Effective Date, all executory contracts and unexpired leases of the Estates shall be rejected by the Debtors pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code, except:
(i) any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign Filed pursuant to Section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be rejected as if rejected hereunder as of the Effective Date; (ii) executory contracts and unexpired leases listed in the Executory Contract Schedule to be served and Filed by the Debtors at least 10 days before the Confirmation Hearing which shall provide, as of the Effective Date, for the assumption, or assumption and assignment, of such executory contracts or unexpired leases; (iii) all executory contracts or unexpired leases assumed under this Plan or by order of the Bankruptcy Court entered before the Confirmation Date and not subsequently rejected pursuant to an order of the Bankruptcy Court; (iv) any executory contract or unexpired lease set forth in the Executory Contract Schedule that is or becomes the subject of a dispute over the amount or manner of cure pursuant to Section
14.3 hereof, if the Debtors or the Liquidating Trust, as the case may be, make or makes a motion to reject such contract or lease based upon the existence of such dispute at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an executory contract or lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under Section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination. Any executory contract or unexpired lease assumed by the Liquidating Trust pursuant to or in accordance with the provisions of this Section shall become property of the Liquidating Trust, and be subject to assignment by the Liquidating Trustee in accordance with Section 365 of the Bankruptcy Code within 180 days after the Effective Date, irrespective of any limitation or prohibition contained in such executory contract or unexpired lease. The Liquidating Trust shall have the right to amend the Executory Contract Schedule within 60 days after the Effective Date, and will provide notice of any amendments to the Executory Contract Schedule to the parties to the executory contracts or unexpired leases affected thereby. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under Sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.

                  (b) Listing a contract or lease in the Executory Contract Schedule shall not constitute an admission by the Debtors or the Liquidating Trust that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtors or the Liquidating Trust have any liability thereunder.

                  (c) Subject to subsection (a) of this Section 14.1 and
Section 14.3 below, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of executory contracts and unexpired leases the rejection of which is provided for in subsection (a) of Section 14.1 hereof pursuant to Section 365 and 1123 of the Bankruptcy Code and such rejection shall be deemed effective as of the Effective Date.

            14.2 BAR DATE FOR REJECTION DAMAGES. If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is an Allowed Claim, shall be classified as a Class 4 Unsecured Claim; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, the Liquidating Trustee, their successors or properties, unless a proof of such Claim is Filed and served on the Liquidating Trust within forty-five (45) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

            14.3 CURE/OBJECTIONS TO ARTICLE XIV. On the Effective Date, the leases and executory contracts listed on the Executory Contract Schedule shall be deemed assumed pursuant to Section 365 of the Bankruptcy Code subject to subsection (a) of Section 14.1 hereof. The Executory Contract Schedule shall list the unexpired leases and executory contracts to be assumed, and the cure amounts necessary for such assumption. If a party to an unexpired lease or executory contract disagrees with (a) the cure amount stated or opposes the assumption of that lease or contract on any ground, including the inability to provide adequate assurance of future performance or (b) any term or provision of Article XIV of the Plan, such party must File and serve an objection at least seven (7) days prior to the Confirmation Date. All such objections shall be determined at the Confirmation Hearing. THE FAILURE TIMELY TO FILE AND SERVE SUCH AN OBJECTION SHALL CONSTITUTE A WAIVER OF ANY OBJECTION TO SUCH ASSUMPTION OR THE CURE AMOUNT AND THE WAIVING PARTY, ITS SUCCESSORS AND ASSIGNS SHALL BE FOREVER BARRED FROM CONTESTING ASSUMPTION OR ASSERTING A CLAIM FOR ADDITIONAL AMOUNTS AGAINST THE DEBTORS OR THEIR ESTATES, SUCCESSORS OR ASSIGNS.

            At the election of the Liquidating Trust, any monetary defaults under an unexpired lease or executory contract to be assumed under this Plan shall be satisfied by the Liquidating Trust from the Liquidating Trust Administrative Reserve pursuant to Section 365(b)(1) of the Bankruptcy Code in one of the following ways: (a) by payment of the default amount in Cash on or as soon as practicable after the later to occur of (i) thirty (30) days after determination of the cure amount; (ii) the Effective Date or such other period as may be ordered by the Bankruptcy Court; or (b) on such other terms as may be agreed to by the parties to such unexpired leases or executory contracts. If a dispute occurs regarding the cure amount, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.

            Any contract or lease assumed pursuant hereto may be assigned by the Liquidating Trust within 180 days after the Effective Date, upon notice to any third party to such contract or lease, in accordance with
Section 365 of the Bankruptcy Code.


                                ARTICLE XV.

                            CONDITIONS PRECEDENT

            15.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Section 15.3 of this Plan:

                  (a) the Bankruptcy Court shall have approved by Final Order the Disclosure Statement with respect to this Plan in form and substance reasonably acceptable to the Debtors; and

                  (b) the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors.

            15.2 CONDITIONS TO THE EFFECTIVE DATE. This Plan may not be consummated, and the Effective Date shall not occur unless and until each of the following conditions shall have been either satisfied or waived pursuant to Section 15.3 of this Plan:

                  (a) the Confirmation Order shall have been entered by the Bankruptcy Court, shall be a Final Order and no request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending; and

                  (b) all necessary consents, authorizations and approvals shall have been given for the transfers of property and the payments provided for or contemplated by the Plan.

            15.3 WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION. The Debtors may waive any of the conditions set forth in Sections 15.1 and 15.2 of the Plan in Writing executed by each of them and without notice and a hearing. Additionally, the relevant Debtors' benefits under the "mootness doctrine" shall be unaffected by any provision hereof. The failure to satisfy any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act or inaction by any of the Debtors). If the Debtors fail to assert the non-satisfaction of any such conditions, such failure shall not be deemed a waiver of any other rights hereunder.


                                ARTICLE XVI.

                         ADMINISTRATIVE PROVISIONS

            16.1 RETENTION OF JURISDICTION. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                  (a) To determine the allowability, classification, or priority of Claims upon objection by the Debtors, the, the Liquidating Trust, PEDC or any other party in interest entitled to File an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

                  (b) To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Reorganization Cases on or before the Effective Date with respect to any Person;

                  (c) To protect the property of the Estates, including, without limitation, Litigation Claims (and further including, without limitation all Avoidance Claims, Hatten Transaction Claims and Hatten Fiduciary Claims), from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estates;

                  (d) To determine any and all applications for allowance of Fee Claims;

                  (e) To determine any Priority Tax Claims, Priority Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under Section 507(a) of the Bankruptcy Code;

                  (f) To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder or under the Liquidating Trust Agreement;

                  (g) To determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Section 14.1 of the Plan;

                  (h) To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Reorganization Cases, including any remands;

                  (i) To enter a Final Order closing the Reorganization
Cases;

                  (j) To modify the Plan under Section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

                  (k) To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

                  (l) To enable the Liquidating Trust to prosecute any and all proceedings to set aside liens or encumbrances and to recover any transfers, Assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

                  (m) To determine any tax liability pursuant to Section 505 of the Bankruptcy Code;

                  (n) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (o) To resolve any disputes concerning whether a Person had sufficient notice of the Reorganization Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

                  (p) To resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Reorganization Cases;

                  (q) To authorize sales of Assets as necessary or desirable and resolve objections, if any, to such sales;

                  (r) To hear and resolve Litigation Claims, including, without limitation, the Avoidance Claims, Hatten Transaction Claims and Hatten Fiduciary Claims;

                  (s) To resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

                  (t) To approve any Distributions, or objections thereto, under the Plan;

                  (u) To approve any Claims settlement entered into or offset exercised by the Liquidating Trust;

                  (v) To oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors; and

                  (w) To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or the Liquidating Trust Agreement, or as may be authorized under provisions of the Bankruptcy Code.

            16.2  AMENDMENTS TO PLAN.

                  (a) PRECONFIRMATION AMENDMENT. The Debtors may modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements.

                  (b) POSTCONFIRMATION AMENDMENT NOT REQUIRING
RESOLICITATION. After the entry of the Confirmation Order, the Debtors or Liquidating Trustee may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors or the Liquidating Trustee obtains approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any Class of Allowed Claims or Equity Interests under the Plan. Any waiver under Section 15.3 hereof shall not be considered to be a modification of the Plan.

                  (c) POSTCONFIRMATION/PRECONSUMMATION AMENDMENT REQUIRING RESOLICITATION. After the Confirmation Date and before substantial consummation of the Plan, the Debtors or the Liquidating Trustee may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Equity Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) Bankruptcy Court approval is obtained for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Equity Interests voting in each Class affected by such modification; and (iv) the Debtors and/or the Liquidating Trustee, as applicable, complies with Section 1125 of the Bankruptcy Code with respect to the Plan as modified.

            16.3 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

            16.4 GOVERNING LAW. Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

            16.5 CONTROVERSIES CONCERNING IMPAIRMENT. If a controversy arises as to whether any Claim or Equity Interest or any Class of Claims or Equity Interests are Impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy before the Confirmation Date.

            16.6 EXEMPTION FROM TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan by the Debtors or the Liquidating Trustee, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or instrument of transfer under, in furtherance of, or in connection with the Plan, including, without express or implied limitation, the transfers to the Buyer pursuant to the Purchase Agreement, the transfers to an Alternative Buyer under an Alternative Purchase Agreement or any transfers by the Liquidating Trust, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

            16.7 CORPORATE ACTION. The dissolution of the Debtors and any other matters provided for under the Plan involving the corporate or entity structure of any Debtor or corporate action, as the case may be, to be taken by or required of any Debtor shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of any of the Debtors or the Liquidating Trust, as the case may be.

            16.8 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each Debtor and the Liquidating Trust shall be authorized to execute, deliver, File, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan. On or before the Effective Date, the Debtors shall File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

            16.9 CONFIRMATION ORDER AND PLAN CONTROL. To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, the Liquidating Trust Agreement, any other agreement entered into between or among any Debtors, or any of them and any third party, the Plan controls the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of the Bankruptcy Court) control the Plan.

            16.10 NOTICES. All notices or requests in connection with the Plan shall be in writing and will be deemed to have been given when received by mail and addressed to:

                  (a)   if to the Debtors:

                        USN Communications, Inc.
                        10 South Riverside Plaza
                        Suite 1810
                        Chicago, Illinois 60606
                        Attn: J. Thomas Elliott

                  with copies to:

                        Morris, Nichols, Arsht and Tunnell
                        1201 Market Street
                        Wilmington, Delaware 19801
                        Attn: Robert J. Dehney, Esquire

                              -and-

                        Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                        Chicago, Illinois 60606
                        Attn: John Wm. Butler, Jr., Esquire

                  (b) If to the Creditors' Committee, the PEDC, if appointed, or the Liquidating Trustee:

                        [Liquidating Trustee]
                        [Address 1]
                        [Address 2]
                        [Address 3]

                  with a copy to:

                        Foley & Lardner
                        One IBM Plaza, Suite 3300
                        330 North Wabash Avenue
                        Chicago, Illinois 60611-3608
                        Attn: Mark Prager, Esquire

                              -and-

                        Saul Ewing Remick & Saul LLP
                        222 Delaware Avenue, Suite 1200
                        P.O. Box 1266
                         Wilmington, Delaware 19899
                         Attn: Mark Minuti, Esquire

            16.11 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtors or the Liquidating Trust with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claim's classification.

Dated:December ___, 1999


                                 USN COMMUNICATIONS, INC.


                                 By: /s/ J. Thomas Elliott
                                    ---------------------------------------
                                    Name:  J. Thomas Elliott
                                    Title: Authorized Representative of
                                           USN Communications, Inc. and
                                           Each of the Debtors Herein

                                 On behalf of itself and the following
                                 Debtors:

                                 US NETWORK CORPORATION
                                 FONENET/OHIO, INC.
                                 USN COMMUNICATIONS LONG DISTANCE, INC.
                                 USN COMMUNICATIONS VIRGINIA, INC.
                                 USN COMMUNICATIONS MAINE, INC.
                                 QUEST UNITED, INC.
                                 USN COMMUNICATIONS ATLANTIC, INC.
                                 USN SOLUTIONS, INC.
                                 USN COMMUNICATIONS SOUTHWEST, INC.
                                 USN COMMUNICATIONS WEST, INC.
                                 USN COMMUNICATIONS MIDWEST, INC.
                                 USN COMMUNICATIONS NORTHEAST, INC.







                                EXHIBIT "A"

                                 (To Plan)







                                EXHIBIT "B"

                                 (To Plan)

                                 [TO COME]








                                EXHIBIT "C"

                                 (To Plan)

                                 [TO COME]







                                EXHIBIT "D"

                                 (To Plan)

                                 [TO COME]







                                EXHIBIT "E"

                                 (To Plan)

                                 [TO COME]